Table of Contents

Filed Pursuant to Rule 252(f)(2)(ii)

File No. 024-12073

POST QUALIFICATION AMENDMENT NO. 1
DATED SEPTEMBER 26, 2024

TO THE OFFERING CIRCULAR DATED JULY 25, 2024

AS QUALIFIED JULY 18, 2024

MCI INCOME FUND VII, LLC
2101 Cedar Springs Road, Suite 700
Dallas, Texas 75201
(888) 418-3730

7.00-9.00% Senior Secured Bonds (Class A Bonds)
7.50-9.50% Senior Secured Bonds (Class B Bonds)

$44,000,000 of Class A Bonds (44,000 Class A Bonds)

$11,000,000 of Class B Bonds (11,000 Class B Bonds)

($55,000,000 Aggregate Maximum Offering Amount (55,000 Bonds))

$10,000 Minimum Purchase Amount (10 Bonds)

MCI Income Fund VII, LLC, a Delaware limited liability company, or the Company, is offering a maximum of $55,000,000 in the aggregate of Bonds as described herein. This offering consists of up to $44,000,000 of 7.00-9.00% senior secured bonds Class A Bonds (“Class A Bonds”), and up to $11,000,000 of 7.50-9.50% senior secured bonds (“Class B Bonds”), collectively referred to as the “Bonds,” pursuant to this offering circular. The purchase price per Bond is $1,000, with a minimum purchase amount of $10,000, or the “minimum purchase;” however, the Company, in the Manager’s sole discretion, reserves the right to accept smaller purchase amounts. The Class A Bonds and Class B Bonds will be offered serially, over a maximum period of two years (subject to extension), starting from the date of qualification of the offering statement of which this offering circular is a part. See “Plan of Distribution” for more information.

Each series of Bonds beginning with Series A-1 for Class A Bonds and Series B-1 for Class B Bonds will correspond to a particular closing for the applicable class of Bonds every 12 months. The Class A Bonds will bear interest at a rate equal to (i) 9.00% per year until the last day of the month that is 12 full months following the issuance date of the applicable series; and (ii) for each quarterly period after the initial 12-month period of the issuance of the applicable series, 3.00% plus the interest rate publicly quoted by the Wall Street Journal from time to time as representative of the prime commercial interest rate, determined quarterly as of a date fifteen (15) calendar days prior to the beginning of the applicable quarter for which monthly interest payments are to be made (the “Floating Rate”); provided, however, that the interest rate determined for a given quarter shall not be less than 7.00%, nor exceed 9.00%. The Class B Bonds will bear interest at a rate equal to (i) 9.50% per year until the last day of the month that is 12 full months following the issuance date of the applicable series; and (ii) for each quarterly period after the initial 12-month period of the issuance of the applicable series, the Floating Rate; provided, however, that the interest rate determined for a given quarter shall not be less than 7.50%, nor exceed 9.50%. Each series of Class A and Class B Bonds will initially mature on June 30th of the fourth year following the initial year of issuance of the applicable series of Bonds. Upon maturity, and subject to the terms and conditions described in this offering circular, the Bonds will be automatically renewed for at the same interest rate for two additional three-year terms, unless otherwise redeemed at our or your election pursuant to the terms of that certain Indenture by and among the Company and UMB Bank, N.A. (the “Indenture”).

The Bonds will be secured by a senior blanket lien on all of our assets, or the “collateral,” and will rank pari passu in right of payment with all our other senior secured indebtedness from time to time outstanding, senior in right of payment to our future indebtedness from time to time outstanding that is expressly subordinated to the Bonds, senior to all of our unsecured indebtedness to the extent of the value of the Bonds’ security interest in the collateral owned by us, and structurally junior to all the indebtedness of our subsidiaries.

The Bondholders will have the right to have their Bonds redeemed (i) during their term and (ii) in the case of a holder’s death or total permanent disability, each subject to notice, discounts and other provisions contained in this offering circular. See “Description of Bonds —Redemption Upon Death or Disability” and “Description of Bonds — Bondholder Redemption” for more information.

The Bonds will be offered to prospective investors on a best efforts basis by Primus Financial Services, LLC, or our “managing broker-dealer,” a Florida limited liability company and a member of the Financial Industry Regulatory Authority, or “FINRA.” “Best efforts” means that our managing broker-dealer is not obligated to purchase any specific number or dollar amount of Bonds, but it will use its best efforts to sell the Bonds. Our managing broker-dealer may engage additional broker-dealers, or “selling group members,” who are members of FINRA to assist in the sale of the Bonds. At each closing date, the proceeds for such closing will be disbursed to our Company and Bonds relating to such proceeds will be issued to their respective investors. We expect to commence the sale of the Bonds as of the date on which the offering statement is declared qualified by the United States Securities and Exchange Commission, or the “SEC” and terminate the offering on the earliest of: (i) the date we sell the Maximum Offering Amount; (ii) the second anniversary of the date of qualification of this offering statement of which this offering circular is a part; or (iii) such date upon which we determine to terminate the offering, in our sole discretion. Notwithstanding the previous sentence, our Manager has the right to extend this offering beyond the second anniversary of the date of qualification of this offering statement of which this offering circular is a part for up to one year.

	Price to Investors	Managing Broker-Dealer Fee, Commissions and Expense Reimbursements (1)(2)	Proceeds to Company	Proceeds to Other Persons
Per Class A Bond(3)	$1,000	$90	$910.00	$0
Per Class B Bond(3)	$1,000	$30	$970.00	$0
Maximum Offering Amount of Class A Bonds (3)(4)	$44,000,000	$3,960,000	$40,040,000	$0
Maximum Offering Amount of Class B Bonds (3)(5)	$11,000,000	$330,000	$10,670,000	$0

(1)	This includes (a) selling commissions of 6.00% of gross offering proceeds on the sale of Class A Bonds, (b) a managing broker-dealer fee of up to 0.5% of the gross proceeds of the offering, (c) a wholesaling fee of up to 1.50% of gross proceeds from the certain sales of the Bonds, and (d) a nonaccountable expense reimbursement of up to 1.00% of gross offering proceeds on the sale of the Bonds. The Class B Bonds will be sold solely to certain purchasers, including those purchasing through a registered investment advisor. See “Plan of Distribution —Eligibility to Purchase Class B Bonds.” We will not pay selling commissions on the sale of Class B Bonds; however, we will pay a managing broker-dealer fee and a wholesaling fee, and may pay nonaccountable expense reimbursements of up to 1.00% on such sales. See “Use of Proceeds” and “Plan of Distribution” for more information.

(2)	The table above does not include an organizational and offering fee, or O&O Fee, of 2.00% of offering proceeds ($1,100,000 at the maximum offering amount) payable to our Manager. Our Manager will be entitled to retain as compensation any amount by which the O&O Fee exceeds actual organization and offering expenses. To the extent organizational and offering expenses exceed 2.00% of the gross proceeds raised in the offering, our Manager will pay such amounts without reimbursement from us. In no event will the O&O Fee payable to our Manager exceed 2.00% of the offering proceeds.

(3)	All figures are rounded to the nearest dollar.

(4)	The table above shows amounts payable to our managing broker-dealer if we sell the maximum offering amount comprised solely of Class A Bonds.

(5)	The table above shows amounts payable to our managing broker-dealer if we sell the maximum offering amount comprised solely of Class B Bonds. We will pay our managing broker-dealer the same amount for sales of Class B Bonds.

Generally, no sale may be made to you in the offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

An investment in the Bonds is subject to certain risks and should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment. Currently, there is no market for the Bonds being offered, nor does our Company anticipate one developing. Prospective investors should carefully consider and review that risk as well as the RISK FACTORS beginning on page 9 of this offering circular. We are not an investment company and are not required to register under the Investment Company Act of 1940; therefore, investors will not receive the protections of such act.

THE SEC DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

FORM 1-A DISCLOSURE FORMAT IS BEING FOLLOWED.

EXPLANATORY NOTE

This Post-Qualification Amendment No. 1 is being filed pursuant to Rule 252(f)(2)(ii) to amend the Offering Statement of MCI Income Fund VII, LLC, dated July 25, 2024, and qualified on July 18, 2024, to add, update and/or replace information contained in the Offering Statement.

More particularly, the purpose of this Post-Qualification Amendment No. 1 is to provide for the following:

•	Reduce the maximum offering amount to $44,000,000 for Class A Bonds and $11,000,000 for Class B Bonds, for an aggregate maximum raise of $55,000,000.

•	Modify the Record Date for bondholders, as defined in the Indenture, to the 25th of each month pursuant to the First Amendment of Indenture.

•	Update the Form of Class A Bond to reduce the maximum offering amount and amend the Record Date definition consistent with the First Amendment of Indenture.

•	Update the Form of Class B Bond to reduce the maximum offering amount, amend the Record Date consistent with the First Amendment of Indenture, and correct a scrivener’s error.

•	Modify the date of closings for the Bonds to be the last business day of each month.

•	Increase the cap of quarterly redemptions of the Bonds during the Redemption Period or Renewed Redemption Period to 10% of the outstanding principal amount of the Bonds (or 5% of the outstanding principal amount of the Bonds, as the case may be) pursuant to the First Amendment of Indenture and specify how the outstanding principal amount of the Bonds would be calculated.

•	Clarify how the “first come, first served” basis for Bond redemptions would be determined if multiple requests are simultaneously received.

•	Remove the 1% annual limitation on redemptions outside of the Redemption Period or Renewed Redemption Period, pursuant to the First Amendment of Indenture.

•	Update the Sponsor’s track record.

•	Add unaudited, interim financial statements as required for this Post-Qualification Amendment No. 1 pursuant to Part F/S, sections (c)(1), (b)(3)(B) and (b)(5).

•	Update the Subscription Agreement.

•	Make non-material clarifications and modifications, update risk factors based on current market conditions, and correct scrivener’s errors throughout.

As of the date of this post-effective amendment, the Company has admitted one bondholder. Certain of the changes described above are subject to the bondholder’s approval.

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ABOUT THIS OFFERING CIRCULAR

The information in this offering circular may not contain all of the information that is important to you. You should read this entire offering circular and the exhibits carefully before deciding whether to invest in the Bonds. See “Where You Can Find Additional Information” in this offering circular.

Unless the context otherwise indicates, references in this prospectus supplement to the terms “company,” “we,” “us,” and “our,” refer to MCI Income Fund VII, LLC, a Delaware limited liability company; our “Manager” refers to Megatel Capital Investment, LLC, a Delaware limited liability company, our manager; and our “Sponsor” refers to our Manager.

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OFFERING CIRCULAR SUMMARY

This summary highlights information contained elsewhere in this offering circular. This summary does not contain all of the information that you should consider before deciding whether to invest in the Bonds. You should carefully read this entire offering circular, including the information under the heading “Risk Factors” and all information included in this offering circular.

Our Company. MCI Income Fund VII, LLC, a Delaware limited liability company, was formed on August 26, 2022 to provide secured financing exclusively to MCI Development 1, LLC, a Wyoming limited liability company (the “Developer”) for: (A) the acquisition of land and the development of single-family homes and condominiums, multi-family residential communities, and commercial or mixed-use facilities to be marketed for sale; and (B) the acquisition of single-family homes; existing multi-family properties and/or existing commercial properties for their redevelopment and sale. We will provide this financing through multiple loans (the “Loans”) to the Developer or its wholly-owned subsidiaries, each referred to as a “special purpose entity”, or “SPE”, formed to hold title to the subject real estate and project being financed. We anticipate that the real estate projects will be primarily located in Texas, although we may also provide financing to properties located anywhere in the continental United States. Each SPE of the Developer may also be referred to herein as “Borrower” or multiple SPE’s collectively as “Borrowers.”

Each Loan to an SPE of the Developer will be underwritten, secured, and documented in accordance with the Company’s Loan Policies and Procedures described herein. Each potential Loan to an SPE of Developer, if conforming to the lending criteria requirements of the Loan Policies and Procedures, will be approved by the Manager. See “Business Plan – Loan Policies and Procedures” for further information. We anticipate that the terms of the Loans, including the interest rates, will generally conform with the terms described herein. We will seek to set interest rates that reflect the market interest rates for loans of the same or similar type and purpose, but such rates are subject to change by the Manager at its sole discretion. We anticipate that Loans will be structured typically to mature on June 30th of the fourth year following the year the respective note memorializing the applicable Loan was issued, provided however, that the SPE has the right to request two additional three-year term extensions of the relevant Loan, on or after the initial loan maturity date. Moreover, the SPE will have the ability, in its sole discretion, to pay principal and/or interest on the outstanding principal balance of the relevant Note without prepayment fee or penalty. We anticipate that Developer will have a limited guaranty on any principal outstanding on any Loan to an SPE. These limited guaranties from the Developer will not include interest on the Loans, nor will the Loans be cross collateralized amongst the assets of the various SPEs or any other entity. An interest reserve intended to cover debt service payments under the Loan shall be included in the budget for each development and/or construction project and will be funded from the proceeds of the applicable Loan, as needed.

Our investment objective is to preserve and protect our capital while producing attractive risk-adjusted returns generated from current income on our portfolio of Loans.

Our principal executive offices are located at 2101 Cedar Springs Road, Suite 700, Dallas, Texas 75201 and our telephone number is (888) 418-3730. For more information on our Sponsor, its website is www.MCIinvest.com. The information on, or otherwise accessible through, our Sponsor’s website does not constitute a part of this offering circular.

Our Sponsor and Management. Our Sponsor and Manager is a Dallas, Texas based commercial real estate company specializing in the underwriting, operational development, management, and investment in commercial real estate. Our Sponsor and Manager is owned equally by Zach Ipour and Aaron Ipour. See “General Information as to our Company – Organizational Chart” for more information about the beneficial owners and ownership structure of each entity and “Executive Officers” for more information about Zach Ipour and Aaron Ipour. Our Sponsor and Manager has significant experience in the marketing and origination of project transactions in which to properly and efficiently evaluate suitable investments for our Company.

The Developer. The Developer and its affiliated SPEs will use funding from the Loans for investment in the acquisition and/or development of real estate, which may be located anywhere in the continental United States. The Developer is a member-managed limited liability company owned equally by AI Investments, LLC and ZI Investments, LLC, each of which is owned by a revocable trust for which Zach Ipour and Aaron Ipour act as trustee, respectively. The members of the Developer have each committed to contribute capital to the Developer, to be called by the Developer as required for working capital purposes and to fund the acquisition and/or development of real estate assets, such as those for which we will provide financing. See “General Information as to our Company – Organizational Chart” and “Business Plan – Description of Developer” for more information about the beneficial owners and ownership structure of each entity.

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The Developer may contract with affiliates of Megatel Capital Investment, LLC for construction, development, marketing and sales services related to its projects. However, the Developer has not entered into any prospective contracts, nor does it intend to exclusively contract, with such affiliates. While it is likely, in our view, that the Developer would be more apt to contract with affiliates where the Developer has actual knowledge of the quality of their services and capabilities, we understand that the Developer intends to competitively bid such services. If a third party would be more cost-effective, and the Developer believes the services can be provided to the same standards as an affiliate by such third party, we would anticipate, although we would have no control over the decision, that the Developer would enter contracts with that unrelated third party over an affiliate of Megatel Capital Investment, LLC.

The Offering. We are offering to investors the opportunity to purchase up to an aggregate of $55,000,000 of Class A Bonds and Class B Bonds. This offering consists of up to $44,000,000 of Class A Bonds and up to $11,000,000 of Class B Bonds. See “Plan of Distribution - Who May Invest” for further information. The offering will terminate on the earliest of: (i) the date we sell the Maximum Offering Amount; (ii) the second anniversary of the date of qualification of this offering statement of which this offering circular is a part; or (iii) such date upon which we determine to terminate the offering, in our sole discretion. Notwithstanding the previous sentence, we have the right to extend this offering beyond the second anniversary of the date of qualification for an additional year. Our Company will conduct closings on the last business day of each month or the “closing dates,” and each, a “closing date,” until the offering termination. Once a subscription has been submitted and accepted by the Company, an investor will not have the right to request the return of its subscription payment prior to the next closing date, except as may otherwise be required by law. If subscriptions are received on a closing date and accepted by the Company prior to such closing, any such subscriptions will be closed on that closing date. If subscriptions are received on a closing date but not accepted by the Company prior to such closing, any such subscriptions will be closed on the next closing date. It is expected that settlement will occur on the same day as each closing date. On each closing date, offering proceeds for that closing will be disbursed to us and Bonds will be issued to investors, or the “Bondholders.” If the Company is dissolved or liquidated after the acceptance of a subscription, the respective subscription payment will be returned to the subscriber. The offering is being made on a best-efforts basis through Primus Financial Services, LLC, or our managing broker-dealer.

Issuer	MCI Income Fund VII, LLC, a Delaware limited liability company.

Securities Offered	Maximum — $55,000,000, aggregate principal amount of the Bonds ($44,000,000 Class A Bonds, $11,000,000 Class B).

Maturity Date

The Class A Bonds and Class B Bonds will each be offered serially, over a maximum period of two years (subject to extension) starting from the date of qualification of the offering statement of which this offering circular is a part. Each series of Class A and Class B Bonds will initially mature on June 30th of the fourth year following the initial year of issuance of the applicable series of Bonds. Upon the initial maturity, and subject to the terms and conditions described in this offering circular, the Bonds will be automatically renewed at the same interest rate for two additional three-year terms, unless otherwise redeemed at our or your election in accordance with the terms of the Indenture and Bond described herein.

See “Offering Circular Summary – Bondholder Redemption” and “Description of the Bonds-Maturity and Renewal” for more information.

Interest Rate	Class A Bonds:

	(i)	9.00% per year until the last day of the month that is 12 full months following the issuance date of the applicable series;
	(ii)	for each quarterly period after the initial 12-month period of the issuance of the applicable series, 3.00% plus the interest rate publicly quoted by the Wall Street Journal from time to time as representative of the prime commercial interest rate, determined quarterly as of a date fifteen (15) calendar days prior to the beginning of the applicable quarter for which monthly interest payments are to be made (the “Floating Rate”); provided, however, that the interest rate determined for a given quarter shall not be less than 7.00%, nor exceed 9.00%.

Class B Bonds:

	(i)	9.50% per year until the last day of the month that is 12 full months following the issuance date of the applicable series;
	(ii)	for each quarterly period after the initial 12-month period of the issuance of the applicable series, the Floating Rate; provided, however, that the interest rate determined for a given quarter shall not be less than 7.50%, nor exceed 9.50%.

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Interest Payments	Interest payments will be made to the record holders of the Bonds monthly in arrears on or before the 30th of each month, beginning on the first such date that corresponds to the first full month after the initial closing in the offering. Interest will accrue and be paid on the basis of a 365-day year. Interest on each Bond will accrue and be cumulative from the end of the most recent interest period for which interest has been paid on such Bond, or if no interest has paid, from the date of issuance.

Offering Price	$1,000 per Bond.

Ranking

The Bonds will be senior secured obligations and will rank:

•  pari passu in right of payment with all our other senior secured indebtedness from time to time outstanding;

•  senior in right of payment to our future indebtedness, if any, from time to time outstanding that is expressly subordinated to the Bonds;

•  senior to all of our unsecured indebtedness to the extent of the value of the Bonds’ security interest in the collateral owned by us; and

•  structurally junior to all the indebtedness of our subsidiaries.[1]

Security	The Bonds will be secured by a senior blanket lien on all assets of our Company, including all of our assets acquired with proceeds from the offering, pursuant to the Pledge and Security Agreement attached as Exhibit 3(d).

Use of Proceeds

We estimate that the net proceeds we will receive from this offering will be approximately $49,610,000 if we sell the maximum offering amount of Class A and Class B Bonds (assuming a sales mix of 80% Class A Bonds and 20% Class B Bonds), after deducting selling commissions and fees payable to our managing broker-dealer and selling group members, and payment of the O&O Fee to our Manager. As sales of Class B Bonds are without the selling commissions of 6%, the net proceeds from the offering will depend upon the sales mix of the Bonds.

We plan to use substantially all of the net proceeds from this offering to originate and make the Loans. We may also use a portion of the net proceeds to pay fees to our Manager or its affiliates, for working capital, bond payment obligations and for other general corporate purposes. See “Use of Proceeds” for additional information.

Certain Covenants

The Indenture will prohibit indebtedness incurred by us, directly or indirectly (including debt of our subsidiaries). For purposes of complying with the limitation on indebtedness described above, the following will not be considered indebtedness: (i) any principal owed on the Bonds and (ii) any financing on any real estate we acquire through foreclosure on a Loan.

Bondholder Redemption	Redemption During Redemption Period or Renewed Redemption Period. Bonds may be redeemed, in whole, but not in part, at the option of the Bondholder, by providing written notice of redemption to the Company at the Company’s principal place of business and to the Bond Registrar, as provided in the Indenture, during (i) the Redemption Period or (ii) the Renewed Redemption Period. Notices must be given in conformity with the Indenture and postmarked no earlier than June 9 and no later than June 30 of the respective redemption period to be deemed timely received. Interest will accrue on any Bond redeemed hereunder until the actual date of redemption of such Bond. Any redemption made within the Redemption Period or Renewed Redemption Period at the option of the Bondholder will occur without penalty at a price equal to the then outstanding principal amount of the Bonds, plus any accrued but unpaid interest.

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1 Our Company is a new entity and currently has no existing indebtedness. Additionally, under the Indenture, we are prohibited from incurring indebtedness, directly or indirectly (including the debt of our subsidiaries). For purposes of complying with the limitation on indebtedness described above, the following will not be considered indebtedness: (i) any principal owed on the Bonds and (ii) any indebtedness on any real property we may acquire through foreclosure on any Loan.

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All Bonds to be redeemed at option of the Bondholder during the Redemption Period or Renewed Redemption Period will be redeemed by the Company on a “first come, first served” basis over ten (10) equal installments of 10% of the outstanding principal amount of the Bonds pursuant to such requests each calendar quarter until requests are fully honored. To the extent that the quarterly limit would result in a partial payment to a Bondholder in a given quarter, all payments to that Bondholder will be held until the next applicable quarter’s payment date. Payments will be made on or before the 30th day of the month immediately following the end of the applicable quarter. The foregoing notwithstanding, in the event that the Company has not realized gross income from operations in sufficient amounts to recoup those amounts from principal used to pay certain fees of offering the Bonds (specifically, any managing broker-dealer fees, servicing fee, Selling Commissions, and O&O Fee) by the date in which a redemption request may be made, the Company may adjust the quarterly payment cap to 5% of the outstanding principal amount of the Bonds, paid over 20 calendar quarters. If the Company realizes sufficient gross income during the period in which redemption payments are being made, the payment schedule will revert back to the quarterly payment cap of 10% of aggregate amount owed pursuant to redemption requests and a schedule of 10 calendar quarters, with any remaining amounts paid in the final payment.

The quarterly redemption threshold (whether 10% or 5%, as the case may be) will be calculated based on the outstanding principal amount of Bonds as of the offering termination. Redemption thresholds for any and all succeeding quarters will continue to be based on the outstanding principal amount of Bonds as of the offering termination until no Bonds remained issued and outstanding.

For illustrative purposes only, if the Company sells $45,000,000 during the term of the offering, the Company will make redemptions of up to $4,500,000 per quarter for up to 10 quarters (assuming sufficient gross income to allow for a quarterly payment cap of 10%) until all redemptions are made. In this scenario, if investors make redemption requests within the Redemption Period for an aggregate of $13,000,000, up to $4,500,000 will be redeemed in the first quarter, up to $4,500,000 will be redeemed in the second quarter, and the remaining $4,000,000 will be redeemed in the third quarter. If the Company sells $55,000,000 during the term of the offering, the Company will make redemptions of up to $5,500,000 per quarter for up to 10 quarters. In this scenario, if investors make redemption requests within the Redemption Period for all $55,000,000 of Bonds outstanding, up to $5,500,000 will be redeemed in each quarter, over the course of 10 quarters, until all Bonds are fully redeemed. Bondholders will be fully redeemed of their outstanding Bonds at the time of their redemption. Notwithstanding the foregoing, if the last investor in the queue for a given quarter would cause the Company to redeem more than the allotted 10% in that particular quarter, the investor must wait until the next quarter for his Bonds to be redeemed (except for purposes of the 10th quarter, when all redeeming Bonds remaining in the queue will be made).

Investors will be placed in the redemption queue in the order such requests are received. In the case multiple redemption requests are simultaneously submitted by a financial advisor, investors will be placed in the queue in the order provided to the Company by the financial advisor. In the case redemption requests are received directly by the Company with identical postmark dates or timestamps, the Manager will use its discretion for which order to place the investors in the queue. Once placed in the queue, investors will maintain their place in the queue until redemption.

Redemption Outside of Redemption Period or Renewed Redemption Period. At any time outside the Redemption Period or Renewed Redemption Period, the Bondholder may request to redeem the Bonds, in whole, but not in part, at the Bondholder’s option, at the then outstanding principal amount of the Bonds to be redeemed, subject to an 11% discount, plus any accrued but unpaid interest, by providing written notice of redemption to the Company at the Company’s principal place of business and to the Bond Registrar, as provided in the Indenture. Notices must be given in conformity with the Indenture. The Manager, at its sole and absolute discretion, may accept a Bondholder’s request to redeem outside the Redemption Period or Renewed Redemption Period.

Bond redemptions made outside of the Redemption Period or Renewed Redemption Period will be subject to an aggregate limit of 5.0% of the outstanding principal amount of the Bonds as of the offering termination. Such redemption requests will be considered on a quarterly basis, and if approved, payments will be made on or before the 30th day of the month immediately following the end of the quarter after the quarter in which the request was made.

For illustrative purposes only, if the Company approves $100,000 in redemption requests outside the Redemption Period or Renewed Redemption Period at the end of the first quarter of 2025, the Company will make the approved redemption payments on or before the 30th day of the month immediately following the second quarter of 2025.

See “Risk Factors – Risks Related to the Bonds and Offering.”

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Redemption Upon Death or Disability

Within 60 days of the death or total permanent disability of a Bondholder who is a natural person, the estate of such Bondholder, such Bondholder, or legal representative of such Bondholder may request that we repurchase, in whole but not in part, the Bonds held or beneficially held by such Bondholder (including Bonds of such Bondholder held or beneficially held in his or her individual retirement accounts), as the case may be, by delivering to the Company a redemption request in conformity with the Indenture. Any such request shall specify the particular event giving rise to the right of the holder or beneficial holder to have his or her Bonds redeemed and include evidence thereof (such as a copy of a death certificate). If a Bond held jointly by natural persons who are legally married, then such request may be made by (i) the surviving Bondholder upon the death of the spouse, or (ii) the disabled Bondholder (or a legal representative) upon total permanent disability of the spouse. A holder or beneficial holder that is not an individual natural person does not have the right to request redemption upon death or disability. In the event a Bond is held together by two or more natural persons that are not legally married, neither of these persons shall have the right to request that the Company repurchase such Bond unless each Bondholder has been affected by such an event.

Upon receipt of redemption request in the event of death or total permanent disability of a Bondholder, we will designate a date for the redemption of such Bonds and notify the trustee of such redemption date, which date shall not be later than 120 days after we receive facts or certifications supporting, to the reasonable satisfaction of the Company, the right to be redeemed. For redemption requests due to death or total permanent disability, on the designated date, we will redeem such Bonds at the then outstanding principal amount of the Bonds to be redeemed, subject to an 11% discount, plus any accrued but unpaid interest up to but not including the date on which the Bonds are redeemed.

The Company shall pay the paying agent, as designated below, for payment to the holder, or the estate of the holder, in accordance with the terms of the Bond being repurchased, and the paying agent shall pay out the redemption price upon the surrender of the Bond to the trustee. No interest shall accrue on a Bond to be redeemed for any period of time on or after the redemption date for such Bond, provided that the Company has timely tendered the redemption price to the paying agent.

All Bonds to be redeemed upon death or disability will be subject to an aggregate limit of 5.0% of the outstanding principal amount of the Bonds as of the offering termination. The limit applies only to redemption upon death or disability and is a separate limit from that which applies only to redemption at the option of the Bondholder outside the Redemption Period or Renewed Redemption Period. Requests under either method of redemption only count towards their own respective aggregate limits.

Optional Redemption	The Bonds may be redeemed, in whole or in part at the Company’s option at no penalty within 18 months of the maturity date of the Bonds during the initial term. If the Bonds are renewed for any additional three-year term, the Company may redeem the Bonds at any time during such renewal period. Any such redemption will occur without penalty at a price equal to the then outstanding principal amount of the Bonds, plus any accrued but unpaid interest. If we elect to redeem Bonds at our option, we will give notice of redemption to the trustee not less than 120 days before the redemption date, together with such documentation and records as shall enable the trustee to select the Bonds to be redeemed.

Default	The Indenture governing the Bonds will contain events of default, the occurrence of which may result in the acceleration of our obligations under the Bonds in certain circumstances. Events of default, other than payment defaults, will be subject to our Company’s right to cure within a certain number of days of such event of default. Our Company will have the right to cure any payment default within 90 days, in the case of default on payment of any installment of interest on any Bond, or 60 days, in the case default on payment of the principal of the Bonds, before the trustee may declare a default and exercise the remedies under the Indenture. See “Description of Bonds - Event of Default” for more information.

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Form	The Bonds purchased through a participant in the Depository Trust Company, or DTC, will be evidenced by global bond certificates deposited with a nominee holder, either DTC or its nominee Cede & Co. Bonds purchased directly will be registered in book-entry form only on the books and records of UMB Bank, N.A. in the name of Phoenix American Financial Services, Inc. (“Phoenix American”) as record holder of such Bonds for the benefit of such direct purchasers. See “Description of Bonds - Book-Entry, Delivery and Form” for more information.

Denominations	We will issue the Bonds only in denominations of $1,000.

Payment of Principal and Interest	Principal and interest on the Bonds will be payable in U.S. dollars or other legal tender, coin or currency of the U.S.

Future Issuances	We may, from time to time, without notice to or consent of the Bondholders, increase the aggregate principal amount of any series of the Bonds outstanding by issuing additional bonds in the future with the same terms of such series of Bonds, except for the issue date and offering price, and such additional bonds shall be consolidated with the applicable series of Bonds and form a single series. We may also, without notice to or consent of the Bondholders, issues equity interests in the Company.

Securities Laws Matters	The Bonds being offered are not being registered under the Securities Act in reliance upon exemptions from the registration requirements of the Securities Act and such state securities laws and may not be transferred or resold except as permitted under the Securities Act and applicable state securities laws pursuant to registration or exemption therefrom. In addition, the Company does not intend to be registered as an investment company under the Investment Company Act of 1940 nor does the Manager plan to register as an investment adviser under the Investment Advisers Act of 1940, as amended.

Trustee, Registrar and Paying Agent	We have designated UMB Bank, N.A. as paying agent in respect of Bonds purchased through a participant in DTC and deposited with a nominee holder, either DTC or its nominee Cede & Co., and Phoenix American Financial Services, Inc., a California corporation, as paying agent in respect of Bonds registered to it as record holder. UMB Bank, N.A. will also act as trustee under the Indenture and registrar for the Bonds. As such, UMB Bank, N.A. will make payments on the Bonds to DTC and Phoenix American to Bondholders who are direct purchasers. The Bonds will be issued in book-entry form only, evidenced by global certificates, as such, payments are being made to DTC, its nominee or to Phoenix American.

Governing Law	The Indenture and the Bonds will be governed by the laws of the State of Delaware.

Material Tax Considerations	You should consult your tax advisors concerning the U.S. federal income tax consequences of owning the Bonds in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction.

Risk Factors	An investment in the Bonds involves certain risks. You should carefully consider the risks above, as well as the other risks described under “Risk Factors” of this offering circular before making an investment decision.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This offering circular contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain financial and operating projections or state other forward-looking information. Our ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could have a material adverse effect on our forward-looking statements and upon our business, results of operations, financial condition, funds derived from operations, cash flows, liquidity and prospects include, but are not limited to, the factors referenced in this offering circular, including those set forth below.

When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this offering circular. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this offering circular. The matters summarized below and elsewhere in this offering circular could cause our actual results and performance to differ materially from those set forth or anticipated in forward-looking statements. Accordingly, we cannot guarantee future results or performance. Furthermore, except as required by law, we are under no duty to, and we do not intend to, update any of our forward-looking statements after the date of this offering circular, whether as a result of new information, future events or otherwise.

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RISK FACTORS

An investment in the Bonds is highly speculative and is suitable only for persons or entities that are able to evaluate the risks of the investment. An investment in the Bonds should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment. Prospective investors should consider the following risks before making a decision to purchase the Bonds. To the best of our knowledge, we have included all material risks to investors in this section.

Risks Related to the Bonds and to this Offering

The Bonds are not obligations of our subsidiaries and will be effectively subordinated to any future obligations of our Company’s subsidiaries, if any. Structural subordination increases the risk that we will be unable to meet our obligations on the Bonds.

The Bonds are our obligations exclusively and not of any of our subsidiaries. We do not currently have any subsidiaries, but we are not precluded from acquiring or forming subsidiaries by the Indenture or otherwise. If acquired or formed, our Company’s subsidiaries are not expected to be guarantors of the Bonds and the Bonds are not required to be guaranteed by any subsidiaries our Company may acquire or form in the future. The Indenture will prohibit indebtedness incurred by us, directly or indirectly (including debt of our subsidiaries), with the exception of any principal owed on the Bonds and any indebtedness on real property that we acquire through foreclosure on a Loan. Notwithstanding this prohibition, the Bonds are effectively subordinated to all of the liabilities of our Company’s subsidiaries, to the extent of their assets, since they are separate and distinct legal entities with no obligation to pay any amounts due under our Company’s indebtedness, including the Bonds, or to make any funds available to make payments on the Bonds. Our Company’s right to receive any assets of any subsidiary in the event of a bankruptcy or liquidation of the subsidiary, and therefore the right of our Company’s creditors to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors, in each case to the extent that our Company is not recognized as a creditor of such subsidiary. In addition, even where our Company is recognized as a creditor of a subsidiary, our Company’s rights as a creditor with respect to certain amounts are subordinated to other indebtedness of that subsidiary, including secured indebtedness to the extent of the assets securing such indebtedness.

We are not limited in the amount of distributions we may make to our common member.

Neither the Indenture nor the forms of Bonds contain any covenant limiting the ability of our Manager to cause us to make distributions of cash from us to our common member. We anticipate that distributions of cash will be made from us to our common member, in amounts as determined by our Manager, and that such amounts will be at least sufficient to pay all expenses and liabilities of our common member. As our Manager will conduct all of our operations through its personnel, we believe such distributions to be necessary; however, amounts distributed to our member will not be available to us to make payments of interest or principal or to fund redemption requests on the Bonds.

The Bonds will be protected by limited restrictive covenants, which in turn may allow us to engage in a variety of transactions that may impair our ability to fulfill our obligations under the Bonds.

The Indenture governing the Bonds will contain limited financial covenants and will not restrict us from paying dividends or issuing other securities. Because the Indenture will contain limited covenants or other provisions designed to afford the Bondholders protection in the event of a highly leveraged transaction involving us including as a result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us, except to the extent described under “Description of Bonds — Certain Covenants,” we may engage in transactions that may impair our ability to fulfill our obligations under the Bonds.

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Some significant restructuring transactions that may adversely affect you may not constitute a “Change of Control/Repurchase Event” under the Indenture, in which case we would not be obligated to offer to repurchase the Bonds.

Upon the occurrence of a Change of Control/Repurchase Event, you will have the right, at your option, to require us to repurchase your Bonds for cash. However, the definition of Change of Control/Repurchase Event contained in the Indenture will be limited to certain transactions. Transactions such as asset sales, mergers or acquisitions of the Company by an affiliate of the Company, or sales of a minority of membership units entitled to vote are among the types of transactions which do not constitute a Change of Control/Repurchase Event. As a result, the Change of Control/Repurchase Event provision of the Indenture will not afford protection to Bondholders in the event of other transactions that could adversely affect the Bonds. In the event of any such transaction, Bondholders would not have the right to require us to repurchase their Bonds, even though such a transaction could increase the amount of our indebtedness, or otherwise adversely affect the Bondholders.

Events that constitute a “Change of Control/Repurchase Event” include a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of membership units entitling the purchaser or acquirer to exercise more than 50% of the total voting power of all the membership units entitled to vote in meetings of our Company. See “Description of Bonds — Certain Covenants” for more information.

Our investment objectives may become more difficult to reach depending on the amount of funds raised in this offering.

While we believe we will be able to reach our investment objectives regardless of the amount of the raise, it may be more difficult to do so if we sell less Bonds than we anticipate. Such a result may negatively impact our liquidity. In that event, our investment costs may increase, which may decrease our ability to make payments to Bondholders.

If we sell substantially less than all of the Bonds we are offering, the costs we incur to comply with the rules of the Securities and Exchange Commission, or the SEC, regarding financial reporting and other fixed costs (such as those relating to the offering) will be a larger percentage of our revenue and may reduce our financial performance and our ability to fulfill our obligations under the Bonds.

We expect to incur significant costs in maintaining compliance with the financial reporting for a Tier II Regulation A issuer and that our management will spend a significant amount of time assessing the effectiveness of our internal control over financial reporting. We do not anticipate that these costs or the amount of time our management will be required to spend will be significantly less if we sell substantially less than all of the Bonds we are offering.

It may be difficult to realize the value of the collateral securing the Bonds.

The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers. By their nature, some or all of the pledged assets may be illiquid and may have no readily ascertainable market value. The value of the assets pledged as collateral could be impaired in the future as a result of changing economic conditions, our failure to implement our business strategy, competition, unforeseen liabilities and other future events. Accordingly, there may not be sufficient collateral to pay all or any of the amounts due on the Bonds. Any claim for the amount, if any, realized by Bondholders from the sale of the collateral and the obligations under the Bonds will rank pari passu in right of payment with all of our other senior secured indebtedness. Additionally, the collateral underlying the Loans could be subordinated by other indebtedness, including mortgages on the properties, including mortgages which may be cross-collateralized across multiple properties. In the event that a bankruptcy case is commenced by or against us, if the value of the collateral is less than the amount of principal and accrued and unpaid interest on the Bonds and all other senior secured obligations, interest may cease to accrue on the Bonds from and after the date the bankruptcy petition is filed. Although we anticipate that the Developer will have a limited guaranty on any principal outstanding on any Loan to an SPE, no affiliate of the Company will enter a guaranty for the Bond obligations.

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The security interest of the trustee will be subject to practical problems generally associated with the realization of security interests in collateral. For example, the trustee may need to obtain the consent of a third party to obtain access to collateral or enforce a security interest in a contract. We cannot assure you that the trustee will be able to obtain any such consent. We also cannot assure you that the consents of any third parties will be given when required to facilitate a foreclosure on such assets. Accordingly, the trustee may not have the ability to foreclose upon those assets and the value of the collateral may significantly decrease.

Our trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request, order or direction of any of the Bondholders, pursuant to the provisions of the Indenture, unless such Bondholders shall have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby.

The Indenture governing the Bonds provides that in case an event of default occurs and cannot be cured, the trustee will be required, in the exercise of its power, to use the degree of care of a reasonable person in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Bondholder, unless the Bondholder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

The Bonds will have limited transferability and liquidity.

Prior to this offering, there was no active market for the Bonds. Although we may apply for quotation of the Bonds on an alternative trading system or over the counter market, even if we obtain that quotation, we do not know the extent to which investor interest will lead to the development and maintenance of a liquid trading market. Further, the Bonds will not be quoted on an alternative trading system or over the counter market until after the termination of this offering, if at all. Therefore, investors will be required to wait until at least after the final termination date of this offering for such quotation. The initial public offering price for the Bonds has been determined by us. You may not be able to sell the Bonds you purchase at or above the initial offering price.

Alternative trading systems and over the counter markets, as with other public markets, may from time to time experience significant price and volume fluctuations. As a result, the market price of the Bonds may be similarly volatile, and Bondholders may from time to time experience a decrease in the value of their Bonds, including decreases unrelated to our operating performance or prospects. The price of the Bonds could be subject to wide fluctuations in response to a number of factors, including those listed in this “Risk Factors” section of this offering circular.

No assurance can be given that the market price of the Bonds will not fluctuate or decline significantly in the future or that Bondholders will be able to sell their Bonds when desired on favorable terms, or at all.

Our lack of operating history makes it difficult for you to evaluate this investment.

We are a recently formed entity with no operating history and may not be able to successfully operate our business or achieve our investment objectives. We may not be able to conduct our business as described in our plan of operation.

You will not have the opportunity to evaluate our Loans before we make them, and we may make Loans that would have changed your decision as to whether to invest in the Bonds.

As of the date of this offering circular, we have cash assets of $240,000. We are not able to provide you with information to evaluate the investments which underlie any future Loans. We will seek to invest substantially all of the offering proceeds available for investment in the origination of the Loans, after the payment of commissions, fees and expenses. We have established criteria for funding the Loans. However, you will be unable to evaluate the transaction terms or data concerning the Loans. You will be relying entirely on the ability of the Developer, our Manager and its affiliates, and their management teams, to perform on the Loans and successfully use the proceeds of the Loans to operate, manage and sell the underlying real estate investments. These factors increase the risk that we may not generate the returns that you seek by investing in the Bonds.

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The inability to retain or obtain key personnel could delay or hinder implementation of our investment strategies, which could impair our ability to honor our obligations under the terms of Bonds and could reduce the value of your investment.

Our success depends to a significant degree upon the contributions of our Manager’s management team and the Developer’s management. We do not have employment agreements with any of these individuals nor do we currently have key man life insurance on any of these individuals. If any of them were to cease their affiliation with us, our Manager, or our Developer, our Manager and our Developer’s manager may be unable to find suitable replacements, and our operating results and the operating results of our Developer could suffer. Competition for highly skilled personnel is intense and attempts to attract and retain such skilled personnel may be difficult and unsuccessful. If our Manager or Developer’s manager loses or is unable to obtain the services of highly skilled personnel, our ability and our Developer’s ability to implement our investment strategies and operations could be delayed or hindered, and our ability to pay obligations on the Bonds may be materially and adversely affected.

We rely on Primus Financial Services, LLC, our managing broker-dealer, to sell the Bonds pursuant to this offering. If our managing broker-dealer is not able to market the Bonds effectively, we may be unable to raise sufficient proceeds to meet our business objectives.

We have engaged Primus Financial Services, LLC, to act as our managing broker-dealer for this offering, and we rely on our managing broker-dealer to use its best efforts to sell the Bonds offered hereby. It would also be challenging and disruptive to locate an alternative managing broker-dealer for this offering. Without improved capital raising, our portfolio will be smaller relative to our general and administrative costs and less diversified than it otherwise would be, which could adversely affect the value of your investment in us.

Redemption requests of Bonds at the option of the Bondholder will be limited by the redemption limits and for redemption requests made outside of the Redemption Period or Renewed Redemption Period, to the extent they are accepted, will be subject to financial penalties for redemption made.

There are limited periods wherein the Bondholder may redeem the Bonds without penalty. Further, redemptions within the Redemption Period or Renewed Redemption Period are still subject to the limits as provided in the Indenture. Bondholders may request that Bonds be redeemed at the option of the Bondholder at any time outside the Redemption Period or Renewed Redemption Period at the then outstanding principal amount of the Bonds to be redeemed, subject to an 11% discount, plus any accrued but unpaid interest. The Manager, at its sole and absolute discretion, may accept Holder’s request to redeem outside the Redemption Period or Renewed Redemption Period.

Under certain circumstances, we may redeem the Bonds before maturity, and you may be unable to reinvest the proceeds at the same or a higher rate of return.

Under certain circumstances, we may redeem all or a portion of the Bonds. See “Description of Bonds - Optional Redemption” for more information. If redeemed, you may be unable to reinvest the money you receive in the redemption at a rate that is equal to or higher than the rate of return on the Bonds.

We may have to liquidate some of our investments at inopportune times to redeem Bonds in the event of the death or disability of a Bondholder and redeem Bonds pursuant to the Bondholder Redemption.

The Bonds carry an early redemption right, or the Bondholder Redemption, and a redemption right in the event of death or disability of the Bondholder. As a result, one or more Bondholders may elect to have their Bonds redeemed prior to maturity. In such an event, we may not have access to the necessary cash to redeem such Bonds, and we may be required to liquidate certain assets in order to make such redemptions. Our Loans are not intended to be liquid, and as a result any such liquidation may be at a price that represent a discount to the actual value of such investment.

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Our payment of the Bonds is dependent on the predictability of income streams and the consistency of the Developer’s and its SPEs’ deal flow.

Our ability to pay interest on the Bonds and satisfy redemption requests is dependent on our income stream, which is largely influenced by the Developer’s and its SPEs’ continuous real estate transactions. The Developer and its SPEs intend to continuously take out and pay off the Loans, as well as make interest payments on the Loans, as they cycle through various development and sales projects. A deviation from the typical pace of Developer’s deal flow may affect the predictability of our income stream, thereby potentially affecting our ability to make interest payments or payout redemption requests.

We have limited capitalization and a lack of working capital and as a result are entirely dependent on cash flow to service the Bonds.

We have limited capitalization and require the proceeds from this offering in order to make Loans to Developer and its SPEs. Should we fail to obtain sufficient working capital through this offering, we may be forced to modify our business plan. Moreover, we are dependent on the cash flow from our Loans to Developer and its SPEs to service the Bonds. Although Loans will be secured by the underlying properties as collateral, there is no other guaranty for the debt under the Bonds. Therefore, in the event Developer or its SPEs are delinquent on Loan payments or are in default on one or more Loans, we may have insufficient cash flow to meet our obligations under the Bonds.

Risks Related to Our Corporate Structure

Because we are dependent upon our Manager and its affiliates to conduct our operations, any adverse changes in the financial health of our Manager or its affiliates or our relationship with them could hinder our operating performance and our ability to meet our financial obligations.

We are dependent on our Manager to manage our operations and the Developer to acquire and manage the Loans and the underlying real estate investment. Our Manager makes all decisions with respect to our management. Our Manager depends upon the fees and other compensation that it receives from us in connection with the origination and management of the Loans to conduct its operations. Any adverse changes in the financial condition of our Manager or the Developer could hinder its ability to successfully manage our operations and our portfolio of investments.

You will have no control over changes in our policies and day-to-day operations, which lack of control increases the uncertainty and risks you face as an investor in the Bonds. Our Company, our Manager, and the Developer are all under common beneficial ownership.

Our Manager, which is under common beneficial ownership with the Developer and us, determines our major policies, including our policies regarding financing, growth, debt capitalization, and distributions. Our Manager may amend or revise these and other policies without your approval. As a Bondholder, you will have no rights under the limited liability company agreement of our company, or our “LLC Agreement.” See “General Information as to Our Company — LLC Agreement” herein for a detailed summary of our operating agreement.

Our Manager is responsible for the day-to-day operations of our Company and the selection and management of the Loans and has broad discretion over the use of proceeds from this offering. Our Manager may make certain changes to the Loans or other operations of our Company at its sole discretion. Accordingly, you should not purchase Bonds unless you are willing to entrust all aspects of the day-to-day management and the selection and management of investments to our Manager. Specifically, our Manager is controlled by Messrs. Zach and Aaron Ipour. They will be able to exert exclusive control over our operations through our Manager. As a result, we are dependent on our Manager to properly choose investments and manage our Company. In addition, our Manager may, or may cause our Company to, retain independent contractors to provide various services for us, and you should note that such contractors will have no fiduciary duty to you and may not perform as expected or desired.

Bondholders will have no right to remove our Manager or otherwise change our management, even if we are underperforming and not attaining our investment objectives.

Only the members of our Company will have the right to remove our Manager, and currently our Manager is under common ownership. Bondholders will have no rights in our management and will have no ability to remove our Manager.

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Our Manager and its executive officers will have limited liability for, and will be indemnified and held harmless from, the losses of our Company.

Our Manager and its executive officers and their agents and assigns, will not be liable for, and will be indemnified and held harmless (to the extent of our Company’s assets) from any loss or damage incurred by them, our Company or the members in connection with the business of our Company resulting from any act or omission performed or omitted in good faith, which does not constitute fraud, willful misconduct, gross negligence or breach of fiduciary duty. A successful claim for such indemnification could deplete our Company’s assets by the amount paid. See “General Information as to Our Company - LLC Agreement - Indemnification” below for a detailed summary of the terms of our operating agreement. Our operating agreement is filed as an exhibit this offering circular.

Risks Related to Conflicts of Interest

The members of our Manager also maintain beneficial ownership and control of the Developer and SPEs of the Developer. Thus, there are conflicts of interest among us, the Manager and its affiliates.

The members of our Manager are also the beneficial owners of the Developer and will have control of operations for the Developer and any SPEs of the Developer. Accordingly, the members of the Manager will have executive control over the projects the Developer and SPEs of the Developer undertake as well as approval of the Loans for us. Therefore, we anticipate that each Loan to an SPE of the Developer will be approved by the Manager at its sole discretion without independent, third-party assessment, so long as it conforms to the lending criteria requirements. See “Business Plan – Underwriting Procedures; Lending Criteria.” Each of our executive officers is an executive officer of the Manager. All the agreements and arrangements between such parties are not the result of arm’s-length negotiations. The Manager and its affiliates will try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than us, these actions could have a negative impact on our financial performance and, consequently, on interest payments to investors and the value of our bonds. The operating agreement provides the Manager with broad powers and authority which may exacerbate the existing conflicts of interest among your interests and those of the Manager, its executive officers and its other affiliates.

The ability of the Manager and its officers and other personnel to engage in other business activities, including managing other similar companies, may reduce the time the Manager spends managing the business of our Company and may result in certain conflicts of interest between us, our Developer and its SPEs, and our Manager.

Our Manager has sponsored similar privately offered programs and may in the future, or concurrently, sponsor similar private and public programs that have investment objectives similar to the Developer and its SPEs. Our Manager and its affiliates and officers may have obligations to those programs, the fulfillment of which might not be in the best interests of us, or any of our investors. Our officers and the Manager may face conflicts of interest in allocating Loan opportunities, administration and underwriting of the Loans, enforcement of the Loans, and other business opportunities.

Moreover, these other business activities may reduce the time our Manager and its executives spend managing our business. Our officers, our Developer’s officers, and our Manager’s officers also serve or may serve as officers or employees of other Manager-sponsored vehicles. These other business activities may reduce the time these persons spend managing our business. Further, if and when there are turbulent conditions in the real estate markets or distress in the credit markets or other times when we will need focused support and assistance from the Manager, the attention of the Manager’s personnel and our executive officers and the resources of the Manager may also be required by the Manager-sponsored vehicles.  In such situations, we may not receive the level of support and assistance that we may receive if we were internally managed or if we were not managed by the Manager. We expect that as our activities expand, our Manager will attempt to hire additional employees who would devote substantially all of their time to our business. There is no assurance that our Manager will devote adequate time to our business. If our Manager suffers or is distracted by adverse financial or operational problems in connection with its operations unrelated to us, it may allocate less time and resources to our operations. If any of these things occur, our ability to honor obligations under the Bonds may be adversely affected.

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The inability to retain or obtain key personnel could delay or hinder implementation of our investment strategies, which could impair our ability to honor our obligations under the terms of Bonds and could reduce the value of your investment.

Our success depends to a significant degree upon the contributions of our Sponsor’s management team. We do not have employment agreements with any of these individuals nor do we currently have key man life insurance on any of these individuals. If any of them were to cease their affiliation with us, our Manager or our Sponsor, our Sponsor may be unable to find suitable replacements, and our operating results could suffer. Competition for highly skilled personnel is intense, and our Sponsor may be unsuccessful in attracting and retaining such skilled personnel. If our Sponsor loses or is unable to obtain the services of highly skilled personnel, our ability to implement our investment strategies could be delayed or hindered, and our ability to pay obligations on the Bonds may be materially and adversely affected.

The members of the Developer have agreed to contribute capital to the Developer, which these members currently have full control over.

The members of the Developer, AI Investments, LLC and ZI Investments, LLC, have each agreed to contribute capital to the Developer, pursuant to the operating agreement of the Developer, in an amount to be called by the Developer as required for working capital purposes and to fund the acquisition and/or development of real estate assets, such as those for which we will provide financing. However, the operating agreement of the Developer does not specify a specific amount each member must contribute. Moreover, AI Investments, LLC and ZI Investments, LLC are currently the only members of the Developer. Therefore, together they solely control the Developer’s ability to make calls to its members for capital, and they also have the ability to amend the Developer’s operating agreement, including provisions related to capital contributions.

Risks Related to Our Lending Activities

Our Loans and investments expose us to risks associated with debt-oriented real estate investments generally.

We seek to invest primarily in the Loans. As such, we are subject to, among other things, risk of defaults on the Loans in paying debt service on the Loans and the underlying real estate investments. Any deterioration of real estate fundamentals generally, and in the U.S. in particular, could negatively impact our performance by making it more difficult for borrowers of our Loans to satisfy their debt payment obligations, increasing the default risk applicable to borrower entities, and/or making it more difficult for us to generate attractive risk-adjusted returns. Changes in general economic conditions will affect the creditworthiness of borrower entities and/or the value of underlying real estate collateral relating to our Loans and may include economic and/or market fluctuations, changes in environmental, zoning and other laws, casualty or condemnation losses, regulatory limitations on rents, decreases in property values, changes in the appeal of properties to tenants, changes in supply and demand, fluctuations in real estate fundamentals, the financial resources of borrower entities, energy supply shortages, various uninsured or uninsurable risks, natural disasters, political events, terrorism and acts of war, changes in government regulations, changes in real property tax rates and/or tax credits, changes in operating expenses, changes in interest rates, changes in inflation rates, changes in the availability of debt financing and/or mortgage funds which may render the sale or refinancing of properties difficult or impracticable, increased mortgage defaults, increases in borrowing rates, negative developments in the economy and/or adverse changes in real estate values generally and other factors that are beyond our control.

We cannot predict the degree to which economic conditions generally, and the conditions for real estate debt investing in particular, will improve or decline. Any declines in the performance of the U.S. and global economies or in the real estate debt markets could have a material adverse effect on our business, financial condition, and results of operations.

The Loans are limited on a portfolio basis to an aggregate 90% of the appraised value of the underlying real estate investment, on an as built, best and highest use valuation.

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Real estate-related investments that are secured by real property are subject to delinquency, foreclosure and loss, which could result in losses to us.

Real estate debt instruments (e.g., mortgages) that are secured by real property are subject to risks of delinquency and foreclosure and risks of loss. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of the property or the value of the underlying real estate. If the net operating income of the property is reduced, or the value of the underlying real estate diminishes, the borrower’s ability to repay the loan may be impaired. Net operating income of a real property can be affected by, among other things:

•	tenant mix and tenant bankruptcies;
•	success of tenant businesses;
•	property management decisions, including with respect to capital improvements, particularly in older building structures;
•	property location and condition;
•	competition from other properties offering the same or similar services;
•	changes in laws that increase operating expenses or limit rents that may be charged;
•	any need to address environmental contamination at the property;
•	changes in global, national, regional, or local economic conditions and/or specific industry segments;
•	declines in global, national, regional or local real estate values;
•	declines in global, national, regional or local rental or occupancy rates;
•	changes in interest rates, foreign exchange rates, and in the state of the credit and securitization markets and debt and equity capital markets, including diminished availability or lack of debt financing for commercial real estate;
•	changes in real estate tax rates, tax credits and other operating expenses;
•	changes in governmental rules, regulations and fiscal policies, including income tax regulations and environmental legislation;
•	acts of God, terrorism, social unrest and civil disturbances, which may decrease the availability of or increase the cost of insurance or result in uninsured losses; and
•	adverse changes in zoning laws.

Specifically, changes in federal, state and local laws and regulations may affect certain income producing properties more than others. Any change to the federal, state and local regulations applicable to this industry may negatively affect the ability of the property owner to produce income and materially diminish the value of the property used to secure the loan. In addition, we are exposed to the risk of judicial proceedings with our borrowers and entities we invest in, including bankruptcy or other litigation, as a strategy to avoid foreclosure or enforcement of other rights by us as a lender or investor.

In the event that any of the properties or entities underlying or collateralizing our Loans or investments experiences any of the foregoing events or occurrences, the value of, and return on, such investments could be reduced, which would adversely affect our results of operations and financial condition.

It is unlikely Bondholders will know in advance the exact mixture of property types underlying the Loans in our portfolio.

We anticipate that Loans made to the Developer or its SPEs will be approved by the Manager at its sole discretion without independent, third-party assessment, so long as it conforms to the lending criteria requirements. The properties underlying our Loans will consist of a mix of single-family residential, multi-family residential, and commercial properties. Bondholders will have no opportunity to evaluate or approve the Loans made by us or the properties underlying the Loans, nor will we be able to inform Bondholders in advance of the exact makeup of our Loan portfolio with respect to property type underlying each Loan.

The continuing spread of a new strain of coronavirus (also known as the COVID-19 virus) may adversely affect our investments and operations.

The World Health Organization previously declared the spread of the COVID-19 virus a global pandemic, and the President of the United States declared a national state of emergency in the United States in response to the outbreak. Considerable uncertainty still surrounds the COVID-19 virus and the effects of responses taken on a national and local level. Measures taken to limit the impact of this coronavirus, including social distancing and other restrictions on travel, congregation and business operation resulted in significant negative short term economic impacts. The long-term impact of this coronavirus on the U.S. and world economies remains uncertain, but can result in long term infrastructure and supply chain disruption, as well as dislocation and uncertainty in the financial markets that could significantly and negatively impact the global, national and regional economies, the length and breadth of which cannot currently be predicted.

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Our investments are mortgage loans secured by real estate properties. In the event of a large-scale quarantine in the United States or specific areas within the United States as a result of the resurgence of the COVID-19 virus or another virus, real estate values may be impacted.

To the extent a resurgence of the COVID-19 virus results in a world-wide economic downturn, there may be widespread corporate downsizing and an increase in unemployment. This could negatively impact our Loans secured by residences, multi-family and other properties, and our ability to make payments of interest and principal to our Bondholders. Further, shutdowns and economic turmoil may result in delays in the deployment of funds raised in this offering.

Fluctuations in interest rates or the accrual of interest payment obligations could reduce our ability to generate income on our Loans and other investments, which could lead to a significant decrease in our results of operations, cash flows and the market value of the Loans.

Our primary interest rate exposures relate to the yield on the Loans and the value of the underlying real estate investment and the cost of debt. Changes in interest rates and credit spreads may affect our net income from the Loans based on the value and performance of the underlying real estate investments. In addition, some of the Loans may allow for balloon payments, accrual of interest features, extension of maturities and other features that could result in reduction in interest and principal payments on the Loans which would result in operating losses for us. Changes in the level of interest rates and credit spreads also may affect our ability to make loans or investments, the value of our Loans and investments and our ability to realize gains from the disposition of assets. Increases in interest rates and credit spreads may also negatively affect demand for Loans and could result in higher borrower default rates.

We operate in a competitive market for lending and investment opportunities which may intensify, and competition may limit our ability to originate or acquire Loans or dispose of assets we target and could also affect the yields of these assets and have a material adverse effect on our business, financial condition, and results of operations.

We operate in a competitive market for lending and investment opportunities, which may intensify. Our profitability depends, in large part, on our ability to originate or acquire Loans on attractive terms. In originating or acquiring our Loans, we compete for opportunities with a variety of lenders and investors, including REITs, specialty finance companies, public and private funds (including funds managed by affiliates of our Sponsor), commercial and investment banks, commercial finance and insurance companies and other financial institutions. Some competitors may have a lower cost of funds and access to funding sources that are not available to us, such as the U.S. Government. Many of our competitors are not subject to the operating constraints associated with maintaining an exclusion from regulation under the Investment Company Act. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of loans and investments, offer more attractive pricing or other terms and establish more relationships than us. Furthermore, competition for originations of and investments in our target assets may lead to decreasing yields, which may further limit our ability to generate desired returns. Also, as a result of this competition, desirable loans and investments in our target assets may be limited in the future and we may not be able to take advantage of attractive lending and investment opportunities from time to time, thereby limiting our ability to identify and originate or acquire loans or make investments that are consistent with our investment objectives. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations.

Prepayment rates may adversely affect our financial performance and the value of certain of our assets.

Our business is currently focused on originating Loans secured by real estate assets. Our borrowers may be able to repay their Loans prior to their stated maturities. In periods of declining interest rates and/or credit spreads, prepayment rates on loans generally increase. If general interest rates or credit spreads decline at the same time, the proceeds of such prepayments received during such periods may not be reinvested for some period of time or may be reinvested by us in assets yielding less than the yields on the assets that were prepaid.

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Prepayment rates on Loans may be affected by a number of factors including, but not limited to, the then-current level of interest rates and credit spreads, the availability of mortgage credit, the relative economic vitality of the area in which the related properties are located, the servicing of the Loans, possible changes in tax laws, other opportunities for investment, and other economic, social, geographic, demographic and legal factors beyond our control. Consequently, such prepayment rates cannot be predicted with certainty and no strategy can completely insulate us from prepayment or other such risks.

Difficulty in redeploying the proceeds from repayments of our Loans may cause our financial performance and our ability to fulfill our obligations relative to the Bonds.

As the Loans are repaid, we will look to redeploy the proceeds we receive into new Loans, pay interest on the Bonds or redeem outstanding Bonds. It is possible that we will fail to identify reinvestment options that would provide returns or a risk profile that is comparable to the asset that was repaid. If we fail to redeploy the proceeds we receive from repayment of a loan in equivalent or better alternatives, our financial performance and our ability to fulfill our obligations related to the Bonds will suffer.

The lack of liquidity in certain of our assets may adversely affect our business.

The illiquidity of certain of our assets may make it difficult for us to sell such investments if the need or desire arises. Certain assets such as mortgages or real estate assets we acquire through foreclosure are relatively illiquid investments. In addition, certain of our assets may become less liquid after our investment as a result of periods of delinquencies or defaults or turbulent market conditions, which may make it more difficult for us to dispose of such assets at advantageous times or in a timely manner. Moreover, the Loans we invest in are not registered under the relevant securities laws, resulting in limitations or prohibitions against their transfer, sale, pledge or their disposition except in transactions that are exempt from registration requirements or are otherwise in accordance with such laws. As a result, many of our assets will be illiquid, and if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments. Further, we may face other restrictions on our ability to liquidate an investment to the extent that we or our Manager (and/or its affiliates) has or could be attributed as having material, non-public information regarding the borrower entity. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations, financial condition and ability to fulfill our obligations related to the Bonds.

Loans we make that later become distressed may subject us to losses and other risks relating to bankruptcy, proceedings.

While the Loans focus primarily on “performing” real estate-related interests, the Loans may also include making distressed investments from time to time (e.g., investments in defaulted, out-of-favor or distressed loans and debt securities) or may involve investments that become “sub-performing” or “non-performing” following our acquisition thereof. Some of the assets underlying the Loans may include properties that typically are highly leveraged, with significant burdens on cash flow and, therefore, involve a high degree of financial risk. During an economic downturn or recession, loans or securities of financially or operationally troubled borrowers or issuers are more likely to go into default than loans or securities of other borrowers or issuers. Loans or securities of financially or operationally troubled issuers are less liquid and more volatile than loans or securities of borrowers or issuers not experiencing such difficulties. The market prices of such securities are subject to erratic and abrupt market movements and the spread between bid and ask prices may be greater than normally expected. Investment in the loans or securities of financially or operationally troubled borrowers or issuers involves a high degree of credit and market risk.

In certain limited cases (e.g., in connection with a workout, restructuring and/or foreclosing proceedings involving one or more of our investments), the success of our investment strategy will depend, in part, on our ability to effectuate loan modifications and/or restructure and improve the operations of our borrower entities. The activity of identifying and implementing successful restructuring programs and operating improvements entails a high degree of uncertainty. There can be no assurance that we will be able to identify and implement successful restructuring programs and improvements with respect to any distressed loans or investments we may have from time to time.

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These financial or operating difficulties may never be overcome and may cause borrower entities to become subject to bankruptcy or other similar administrative proceedings. There is a possibility that we may incur substantial or total losses on the Loans and in certain circumstances, become subject to certain additional potential liabilities that may exceed the value of our original investment therein. For example, under certain circumstances, a lender that has inappropriately exercised control over the management and policies of a debtor may have its claims subordinated or disallowed or may be found liable for damages suffered by parties as a result of such actions. In any reorganization or liquidation proceeding relating to the Loans, we may lose our entire investment, may be required to accept cash or securities with a value less than our original investment and/or may be required to accept different terms, including payment over an extended period of time. In addition, under certain circumstances, payments to us may be reclaimed if any such payment or distribution is later determined to have been a fraudulent conveyance, preferential payment, or similar transaction under applicable bankruptcy and insolvency laws. Furthermore, bankruptcy laws and similar laws applicable to administrative proceedings may delay our ability to realize value from collateral for Loan positions held by us, may adversely affect the economic terms and priority of such Loans through doctrines such as equitable subordination or may result in a restructuring of the debt through principles such as the “cramdown” provisions of the bankruptcy laws.

We are subject to additional risks associated with priority loan participations.

Some of our Loans may be participation interests in which we share the rights, obligations and benefits of the Loan with other lenders. From time to time these participations may be structured so that other participants have a priority to payments of interest and principal over us, or, in other words, our rights to payments of interest and principal will be subordinate to the satisfaction of the priority rights of those participants; provided that we will retain a senior lien interest in the underlying collateral. In such cases, if a borrower defaults on a participation loan, or if the borrower is in bankruptcy, our interest in the participation loan will be satisfied only after the interests of the other lenders in the participation loan are satisfied. In those instances, our risk of loss is greater than the risk associated with those participants with priority over our other loans. If the underlying collateral is insufficient to pay off the other participating lenders, then we may experience losses that would have a material adverse effect on our operations.

Loans on properties in transition will involve a greater risk of loss than conventional mortgage loans.

We may invest in transitional loans to borrowers who are typically seeking relatively short-term capital to be used in an acquisition or rehabilitation of a property. The typical borrower in a transitional loan has usually identified an undervalued asset that has been under-managed and/or is located in a recovering market. If the market in which the asset is located fails to improve according to the borrower’s projections, or if the borrower fails to improve the quality of the asset’s management and/or the value of the asset, the borrower may not receive a sufficient return on the asset to satisfy the transitional loan, and we bear the risk that we may not recover some or all of our investment.

In addition, borrowers usually use the proceeds of a conventional mortgage to repay a transitional loan. Transitional loans therefore are subject to the risk of a borrower’s inability to obtain permanent financing to repay the transitional loan. In the event of any default under transitional loans that may be held by us, we bear the risk of loss of principal and non-payment of interest and fees to the extent of any deficiency between the value of the mortgage collateral and the principal amount and unpaid interest of the transitional loan. To the extent we suffer such losses with respect to these transitional loans, it could adversely affect our results of operations and financial condition.

Risks of cost overruns and noncompletion of renovations of properties in transition may result in significant losses.

The renovation, refurbishment or expansion of a property by a borrower involves risks of cost overruns and noncompletion. Estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate. Other risks may include rehabilitation costs exceeding original estimates, possibly making a project uneconomical, environmental risks, delays in legal and other approvals and rehabilitation and subsequent leasing of the property not being completed on schedule. If such renovation is not completed in a timely manner, or if it costs more than expected, the borrower may experience a prolonged reduction of net operating income and may not be able to make payments on the Loans on a timely basis or at all, which could result in significant losses.

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There are increased risks involved with our lending activities to renovation or rehabilitation projects.

Lending to projects involving renovations or rehabilitations, which include our investment in Loans that fund such projects, may expose us to increased lending risks. Lending to projects involving renovations or rehabilitations generally is considered to involve a higher degree of risk of non-payment and loss than other types of lending due to a variety of factors, including the difficulties in estimating costs and anticipating delays and, generally, the dependency on timely, successful completion and the lease-up and commencement of operations post-completion. In addition, since such loans generally entail greater risk than mortgage loans collateralized by income-producing property, we may need to increase our allowance for loan losses in the future to account for the likely increase in probable incurred credit losses associated with such loans. Further, as the lender under a such a loan, we may be obligated to fund all or a significant portion of the loan at one or more future dates. We may not have the funds available at such future date(s) to meet our funding obligations under the loan. In that event, we would likely be in breach of the loan unless we are able to raise the funds from alternative sources, which we may not be able to achieve on favorable terms or at all.

If a borrower fails to complete the project or experiences cost overruns, there could be adverse consequences associated with the loan, including a decline in the value of the property securing the loan, a borrower claim against us for failure to perform under the loan documents if we choose to stop funding, increased costs to the borrower that the borrower is unable to pay, a bankruptcy filing by the borrower, and abandonment by the borrower of the collateral for the loan.

Our success depends on the availability of attractive investments and our Manager’s ability to identify, structure, consummate, manage and realize returns on our Loans.

Our operating results are dependent upon the availability of, as well as our Manager’s ability, to identify, structure, consummate, manage and realize returns on our Loans. In general, the availability of favorable investment opportunities and, consequently, our returns, will be affected by general economic conditions, the demand for investment opportunities in our target assets and the supply of capital for such investment opportunities. We cannot assure you that our Manager will be successful in identifying and consummating investments that satisfy our rate of return objectives or that such investments, once made, will perform as anticipated.

Our Loans are concentrated in terms of geography, asset types, and borrower.

We are not required to observe specific diversification criteria. Therefore, the assets underlying our Loans are concentrated in certain property types that may be subject to higher risk of default or foreclosure or secured by properties concentrated in a limited number of geographic locations.

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Although we may provide Loans for real estate projects anywhere in the continental U.S., we expect the vast majority of the assets underlying our Loans to be concentrated in Texas, and specifically in the Dallas/Fort Worth area and mostly related to residential real estate. These types of investments may result in defaults on a number of the Loans within a short time period, which could adversely affect our results of operations and financial condition. In addition, because of asset concentrations, even modest changes in the value of the underlying real estate assets could have a significant impact on the value of the Loans. As a result of any high levels of concentration, any adverse economic, political or other conditions that disproportionately affects those geographic areas or asset classes could have a magnified adverse effect on our results of operations and financial condition, and the value of our Bondholder’s investments could vary more widely than if we invested in a more diverse portfolio of Loans.

Our Loans are not diversified with respect to the borrower of the Loans.

We are making Loans solely to Developer and its wholly-owned SPE subsidiaries, meaning that our Loans will not be diversified with respect to the borrowers of such Loans. As such, our income stream from our portfolio of Loans will be entirely dependent on the Developer’s operational success and ability to maintain its own income stream to make payments on the Loans. Any failure of Developer to generate sufficient income, either through its own management or by means of any adverse economic, political or other conditions, could impact its ability to satisfy its Loan obligations to us. The value of our Bondholder’s investments could vary more widely than if we made Loans to a wider variety of borrowers.

The due diligence process that our Manager undertakes in regard to investment opportunities may not reveal all facts that may be relevant in connection with an investment and if our Manager incorrectly evaluates the risks of our investments, we may experience losses.

Each Loan to an SPE of Developer, if conforming to the lending requirements of the Loan Policies and Procedures, will be approved by our Manager. We will largely be dependent on the diligence of our Manager. When conducting due diligence, our Manager may be required to evaluate important and complex business, financial, tax, accounting, environmental and legal issues. Outside consultants, legal advisors, accountants and investment banks may be involved in the due diligence process in varying degrees depending on the type of potential investment. Our Manager’s loss estimates may not prove accurate, as actual results may vary from estimates. If our Manager underestimates the asset-level losses relative to the price we pay for a particular investment, we may experience losses with respect to such investment.

Moreover, investment analyses and decisions by our Manager may frequently be required to be undertaken on an expedited basis to take advantage of investment opportunities and in a conflict situation because of the common ownership with the Developer, our likely borrower. In such cases, the information available to our Manager at the time of making an investment decision may be limited, and they may not have access to detailed information regarding such investment. Therefore, we cannot assure you that our Manager will have knowledge of all circumstances that may adversely affect such investment.

Insurance on Loans and collateral may not cover all losses.

There are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war, which may be uninsurable or not economically insurable. Inflation, changes in building codes and ordinances, environmental considerations and other factors also might result in insurance proceeds insufficient to repair or replace a property if it is damaged or destroyed. Under these circumstances, the insurance proceeds received with respect to a property relating to one of the Loans might not be adequate to restore our economic position with respect to our investment. Any uninsured loss could result in the corresponding nonperformance of or loss on the Loans related to such property.

The impact of any future terrorist attacks and the availability of affordable terrorism insurance expose us to certain risks.

Terrorist attacks, the anticipation of any such attacks, and the consequences of any military or other response by the U.S. and its allies may have an adverse impact on the U.S. financial markets and the economy in general. We cannot predict the severity of the effect that any such future events would have on the U.S. financial markets, the economy or our business. Any future terrorist attacks could adversely affect the credit quality of some of our Loans and investments. Some of our Loans and investments will be more susceptible to such adverse effects than others, particularly those secured by properties in major cities or properties that are prominent landmarks or public attractions. We may suffer losses as a result of the adverse impact of any future terrorist attacks and these losses may adversely impact our results of operations.

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In addition, the enactment of the Terrorism Risk Insurance Act of 2002, or TRIA, and the subsequent enactment of the Terrorism Risk Insurance Program Reauthorization Act of 2015 and the Terrorism Risk Insurance Program Reauthorization Act of 2019, which extended TRIA through the end of 2020 and 2027, respectively, requires insurers to make terrorism insurance available under their property and casualty insurance policies and provides federal compensation to insurers for insured losses. However, this legislation does not regulate the pricing of such insurance and there is no assurance that this legislation will be extended beyond 2020. The absence of affordable insurance coverage may adversely affect the general real estate lending market, lending volume and the market’s overall liquidity and may reduce the number of suitable investment opportunities available to us and the pace at which we are able to make investments. If the properties that we invest in are unable to obtain affordable insurance coverage, the value of those investments could decline and in the event of an uninsured loss, we could lose all or a portion of our investment.

We may need to foreclose on certain of the Loans we originate or acquire, which could result in losses that harm our results of operations and financial condition.

We may find it necessary or desirable to foreclose on certain of the Loans we originate or acquire, and the foreclosure process may be lengthy and expensive. If we foreclose on an asset, we may take title to the property securing that asset, and if we do not or cannot sell the property, we would then come to own and operate it as “real estate owned.” Owning and operating real property involves risks that are different (and in many ways more significant) than the risks faced in owning an asset secured by that property. In addition, we may end up owning a property that we would not otherwise have decided to acquire directly at the price of our original investment or at all, and the liquidation proceeds upon sale of the underlying real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us.

Whether or not we have participated in the negotiation of the terms of any such Loans, we cannot assure you as to the adequacy of the protection of the terms of the applicable loan, including the validity or enforceability of the loan and the maintenance of the anticipated priority and perfection of the applicable security interests. Furthermore, claims may be asserted by lenders or borrowers that might interfere with enforcement of our rights. Borrowers may resist foreclosure actions by asserting numerous claims, counterclaims and defenses against us, including, without limitation, lender liability claims and defenses, even when the assertions may have no basis in fact, in an effort to prolong the foreclosure action and seek to force the lender into a modification of the loan or a favorable buy-out of the borrower’s position in the loan. In some states, foreclosure actions can take several years or more to litigate. At any time prior to or during the foreclosure proceedings, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure actions and further delaying the foreclosure process and could potentially result in a reduction or discharge of a borrower’s debt. Foreclosure may create a negative public perception of the related property, resulting in a diminution of its value. Even if we are successful in foreclosing on a loan, the liquidation proceeds upon sale of the underlying real estate may not be sufficient to recover our cost basis in the loan, resulting in a loss to us. Furthermore, any costs or delays involved in the foreclosure of the loan or a liquidation of the underlying property will further reduce the net sale proceeds and, therefore, increase any such losses to us.

If we foreclose on certain of the Loans we originate or acquire, then we are subject to the general risks of owning real estate.

Fluctuations in vacancy rates, rent schedules and operating expenses can adversely affect operating results or render the sale or refinancing of a property difficult or unattractive. No assurance can be given that certain assumptions as to the future levels of occupancy, cost of tenant improvements or future costs of operating a property will be accurate since such matters will depend on events and factors beyond the control of the Manager. Such factors include continued validity and enforceability of the leases, vacancy rates for similar properties, financial resources of tenants and rent levels near the properties, adverse changes in local population trends, market conditions, neighborhood values, local economic and social conditions, supply and demand for property, competition from similar properties, interest rates and real estate tax rates, governmental rules, regulations and fiscal policies, the enactment of unfavorable real estate laws, rent control, environmental or zoning law, and hazardous material law, uninsured losses, effects of inflation, and other risks. Properties may not perform in accordance with expectations which could result in losses that harm our results of operations and financial conditions. There’s no certainty that we will be able to sell or refinance such properties on favorable terms, or at all.

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Properties obtained through the foreclosure on one of our Loans we originate or acquire may involve substantial risks.

Properties obtained through a foreclosure may be distressed, poorly managed or in need of repositioning or other improvements. We may underestimate the amount of time, difficulty and cost of leasing vacant space. Additionally, we may underestimate the costs of improvements required to bring a property up to standards suitable for its intended use or its intended market position. No assurance can be given that the Manager will manage such properties in a way that is profitable to the Company.

The properties underlying our investments may be subject to unknown liabilities, including environmental liabilities, that could affect the value of these properties and as a result, our investments.

Collateral properties underlying our investments may be subject to unknown or unquantifiable liabilities that may adversely affect the value of our investments. Such defects or deficiencies may include title defects, title disputes, liens, servitudes or other encumbrances on the mortgaged properties. The discovery of such unknown defects, deficiencies and liabilities could affect the ability of our borrowers to make payments to us or could affect our ability to foreclose and sell the underlying properties, which could adversely affect our results of operations and financial condition.

Furthermore, to the extent we foreclose on properties with respect to which we have extended Loans, we may be subject to environmental liabilities arising from such foreclosed properties. Under various U.S. federal, state and local laws, an owner or operator of real property may become liable for the costs of removal of certain hazardous substances released on its property. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances.

If we foreclose on any properties underlying our investments, the presence of hazardous substances on a property may adversely affect our ability to sell the property and we may incur substantial remediation costs, therefore the discovery of material environmental liabilities attached to such properties could adversely affect our results of operations and financial condition.

We may be subject to lender liability claims, and if we are held liable under such claims, we could be subject to losses.

In recent years, a number of judicial decisions have upheld the right of borrowers to sue lending institutions on the basis of various evolving legal theories, collectively termed “lender liability.” Generally, lender liability is founded on the premise that a lender has either violated a duty, whether implied or contractual, of good faith and fair dealing owed to the borrower or has assumed a degree of control over the borrower resulting in the creation of a fiduciary duty owed to the borrower or its other creditors or stockholders. We cannot assure prospective investors that such claims will not arise or that we will not be subject to significant liability if a claim of this type did arise.

Investments in non-conforming and non-investment grade rated loans involve increased risk of loss.

Many of our investments may not conform to conventional loan standards applied by traditional lenders and either will not be rated (as is typically the case for private loans) or will be rated as non-investment grade by the rating agencies. Private loans often are not rated by credit rating agencies. Non-investment grade ratings typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the underlying properties’ cash flow or other factors. As a result, these investments should be expected to have a higher risk of default and loss than investment-grade rated assets. Any loss we incur may be significant and may adversely affect our results of operations and financial condition. There are no limits on the percentage of unrated or non-investment grade rated assets we may hold in our investment portfolio.

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We must manage our portfolio so that we do not become an investment company that is subject to regulation under the Investment Company Act.

We conduct our operations so that we avail ourselves of the statutory exclusion provided in Section 3(c)(5)(C) for companies engaged primarily in investment in mortgages and other liens on or interests in real estate. In order to qualify for this exclusion, we must maintain, on the basis of positions taken by the SEC’s Division of Investment Management, or the “Division,” in interpretive and no-action letters, a minimum of 55% of the value of our total assets in mortgage loans and other related assets that are considered “mortgages and other liens on and interests in real estate,” which we refer to as “Qualifying Interests,” and a minimum of 80% in Qualifying Interests and real estate-related assets. In the absence of SEC or Division guidance that supports the treatment of other investments as Qualifying Interests, we will treat those other investments appropriately as real estate-related assets or miscellaneous assets depending on the circumstances.

In August 2011, the SEC staff commenced an advance notice rulemaking initiative, indicating that it is reconsidering its interpretive policy under Section 3(c)(5)(C) and whether to advance rulemaking to define the basis for the exclusion. We cannot predict the outcome of this reconsideration or potential rulemaking initiative and its impact on our ability to rely on the exclusion. To the extent that the SEC or its staff provides more specific guidance regarding any of the matters bearing upon the requirements of Section 3(c)(5)(C) of the Investment Company Act, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC or its staff could further inhibit our ability to pursue the strategies we have chosen.

Because registration as an investment company would significantly affect our ability to engage in certain transactions or be structured in the manner we currently are, we intend to conduct our business so that we will continue to satisfy the requirements to avoid regulation as an investment company. If we do not meet these requirements, we could be forced to alter our investment portfolio by selling or otherwise disposing of a substantial portion of the assets that do not satisfy the applicable requirements or by acquiring a significant position in assets that are Qualifying Interests. Any such investments may not represent an optimum use of capital when compared to the available investments we and our subsidiaries target pursuant to our investment strategy and present additional risks to us. We continue to analyze our investments and may make certain investments when and if required for compliance purposes. Altering our portfolio in this manner may have an adverse effect on our investments if we are forced to dispose of or acquired assets in an unfavorable market.

If it were established that we were an unregistered investment company, there would be a risk that we would be subject to monetary penalties and injunctive relief in an action brought by the SEC, that we would be unable to enforce contracts with third parties, that third parties could seek to obtain rescission of transactions undertaken during the period it was established that we were an unregistered investment company. In order to comply with provisions that allow us to avoid the consequences of registration under the Investment Company Act, we may need to forego otherwise attractive opportunities and limit the manner in which we conduct our operations. Therefore, compliance with the requirements of the Investment Company Act may hinder our ability to operate solely on the basis of maximizing profits.

Rapid changes in the values of our other real estate-related investments may make it more difficult for us to maintain our exclusion from regulation under the Investment Company Act.

If the market value or income potential of real estate-related investments declines, we may need to alter the mix of our portfolio of assets in order to maintain our exclusion from the Investment Company Act regulation. If the decline in real estate asset values and/or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of any non-qualifying assets that we may own. We may have to make investment decisions that we otherwise would not make absent the Investment Company Act considerations.

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The Manager is not registered and does not intend to register as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). If the Manager is required to register as an investment adviser under the Advisers Act, it could impact our operations and possibly reduce your investment return.

The Manager is not currently registered as an investment adviser under the Advisers Act and does not expect to register as an investment adviser because the Company does not believe that it meets the registration requirements under the Advisers Act. In order to fall under the Advisers Act, the Manager must: (i) be in the business of (ii) providing advice or analyses on securities (iii) for compensation. First, the Company does not believe the Manager advises on “securities” because its investments in secured mortgages are not securities under the Advisers Act. Second, the Company believes that any investments in securities will be solely incidental to its investment strategy and therefore, the Manager would not be considered to be “in the business of providing advice on securities. Third, whether an adviser has sufficient regulatory assets under management to require registration under the Advisers Act depends on the nature of the assets it manages. In calculating regulatory assets under management, the Manager must include the value of each “securities portfolio” it manages. The Manager expects that our assets will not constitute a securities portfolio so long as a majority of our assets consist of assets that we believe are not securities. However, the SEC will not affirm our determination of what portion of our investments are not securities. As a result, there is a risk that such determination is incorrect and, as a result, our investments are a securities portfolio. In such an event, the Manager may be acting as an investment adviser subject to registration under the Advisers Act but not be registered. If our investments were to constitute a securities portfolio, then the Manager may be required to register under the Advisers Act, which would require it to comply with a variety of regulatory requirements under the Advisers Act on such matters as record keeping, disclosure, compliance, limitations on the types of fees it could earn and other fiduciary obligations. As a result, the Manager would be required to devote additional time and resources and incur additional costs to manage our business, which could possibly reduce your investment return.

Risks Related to Real Estate Investments Generally

Real estate valuation is inherently subjective and uncertain.

The valuation of real estate and therefore the valuation of any collateral underlying our Loans is inherently subjective due to, among other factors, the individual nature of each property, its location, the expected future rental revenues from that particular property and the valuation methodology adopted. In addition, where we invest in Loans for ground up construction, renovation or rehabilitation projects, initial valuations will assume completion of the project. As a result, the valuations of the real estate assets against which we will make or acquire Loans are subject to a large degree of uncertainty and are made on the basis of assumptions and methodologies that may not prove to be accurate, particularly in periods of volatility, low transaction flow or restricted debt availability in the commercial or residential real estate markets. This is true regardless of whether we internally perform such valuation or hire a third party to do so.

Our Developer may be subject to unknown or contingent liabilities related to properties that it acquires, for which it may have limited or no recourse against the sellers.

Assets and entities that the Developer or its SPEs may acquire in the future may be subject to unknown or contingent liabilities. Unknown or contingent liabilities might include liabilities for clean-up or remediation of environmental conditions, claims of tenants, vendors or other persons dealing with the acquired entities, tax liabilities and other liabilities whether incurred in the ordinary course of business or otherwise. In the future, the Developer may enter into transactions with limited representations and warranties or with representations and warranties that do not survive the closing of the transactions or that only survive for a limited period, in which event it would have no or limited recourse against the sellers of such properties. While sellers are expected to indemnify buyers with respect to breaches of representations and warranties that survive, such indemnification is often limited and subject to various materiality thresholds, a significant deductible or an aggregate cap on losses.

As a result, there is no guarantee that the Developer will recover any amounts with respect to losses due to breaches by the sellers of their representations and warranties. In addition, the total amount of costs and expenses that the Developer may incur with respect to liabilities associated with acquired properties and entities may exceed our expectations, which may adversely affect our business, financial condition, results of operations and cash flow.

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Our Developer may not be able to sell its properties at a price equal to, or greater than, the price for which it purchased such properties, which may lead to a decrease in the value of our assets.

The value of a property to a potential purchaser may not increase over time, which may restrict our Developer’s ability to sell a property, or if it is able to sell such property. This may lead to a sale price less than the price that Developer paid to purchase a property, which may adversely affect our business, financial condition, results of operations and cash flow.

Property taxes could increase due to property tax rate changes or reassessment, which could impact our cash flow.

The real property taxes on the properties underlying our Loans may increase as property tax rates change or as the properties are assessed or reassessed by taxing authorities. If the property taxes on such properties increase, our Developer’s financial condition, results of operations, cash flow, the value of its interests and ability to satisfy the principal and interest obligations on the Loans and could be adversely affected.

Potential development and construction delays and resultant increased costs and risks may hinder the Developer’s operating results and decrease its net income.

Our Developer or its SPEs intend to acquire unimproved real property or properties that are under development or construction. Investments in such properties will be subject to the uncertainties associated with the development and construction of real property, including those related to re-zoning land for development, environmental concerns of governmental entities and community groups and our Developer’s ability to build in conformity with plans, specifications, budgeted costs and timetables. If a builder fails to perform, Developer may resort to legal action to rescind the purchase or the construction contract or to compel performance. A builder’s performance may also be affected or delayed by conditions beyond the builder’s control. Our Developer may incur additional risks when it makes periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of Developer’s investment, adversely affecting its ability to satisfy its Loan obligations to us.

Costs imposed pursuant to governmental laws and regulations may reduce our Developer’s net income and available cash.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. Developer and its SPEs could be subject to substantial liability in the form of fines, penalties or damages for noncompliance with these laws and regulations. Even if not subject to liability, other costs, which our Developer may undertake to avoid or mitigate any such liability, such as the cost of removing or remediating hazardous or toxic substances, could be substantial. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties, regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal. The condition of properties at the time or purchase, operations in the vicinity of the properties, such as the presence of underground storage tanks, or activities of unrelated third parties may affect the properties underlying the Loans.

The presence of hazardous substances, including hazardous substances that have not been detected, or the failure to properly manage or remediate these substances, may hinder the ability to sell, rent or pledge such property as collateral for future borrowings. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce the amounts available to our Developer’s and adversely affect its ability to satisfy its obligations under the Loans.

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Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent our Developer or its SPEs and their assignees from operating such properties. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require our Developer to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. These factors can result in increased costs of a project or loss of Developer’s investment, adversely affecting Developer’s ability to satisfy its Loan obligations to us.

Developer may purchase properties that contain lead-based paint, which may cause health problems, exposing the Developer to third-party liability or potentially causing it to be in violation of environmental laws or regulations, either of which would adversely affect the Developer’s operating results.

Some existing structures which the Developer seeks to acquire may have been built prior to 1978, and housing built prior to such time may contain lead-based paint. The existence of lead-based paint is especially a concern in residential units and can cause health problems, particularly for children. As a result, Federal, state and local laws and regulations impose certain disclosure requirements and restrict and regulate renovation activities on housing built before 1978. Any violation of these restrictions could result in fines or criminal liability, and the Developer could be subject to liability arising from lawsuits alleging personal injury or related claims, thereby affecting its ability to satisfy its Loan obligations to us.

Risks Related to Single-Family Residential Real Estate

Acquiring properties during periods when the single-family home sector is experiencing substantial inflows of capital and intense competition may result in inflated purchase prices and increase the likelihood that our properties will not appreciate in value and may, instead, decrease in value.

The allocation of substantial amounts of capital for investment in the single-family home sector and significant competition for income producing real estate may inflate the purchase prices for such assets. To the extent Developer purchased, or in the future purchases, real estate in such an environment, it is possible that the value of such properties may not appreciate and may, instead, decrease in value, perhaps significantly, below the amount paid for such properties. In addition to macroeconomic and local economic factors, technical factors, such as a decrease in the amount of capital allocated to the single-family home sector and the number of investors participating in the sector, could cause the value of Developer’s properties to decline, inhibiting its ability to satisfy its obligations to us under the Loans and our ability to sufficiently collect on our Loans in the event of Developer’s default and our foreclosure on the respective property.

Increasing interest rates and inflation may cause a decrease in demand for the Developer’s single-family residential properties.

Interest rates rose significantly throughout 2022. Meanwhile, inflation has risen significantly to levels not seen for 40 years. The real estate market has already seen a decrease in demand due to higher interest rates for mortgages. Although interest rates have recently decreased, if interest rates increase again, individuals previously in the market for single-family homes might choose alternatives to buying single-family real estate, such as rentals or multi-family real estate, or wait until interest rates decrease before purchasing single-family real estate. A shift in demand for single-family properties might diminish the value of the Developer’s single-family real estate or make it harder to sell, adversely impacting Developer’s ability to satisfy its obligations to us under the Loans and inhibiting our ability to sufficiently collect on our Loans in the event of Developer’s default and our foreclosure on the respective property.

Single-family properties that are being sold through short sales or foreclosure sales are subject to risks of theft, mold, infestation, vandalism, illegal activity on the premises, deterioration or other damage that could require extensive renovation, and adversely impact Developer’s operating results.

When a single-family property is put into foreclosure due to a default by the homeowner on its mortgage obligations or the value of the property is substantially below the outstanding principal balance on the mortgage and the homeowner decides to seek a short sale, the homeowner may abandon the property or cease to maintain the property as rigorously as the homeowner normally would. Neglected and vacant properties are subject to increased risks of theft, mold, infestation, vandalism, illegal activity on the premises, general deterioration and other maintenance problems that may persist without appropriate attention and remediation. If Developer purchases properties which it is unable to inspect immediately before the closings on the purchases, it may purchase properties that may be subject to these problems, which may result in maintenance and renovation costs and time frames that far exceed Developer’s estimates. These circumstances could substantially impair Developer’s ability to quickly renovate such properties in a cost-efficient manner or at all, which would adversely impact its operating results and affect its ability to satisfy its Loan obligations to us.

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The lack of feasibility in renting single-family properties may adversely affect Developer’s ability to sell its properties.

Although a market exists for single-family rentals, such properties are not as attractive to would-be landlords as rental properties as multi-family residential or certain commercial properties. Thus, an owner invested in a single-family residential property typically is limited to the resale of the property in order to receive a return on the investment. This lack of diversity in investment models creates a risk for the Developer directly and indirectly through any prospective buyer of one of Developer’s single-family properties who is also limited in investment models. These factors could adversely affect the pool of potential buyers for Developer’s properties and may reduce the demand or market value of such single-family real estate. Additionally, in the event of a downturn in the market for single-family residential sales, Developer does not have a feasible alternative in renting single-family properties which would not be profitable to sell. Prospective buyers purchasing for resale may also take into consideration this lack of feasibility with respect to renting single-family property, thus decreasing the market value of such property. Such a decrease in market value will adversely affect Developer’s ability to satisfy its Loan obligations to us and inhibit our ability to sufficiently collect on our Loans in the event of Developer’s default and our foreclosure on the respective property.

Risks Related to Multi-Family Residential Real Estate

Competition and any increased affordability of single-family homes could decrease demand for apartments in multi-family residential properties.

The multi-family industry is highly competitive, and the Developer faces competition from many sources, including from other multi-family apartment communities both in the immediate vicinity and the geographic market where its properties will be located. If so, this would increase the number of apartments units available and may decrease occupancy and unit rental rates, potentially making it harder to sell the properties to prospective buyers. Furthermore, multi-family properties Developer invests in compete, or will compete, with numerous housing alternatives in attracting residents, including owner-occupied single and multi-family homes available to rent or purchase. The number of competitive properties and/or condominiums in a particular area, or any increased affordability of owner-occupied single and multi-family homes caused by declining housing prices, mortgage interest rates and government programs to promote home ownership, could adversely affect Developer’s ability to market multi-family properties to prospective buyers who intend to lease such properties, and such adverse effects could affect Developer’s ability to satisfy its Loan obligations to us and also inhibit our ability to sufficiently collect on our Loans in the event of Developer’s default and our foreclosure on the respective property.

Multi-family properties that experience significant vacancies could be difficult to sell.

Certain multi-family residential properties belonging to Developer may have some level of extended vacancy. If vacancies continue for a long period of time, the resale value of the property could be diminished because the market value may depend on a potential buyer’s ability to lease units in the multi-family property. Such a decrease in the property’s market value will affect Developer’s income and in turn affect its ability to satisfy its Loan obligations to us, and it will also inhibit our ability to sufficiently collect on our Loans in the event of Developer’s default and our foreclosure on the respective property.

The prospect of finding creditworthy tenants for multi-family residential units, tenant turnover rates, or tenants potentially defaulting on rent payments or filing for bankruptcy, could significantly affect the value of or demand for Developer’s multi-family residential properties.

A prospective buyer of Developer’s multi-family properties will likely intend to lease units to tenants and receive rent from tenants during the terms of their respective leases. A tenant’s ability to pay rent is often initially determined by the creditworthiness of the tenant and the income of the tenant. Furthermore, tenant turnover rates in multi-family residential properties may be difficult to predict. If a large number of resident lease agreements at a multi-family property terminate at or around the same time, and if the units remain unoccupied, then revenues and earnings could be adversely affected. Any prospective buyer will likely value Developer’s multi-family properties based on its observations of the pool of tenants, tenant turnover rates, the overall residential rental market, and the reliability of receiving periodic rent payments from tenants.

Additionally, a prospective buyer may also consider the possibility of tenants’ credit or income deteriorating and the potential default or bankruptcy of tenants. The bankruptcy or insolvency of tenants or other failure to pay is likely to adversely affect the income produced by multi-family real estate investments. Any bankruptcy filings by, or relating to, one tenant could bar a landlord from collecting pre-bankruptcy debts from that tenant or its properties. A tenant bankruptcy could delay efforts to collect past-due balances under the relevant leases and could ultimately preclude full collection of these sums. If a tenant files for bankruptcy, a landlord may not be able to evict the tenant solely because of such bankruptcy or failure to pay. In sum, it is highly likely that a landlord may recover substantially less than the full value of any unsecured claims against tenants. These factors in rent collection and tenants’ financial conditions, and the variations of the rental market at any given time affecting such factors, may reduce the demand or market value of multi-family real estate. Such a decrease in the property’s market value will affect Developer’s income and in turn affect its ability to satisfy its Loan obligations to us, and it will also inhibit our ability to sufficiently collect on our Loans, in the event of Developer’s default and our foreclosure on the respective property.

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The significance of effective property management with respect to multi-family real estate may affect the value of or demand for Developer’s multi-family residential properties.

The success of multi-family real estate investments and their leasing operations is highly dependent on the expertise and performance of the respective property manager and the property manager’s network and other investment professionals to source, acquire and manage the multi-family property. The potential loss or inadequacy of the services of a property manager and its affiliates could have a material and adverse effect on the operations and income of the respective multi-family property. This risk may adversely influence a prospective purchaser of any of Developer’s multi-family residential properties, thereby reducing the demand or market value of multi-family real estate owned by Developer. Such a decrease in the property’s market value will affect Developer’s income and in turn affect its ability to satisfy its Loan obligations to us, and it will also inhibit our ability to sufficiently collect on our Loans, in the event of Developer’s default and our foreclosure on the respective property.

Developer may not have control over costs arising from rehabilitation of multi-family residential properties.

Certain multi-family residential projects Developer undertakes may require some degree of rehabilitation. Consequently, Developer may retain independent vendors to perform the actual physical rehabilitation and/or construction work and will be subject to risks in connection with a vendor’s ability to control rehabilitation and/or construction costs, the timing of completion of rehabilitation and/or construction, and a vendor’s ability to build in conformity with plans and specification. Although Developer will use its best efforts to predict rehabilitation costs, certain unforeseen costs and issues may arise relating to costs and supply of materials, costs and supply of labor, environmental regulations, building code regulations, and contracts with independent vendors. Increased rehabilitation costs and issues related to such for multi-family properties may reduce the market value of Developer’s multi-family real estate owned by Developer, adversely affecting Developer’s ability to satisfy its Loan obligations to us and our ability to sufficiently collect on our Loans, in the event of Developer’s default and our foreclosure on the respective property.

Multi-family properties underlying our Loans may include condominium interests. Condominium interests are subject to special risks that may reduce your return on investment.

Properties underlying the Loans may include condominium interests, which is a type of common ownership interest. Common ownership interests are subject to special risks that may reduce your return on investment. For example, common ownership interests are governed by associations which we, as a condominium unit owner, have a vote. Our Developer or its SPEs may be outvoted by the other members of the condominium respecting matters that materially impact the management, appearance, safety or financial soundness of the dwelling or of the association.

The value of common ownership interests may be decreased by the default of other interest holders on their homeowners’ association, or HOA, fees or similar fees. If enough holders default on their fees, the HOA’s liquidity and net worth may decrease dramatically. If the HOA or board is forced to foreclose on any delinquent interests representing the condominium interests, a lowered value realized at the foreclosure sale may adversely impact the market value of every other unit.

Common interest owners are also required to pay HOA fees. If our Developer or its SPEs defaults in its payment of such fees, it may be obligated to pay financial penalties or, in severe circumstances, the condominium unit may be foreclosed on by the board or the HOA. If the board or HOA is mismanaged or if the applicable property suffers from neglect or deferred maintenance, HOA fees may increase, which may reduce Developer’s cash flow from operations, adversely affecting its ability to satisfy its Loan obligations to us.

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Environmental laws governing multi-family properties may increase costs associated with rehabilitating and maintaining such properties.

The presence of hazardous substances, including hazardous substances that have not been detected, or the failure to properly manage or remediate these substances, may hinder Developer’s ability to sell such multi-family residential property. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or any other material expenditures, fines, penalties or damages Developer must pay will adversely affect its ability to satisfy its Loan obligations to us. Additionally, environmental issues with multi-family property, or liability under environmental laws governing such multi-family property, may decrease in the property’s market value, which will affect Developer’s income and in turn affect its ability to satisfy its Loan obligations to us, and it will also inhibit our ability to sufficiently collect on our Loans, in the event of Developer’s default and our foreclosure on the respective property.

Multi-family properties may contain mold, requiring remediation.

When excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing, as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold at any of Developer’s projects could require it to undertake a costly remediation program to contain or remove the mold from the affected property or development project, which would adversely affect Developer’s operating results and income and its ability to satisfy its Loan obligations to us. Additionally, a multi-family property with mold contamination may significantly reduce the resale value of the property, which would inhibit our ability to sufficiently collect on our Loans, in the event of Developer’s default and our foreclosure on the respective property.

Costs associated with complying with the Fair Housing Amendments Act of 1988 and similar laws (including but not limited to the Rehabilitation Act of 1973) with respect to multi-family residential property may decrease cash available for distributions to our investors.

The Fair Housing Amendments Act of 1988 requires apartment communities first occupied after March 13, 1991, to comply with design and construction requirements for disabled access. For projects receiving federal funds, the Rehabilitation Act of 1973 also has requirements regarding disabled access.  If one or more acquired properties are not in compliance with such laws, then our Developer or its SPEs may incur additional costs to bring the property into compliance. We cannot predict the ultimate amount of the cost of compliance with such laws. Noncompliance with these laws could also result in the imposition of fines or an award of damages to private litigants. Substantial costs incurred to comply with such laws, as well as fines or damages resulting from actual or alleged noncompliance with such laws, could adversely affect our Developer, including our future results of operations and cash flows, thereby affecting its ability to satisfy its Loan obligations to us. Debts, liens, or penalties associated with Developer’s multi-family properties due to such laws and regulations may also affect our rights in Developer’s multi-family properties as collateral under our Loans, thereby inhibiting our ability to sufficiently collect on our Loans, in the event of Developer’s default and our foreclosure on such properties.

Risks Related to Commercial Real Estate

To the extent Developer acquires retail properties, its ability to procure buyers for such properties may be significantly impacted by the success and economic viability of obtaining retail anchor tenants.

In the retail sector, a tenant occupying all or a large portion of the gross leasable area of a retail center, commonly referred to as an anchor tenant, may become insolvent, may suffer a downturn in business and default on or terminate its lease, or may decide not to renew its lease. Any of these events would result in a reduction or cessation in rental payments to the landlord from that tenant. Developer’s ability to sell any commercial properties it owns may depend on the prospect of a potential buyer being able to procure viable anchor tenants. In the event that procuring such tenants becomes difficult in the commercial real estate market, the market value of such properties could be diminished or the time it takes to find an adequate buyer for such properties may be extended past estimations. Such a decrease in the property’s market value will affect Developer’s income and in turn affect its ability to satisfy its Loan obligations to us, and it will also inhibit our ability to sufficiently collect on our Loans, in the event of Developer’s default and our foreclosure on the respective property.

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Compliance with governmental laws, regulations and covenants that are specifically applicable to commercial properties may adversely affect Developer’s business and growth strategies.

Commercial properties owned or to be purchased by Developer may be subject to various covenants, local laws and regulatory requirements, including permitting and licensing requirements. Local regulations, including municipal or local ordinances, zoning restrictions and restrictive covenants imposed by previous developers or owners, may restrict Developer’s use of commercial properties and may require it to obtain approval from local officials or community standards organizations at any time with respect to its commercial properties, including prior to acquiring such properties or when undertaking renovations. Among other things, these restrictions may relate to fire and safety, seismic, asbestos-cleanup or hazardous material abatement requirements. Such existing regulatory policies may adversely affect Developer’s operations or the timing or cost of any future acquisitions or renovations. Additional regulations may also be adopted that would increase such delays or result in additional costs. Developer’s business and growth strategies may be materially and adversely affected by its ability to obtain permits, licenses and zoning approvals. Developer’s failure to obtain such permits, licenses and zoning approvals could have a material adverse effect on Developer’s operations and adversely impact its ability to fulfill its Loan obligations to us. Debts, liens, or penalties associated with Developer’s commercial properties due to governmental laws, regulations and covenants may also affect our rights in Developer’s commercial properties as collateral under our Loans, thereby inhibiting our ability to sufficiently collect on our Loans, in the event of Developer’s default and our foreclosure on such commercial properties.

Commercial properties may contain mold, requiring remediation.

Originally occurring in residential property, mold claims have recently begun to appear in commercial properties as well.  Several insurance companies have reported a substantial increase in mold-related claims, causing a growing concern that real estate owners might be subject to increasing lawsuits regarding mold contamination.  No assurance can be given that a mold condition will not exist at one or more of Developer’s properties, with the risk of substantial damages, legal fees and diminishment in the value of such properties. As a result, the presence of significant mold at any of Developer’s commercial projects could require it to undertake a costly remediation program to contain or remove the mold from the affected property or development project, which would adversely affect Developer’s operating results and income and its ability to satisfy its Loan obligations to us. Additionally, a multi-family property with mold contamination may significantly reduce the resale value of the property, which would inhibit our ability to sufficiently collect on our Loans, in the event of Developer’s default and our foreclosure on the respective property.

Costs associated with complying with the Americans with Disabilities Act and similar laws (including but not limited to the Rehabilitation Act of 1973) may decrease cash available for distributions to our investors.

It is likely that commercial properties underlying the Loans will be subject in some form to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. For projects receiving federal funds, the Rehabilitation Act of 1973 also has requirements regarding disabled access.  If one or more acquired properties are not in compliance with such laws, then our Developer or its SPEs may incur additional costs to bring the property into compliance. We cannot predict the ultimate amount of the cost of compliance with such laws. Noncompliance with these laws could also result in the imposition of fines or an award of damages to private litigants. Substantial costs incurred to comply with such laws, as well as fines or damages resulting from actual or alleged noncompliance with such laws, could adversely affect our Developer, including our future results of operations and cash flows, thereby affecting its ability to satisfy its Loan obligations to us. Debts, liens, or penalties associated with Developer’s commercial properties due to such laws and regulations may also affect our rights in Developer’s commercial properties as collateral under our Loans, thereby inhibiting our ability to sufficiently collect on our Loans, in the event of Developer’s default and our foreclosure on such commercial properties.

Developer may not have control over costs arising from rehabilitation of commercial properties.

Existing commercial structures which Developer acquires may require some degree of rehabilitation. Developer may retain independent vendors to perform the actual physical rehabilitation and/or construction work related to each commercial property and will be subject to risks in connection with a vendor’s ability to control rehabilitation and/or construction costs, the timing of completion of rehabilitation and/or construction, and a vendor’s ability to build in conformity with plans and specification. Although Developer will use its best efforts to predict rehabilitation costs, certain unforeseen costs and issues may arise relating to costs and supply of materials, costs and supply of labor, environmental regulations, building code regulations, and contracts with independent vendors. Increased rehabilitation costs and issues related to such for commercial properties may reduce the market value of Developer’s commercial real estate, adversely affecting Developer’s ability to satisfy its Loan obligations to us and our ability to sufficiently collect on our Loans, in the event of Developer’s default and our foreclosure on the respective property.

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USE OF PROCEEDS

We estimate that the net proceeds we will receive from this offering, assuming a sales mix of 80% Class A Bonds and 20% Class B Bonds, will be approximately $49,610,000 if we raise the maximum offering amount, or $24,805,000 if we raise half of the maximum offering amount, after deducting selling commissions and fees payable to our managing broker-dealer and selling group members, and payment of the O&O Fee to our Manager. As sales of Class B Bonds are without selling commissions, the net proceeds from the offering will depend upon the sales mix of the Bonds.

We plan to use substantially all of the net proceeds from this offering to make Loans to our Developer and its SPEs for the acquisition and/or development of real estate, which may be located anywhere in the continental U.S., including: (A) the acquisition of parcels of real property (including but not limited to raw/unentitled land and/or finished lots) (i) for development into single-family residential lots, (ii) for the construction of single-family homes to be marketed and sold to homebuyers, (iii) for the construction of condominiums to be marketed and sold to homebuyers, (iv) for the development and/or construction of multi-family residential communities, and (v) for the development and/or construction of storage facilities, retail, and/or other commercial real estate assets, or mixed-use properties; (B) existing single-family homes to be redeveloped, renovated, and/or repositioned for marketing and sale; (C) existing multi-family properties to be redeveloped, renovated, and/or repositioned for marketing and sale, and/or (D) existing commercial properties to be redeveloped, renovated, and/or repositioned for marketing and sale.

The table below demonstrates our anticipated uses of offering proceeds for the Sale of Class A and Class B Bonds. The numbers in the table are approximate. We’ve assumed that the bonds are always sold proportionally. For example, if 75% of the Class A Bonds have been sold, we are also assuming that 75% of the Class B Bonds have been sold.

Maximum Offering Amount

	Class A Bonds
	Amount	Percent
Gross offering proceeds	$44,000,000	100.00%
Less offering expenses:
Selling commissions(1)	2,640,000	6.00%
Managing broker-dealer fee(2)	220,000	0.50%
Wholesaling fee(3)	660,000	1.50%
Expense Reimbursement(4)	440,000	1.00%
O&O Fee(5)	880,000	2.00%

Net Proceeds	$39,160,000	89.00%

Amount available for investment	$39,160,000	89.00%

	Class B Bonds
	Amount	Percent
Gross offering proceeds	$11,000,000	100.00%
Less offering expenses:
Selling commissions(1)	0	0.00%
Managing broker-dealer fee(2)	55,000	0.50%
Wholesaling fee(3)	165,000	1.50%
Expense Reimbursement(4)	110,000	1.00%
O&O Fee(5)	220,000	2.00%

Net Proceeds	$10,450,000	95.00%

Amount available for investment	$10,450,000	95.00%

Aggregate available for investment from sale of Maximum Offering Amount of Class A and Class B Bonds:	$49,610,000	90.20%

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75% of Maximum Offering Amount

	Class A Bonds
	Amount	Percent
Gross offering proceeds	$33,000,000	100.00%
Less offering expenses:
Selling commissions(1)	1,980,000	6.00%
Managing broker-dealer fee(2)	165,000	0.50%
Wholesaling fee(3)	495,000	1.50%
Expense Reimbursement(4)	330,000	1.00%
O&O Fee(5)	660,000	2.00%

Net Proceeds	$29,370,000	89.00%

Amount available for investment	$29,370,000	89.00%

	Class B Bonds
	Amount	Percent
Gross offering proceeds	$8,250,000	100.00%
Less offering expenses:
Selling commissions(1)	0	0.00%
Managing broker-dealer fee(2)	41,250	0.50%
Wholesaling fee(3)	123,750	1.50%
Expense Reimbursement(4)	82,500	1.00%
O&O Fee(5)	165,000	2.00%

Net Proceeds	$7,837,500	95.00%

Amount available for investment	$7,837,500	95.00%

Aggregate available for investment from sale of Maximum Offering Amount of Class A and Class B Bonds:	$37,207,500	90.20%

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50% of Maximum Offering Amount

	Class A Bonds
	Amount	Percent
Gross offering proceeds	$22,000,000	100.00%
Less offering expenses:
Selling commissions(1)	1,320,000	6.00%
Managing broker-dealer fee(2)	110,000	0.50%
Wholesaling fee(3)	330,000	1.50%
Expense Reimbursement(4)	220,000	1.00%
O&O Fee(5)	440,000	2.00%

Net Proceeds	$19,580,000	89.00%

Amount available for investment	$19,580,000	89.00%

	Class B Bonds
	Amount	Percent
Gross offering proceeds	$5,500,000	100.00%
Less offering expenses:
Selling commissions(1)	0	0.00%
Managing broker-dealer fee(2)	27,500	0.50%
Wholesaling fee(3)	82,500	1.50%
Expense Reimbursement(4)	55,000	1.00%
O&O Fee(5)	110,000	2.00%

Net Proceeds	$5,225,000	95.00%

Amount available for investment	$5,225,000	95.00%

Aggregate available for investment from sale of Maximum Offering Amount of Class A and Class B Bonds:	$24,805,000	90.20%

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25% of Maximum Offering Amount

	Class A Bonds
	Amount	Percent
Gross offering proceeds	$11,000,000	100.00%
Less offering expenses:
Selling commissions(1)	660,000	6.00%
Managing broker-dealer fee(2)	55,000	0.50%
Wholesaling fee(3)	165,000	1.50%
Expense Reimbursement(4)	110,000	1.00%
O&O Fee(5)	220,000	2.00%

Net Proceeds	$9,790,000	89.00%

Amount available for investment	$9,790,000	89.00%

	Class B Bonds
	Amount	Percent
Gross offering proceeds	$2,750,000	100.00%
Less offering expenses:
Selling commissions(1)	0	0.00%
Managing broker-dealer fee(2)	13,750	0.50%
Wholesaling fee(3)	41,250	1.50%
Expense Reimbursement(4)	27,500	1.00%
O&O Fee(5)	55,000	2.00%

Net Proceeds	$2,612,500	95.00%

Amount available for investment	$2,612,500	95.00%

Aggregate available for investment from sale of Maximum Offering Amount of Class A and Class B Bonds:	$12,402,500	90.20%

(1)	We will pay (a) selling commissions of 6.00% of gross offering proceeds on the sale of Class A Bonds. Our managing broker-dealer may reallow selling commissions to selling group members, in whole or in part.
(2)	We will pay a managing broker-dealer fee of up to 0.50% of the gross offering proceeds on the sale of Class A Bonds and Class B Bonds
(3)	We may pay a wholesaling fee of up to 1.50% of gross proceeds on the sale of Class A Bonds and Class B Bonds. We are not required to pay the wholesaling fee, but we may agree to pay the wholesaling fee to our managing broker-dealer for sales made by certain selling group members, which it may reallow, in whole or in part, to those selling group members.
(4)	We will pay a nonaccountable expense reimbursement of 1.00% of gross offering proceeds on the sale of Class A Bonds and Class B Bonds to the Managing Broker-Dealer.
(5)	We will pay our Manager the O&O Fee of 2.00% of gross proceeds from the offering on the Sale of Class A and Class B Bonds. To the extent actual organizational and offering expenses exceed 2.00% of the gross proceeds raised in the offering, our Manager will pay such amounts without reimbursement from us. If actual organization and offering expenses are less than 2.00% of the gross proceeds from the offering, the Manager will be entitled to retain any excess of the O&O Fee over actual organization and offering expenses as compensation for its services in organizing our Company and this offering. In no event will the O&O Fee payable to our Manager exceed 2.00% of the offering proceeds.

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PLAN OF DISTRIBUTION

Who May Invest

As a Tier II, Regulation A offering, investors must meet certain investor suitability requirements and comply with the 10% limitation to investment in the offering, as prescribed in Rule 251. The only investor in this offering exempt from this limitation is an accredited investor, an “Accredited Investor,” as defined under Rule 501 of Regulation D. If you meet one of the following tests you qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse (or spousal equivalent) in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse (or spousal equivalent), exceeds $1,000,000 at the time you purchase the Bonds (please see below on how to calculate your net worth);

(iii)	You are an executive officer, director, trustee, general partner or advisory board member of the issuer or a person serving in a similar capacity as defined in the Investment Company Act of 1940, as amended, the Investment Company Act, or a manager or executive officer of the general partner of the issuer;

(iv)	You are an investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940 or an exempt reporting adviser as defined in Section 203(1) or Section 203(m) of that act, or an investment adviser registered under applicable state law;

(v)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the Code, a corporation, a Massachusetts or similar business trust or a partnership or a limited liability company, not formed for the specific purpose of acquiring the Bonds, with total assets in excess of $5,000,000;

(vi)	You are an entity, with investments, as defined under the Investment Company Act, exceeding $5,000,000, and you were not formed for the specific purpose of acquiring the Bonds;

(vii)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended, the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940, as amended, the Investment Company Act, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958, any Rural Business Investment Company as defined in the Consolidated Farm and Rural Development Act of 1961 or a private business development company as defined in the Investment Advisers Act of 1940;

(viii)	You are an entity with total assets not less than $5,000,000 (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(ix)	You are a trust with total assets in excess of $5,000,000, your purchase of the Bonds is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Bonds;

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(x)	You are a family client of a family office, as defined in the Investment Advisers Act, with total assets not less than $5,000,000, your purchase of the Bonds is directed by a person who has such knowledge and experience in financial and business matters that the family office is capable of evaluating the merits and risks of the prospective investment, and the family office was not formed for the specific purpose of investing in the Bonds;

(xi)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000; or

(xii)	You are a holder in good standing of certain professional certifications or designations, including the Financial Industry Regulatory Authority, Inc. Licensed General Securities Representative (Series 7), Licensed Investment Adviser Representative (Series 65), or Licensed Private Securities Offerings Representative (Series 82) certifications.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, Net Worth is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the donor or grantor is the fiduciary and the fiduciary directly or indirectly provides funds for the purchase of the Bonds.

Determination of Suitability

The selling group members and registered investment advisors recommending the purchase of Bonds in this offering have the responsibility to make every reasonable effort to determine that your purchase of Bonds in this offering is a suitable and appropriate investment for you based on information provided by you regarding your financial situation and investment objectives. In making this determination, these persons have the responsibility to ascertain that you:

•	meet the minimum income and net worth standards set forth under “Plan of Distribution — Who May Invest” above;
•	can reasonably benefit from an investment in the Bonds based on your overall investment objectives and portfolio structure;
•	are able to bear the economic risk of the investment based on your overall financial situation;
•	are in a financial position appropriate to enable you to realize to a significant extent the benefits described in this offering circular of an investment in the Bonds; and
•	have apparent understanding of:
•	the fundamental risks of the investment;
•	the risk that you may lose your entire investment;
•	the lack of liquidity of the Bonds;
•	the restrictions on transferability of the Bonds; and
•	the tax consequences of your investment.

Relevant information for this purpose will include at least your age, investment objectives, investment experience, income, net worth, financial situation, and other investments as well as any other pertinent factors. The Selling Group Members and registered investment advisors recommending the purchase of Bonds in this offering must maintain, for a six-year period, records of the information used to determine that an investment in Bonds is suitable and appropriate for you.

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The Offering

We are offering a maximum offering amount of $55,000,000 of the Bonds to the public through our managing broker-dealer at a price of $1,000.00 per Bond. This offering consists of up to $44,000,000 in Class A Bonds and up to $11,000,000 in Class B Bonds.

Our Manager has arbitrarily determined the selling price of the Bonds and such price bears no relationship to our book or asset values, or to any other established criteria for valuing issued or outstanding Bonds.

The Bonds are being offered on a “best efforts” basis, which means generally that our managing broker-dealer is required to use only its best efforts to sell the Bonds and it has no firm commitment or obligation to purchase any of the Bonds. The offering will continue until the offering termination. We will conduct closings on the last business day of each month, assuming there are funds to close, until the offering termination. Once a subscription has been submitted and accepted by the Company, an investor will not have the right to request the return of its subscription payment prior to the next closing date. If subscriptions are received on a timely basis, any such subscriptions will be closed on the upcoming closing date. If subscriptions are not received in a timely manner, any such subscriptions will be closed on the next closing date. It is expected that settlement will occur on the same day as each closing date. On each closing date, offering proceeds for that closing will be disbursed to us and the Bonds purchased will be issued to the investors in the offering. If the Company is dissolved or liquidated after the acceptance of a subscription, the respective subscription payment will be returned to the subscriber. The offering is being made on a best-efforts basis through Primus Financial Services, LLC, our managing broker-dealer.

Managing Broker-Dealer and Compensation We Will Pay for the Sale of the Bonds

Our managing broker-dealer will receive (a) selling commissions of 6.00% of gross offering proceeds on the sale of Class A Bonds, and (b) a managing broker-dealer fee of up to 0.50% of the gross proceeds of the offering, and (c) a nonaccountable expense reimbursement of up to 1.00% of gross offering proceeds on the sale of Class A Bonds. In addition, we may pay a wholesaling fee of up to 1.50% of gross proceeds of the offering. We are not required to pay the wholesaling fee, but we may agree to pay the wholesaling fee to our managing broker-dealer for sales made by certain selling group members. Our managing broker-dealer may reallow all or a portion of selling commissions, managing broker-dealer fee and the wholesaling fee to selling group members. The Class B Bonds will be sold solely to certain purchasers, including those purchasing through a registered investment advisor. See “Plan of Distribution — Series Class B-Bond Eligibility.” We will not pay selling commissions on the sale of Class B Bonds; however, we will pay a managing broker-dealer fee and a wholesaling fee, and may pay nonaccountable expense reimbursements of up to 1.0% on such sales. Total underwriting compensation to be received by or paid to participating FINRA member broker-dealers, including commissions, managing broker-dealer fee, and wholesaling fee will not exceed 10% of proceeds raised with the assistance of those participating FINRA member broker-dealers.

Set forth below are tables indicating the estimated compensation and expenses that will be paid in connection with the offering to our managing broker-dealer.

	Per A Bond	Half of Maximum Offering Amount	Maximum Offering Amount
Offering:
Price to investor:	$1,000.00	$22,000,000	$44,000,000
Less selling commissions:	60	1,320,000	2,640,000
Less managing broker-dealer fee:	5	110,000	220,000
Less expense reimbursement	10	220,000	440,000
Less wholesaling fee:	15	330,000	660,000
Remaining Proceeds:	$910	$20,020,000	$40,040,000

	Per B Bond	Half of Maximum Offering Amount	Maximum Offering Amount
Offering:
Price to investor:	$1,000.00	$5,500,000	$11,000,000
Less managing broker-dealer fee:	5	27,500	55,000
Less expense reimbursement	10	55,000	110,000
Less wholesaling fee:	15	82,500	165,000
Remaining Proceeds:	$970	$5,335,000	$10,670,000

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We have agreed to indemnify our managing broker-dealer, the selling group members and selected registered investment advisors, against certain liabilities arising under the Securities Act. However, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is unenforceable.

In accordance with the rules of FINRA, the table above sets forth the nature and estimated amount of all items that will be viewed as “underwriting compensation” by FINRA that are anticipated to be paid by us in connection with the offering. The amounts shown assume we sell all the Bonds offered hereby and that all Bonds are sold in the offering with the maximum wholesaling fee, which is the distribution channel with the highest possible selling commissions and fees.

It is illegal for us to pay or award any commissions or other compensation to any person engaged by you for investment advice as an inducement to such advisor to advise you to purchase the Bonds; however, nothing herein will prohibit a registered broker-dealer or other properly licensed person from earning a sales commission in connection with a sale of the Bonds.

Eligibility to Purchase Class B Bonds

We may only sell Class B Bonds and pay no selling commissions in connection with the sale of such Bonds in this offering to:

•	registered principals or representatives of our managing broker-dealer and selling group members (and immediate family members of any of the foregoing persons);
•	our employees and officers or those of our Manager or our Sponsor, or the affiliates of any of the foregoing entities (and the immediate family members of any of the foregoing persons);
•	clients of an investment advisor registered under the Investment Advisers Act of 1940 or under applicable state securities laws (other than any registered investment advisor that is also registered as a broker-dealer, with the exception of clients who have “wrap” accounts which have asset-based fees with such dually registered investment advisor/broker-dealer); or
•	persons investing in a bank trust account with respect to which the authority for investment decisions made has been delegated to the bank trust department.

For purposes of the foregoing, “immediate family members” means such person’s spouse, parents, children, brothers, sisters, grandparents, grandchildren and any such person who is so related by marriage such that this includes “step-” and “-in-law” relations as well as such persons so related by adoption. All sales must be made through a registered broker-dealer participating in this offering, and investment advisors must arrange for the placement of sales accordingly. The net proceeds to us will not be affected by eliminating selling commissions and the wholesaling fees payable in connection with sales to or through the persons described above. Purchasers purchasing net of all of the selling commissions and wholesaling fees will receive Bonds in principal amount of $1,000 per Bond purchased.

Either through this offering or subsequently on any secondary market, affiliates of our Company may buy the Bonds if and when they choose. There are no restrictions on these purchases. Affiliates that become Bondholders will have rights on parity with all other Bondholders.

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How to Invest

Subscription Agreement

All investors will be required to complete and execute a subscription agreement in the form attached hereto as Exhibit B. The subscription agreement is available from your registered representative or financial adviser and should be delivered to Phoenix American Financial Services, Inc., Attn: MCI Income Fund VII, LLC, 2101 Cedar Springs Road, Suite 700, Dallas TX, 75201, together with payment in full by check, ACH or wire of your subscription purchase price in accordance with the instructions in the subscription agreement. All checks should be made payable to “MCI Income Fund VII, LLC.” We will hold closings on the last business day of each month assuming there are funds to close. Once a subscription has been submitted and accepted by the Company, an investor will not have the right to request the return of its subscription payment prior to the next closing date. If subscriptions are received on a closing date and accepted by the Company prior to such closing, any such subscriptions will be closed on that closing date. If subscriptions are received on a closing date but not accepted by the Company prior to such closing, any such subscriptions will be closed on the next closing date. It is expected that settlement will occur on the same day as each closing date. If the Company is dissolved or liquidated after the acceptance of a subscription, the respective subscription payment will be returned to the subscriber.

By completing and executing your subscription agreement or order form you will also acknowledge and represent that you have received a copy of this offering circular, you are purchasing the Bonds for your own account and that your rights and responsibilities regarding your Bonds will be governed by the Indenture and the form of bond certificate each included as an exhibit to this offering circular.

Book-Entry, Delivery and Form

The Bonds purchased through a participant in the Depository Trust Company, or DTC, will be evidenced by global bond certificates deposited with a nominee holder, either DTC or its nominee Cede & Co. Bonds purchased directly will be registered in book-entry form only on the books and records of UMB Bank, N.A. in the name of Phoenix American Financial Services, Inc. as record holder of such Bonds for the benefit of such direct purchasers.

We intend to gain eligibility for the Bonds to be issued and held through the book-entry systems and procedures of DTC prior to the initial closing of the offering and intend for all Bonds purchased through DTC participants to be held via DTC’s book-entry systems and to be represented by certificates registered in the name of Cede & Co. (DTC’s nominee). For investors not purchasing through a DTC participant, the ownership of such Bonds will be reflected on the books and records of UMB Bank, N.A. in the name of Phoenix American Financial Services, Inc. as record holder of such Bonds for the benefit of such direct purchasers.

So long as nominees, as described above, are the registered owners of the certificates representing the Bonds, such nominees will be considered the sole owners and holders of the Bonds for all purposes and the Indenture. Owners of beneficial interests in the Bonds will not be entitled to have the certificates registered in their names, will not receive or be entitled to receive physical delivery of the Bonds in definite form and will not be considered the owners or holders under the Indenture, including for purposes of receiving any reports delivered by us or the trustee pursuant to the Indenture. Accordingly, each person owning a beneficial interest in a Bond registered to DTC or its nominee must rely on either the procedures of DTC or its nominee on the one hand, and, if such entity is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a Bondholder. A Purchaser owning a Bond directly registered with Phoenix American will directly exercise its rights as a Bondholder.

As a result:

•	all references in this offering circular to actions by Bondholders will refer to actions taken by DTC upon instructions from its direct participants; and
•	all references in this offering circular to payments and notices to Bondholders will refer either to (i) payments and notices to DTC or Cede & Co. for distribution to you in accordance with DTC procedures, or (ii) payments and notices to Bondholders through UMB Bank in accordance with their applicable procedures.

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The Depository Trust Company

We have obtained the information in this section concerning DTC and its book-entry systems and procedures from sources that we believe to be reliable. The description of the clearing system in this section reflects our understanding of the rules and procedures of DTC as they are currently in effect. DTC could change its rules and procedures at any time.

DTC will act as securities depositary for the Bonds registered in the name of its nominee, Cede & Co. DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;
•	a “banking organization” under the New York Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” under the New York Uniform Commercial Code; and
•	a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.

DTC holds securities that its direct participants deposit with DTC. DTC facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

Direct participants of DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants. Indirect participants of DTC, such as securities brokers and dealers, banks and trust companies, can also access the DTC system if they maintain a custodial relationship with a direct participant.

Purchases of Bonds under DTC’s system must be made by or through direct participants, who will receive a credit for the Bonds on DTC’s records. The ownership interest of each beneficial owner is in turn to be recorded on the records of direct participants and indirect participants. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such beneficial owners entered into the transaction. Transfers of ownership interests in the Bonds are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the Bonds.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

UMB Bank, N.A.

All Bonds purchased by investors prior to DTC eligibility or not through a DTC participant will be registered on the books and records of UMB Bank. Direct purchasers of Bonds will receive a credit for Bonds on UMB Bank’s records. Beneficial owners purchasing this way will receive written confirmation from UMB Bank, as our Bond registrar, upon closing of their purchases. Transfers of such Bonds will be accomplished by entries made on the books and records of our Bond registrar.

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Phoenix American Financial Services, Inc.

All Bonds not purchased through a DTC participant will be registered in book-entry form only on the books and records of UMB Bank, N.A. in the name of Phoenix American Financial Services, Inc. as record holder of such Bonds for the benefit of such direct purchasers. Beneficial owners registered through Phoenix American will receive written confirmation from Phoenix American Financial Services, Inc. upon closing of their purchases. Transfers of Bonds registered to Phoenix American will be accomplished by entries made on the books of UMB Bank, N.A. at the direction of Phoenix American acting on behalf of its beneficial holders.

Book-Entry Format

Under the book-entry format, UMB Bank, N.A., as our paying agent, will pay interest or principal payments to Cede & Co., as nominee of DTC, or directly to Phoenix American. DTC will forward all payments it receives to the direct participants, who will then forward the payment to the indirect participants or to you as the beneficial owner. Phoenix American will forward payments directly to beneficial owners of Bonds registered to Phoenix American. You may experience some delay in receiving your payments under this system. Neither we, the trustee, nor the paying agent has any direct responsibility or liability for the payment of principal or interest on the Bonds to owners of beneficial interests in the certificates.

DTC is required to make book-entry transfers on behalf of its direct participants and is required to receive and transmit payments of principal, premium, if any, and interest on the Bonds. Any direct participant or indirect participant with which you have an account is similarly required to make book-entry transfers and to receive and transmit payments with respect to the Bonds on your behalf. We and the trustee under the Indenture have no responsibility for any aspect of the actions of DTC or any of its direct or indirect participants or of Phoenix American. In addition, we and the trustee under the Indenture have no responsibility or liability for any aspect of the records kept by DTC or any of its direct or indirect participants or Phoenix American relating to or payments made on account of beneficial ownership interests in the Bonds or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. We also do not supervise these systems in any way.

The trustee will not recognize you as a Bondholder under the Indenture, and you can only exercise the rights of a Bondholder indirectly through DTC and its direct participants or through Phoenix American, as applicable. DTC has advised us that it will only take action regarding a Bond if one or more of the direct participants to whom the Bond is credited directs DTC to take such action and only in respect of the portion of the aggregate principal amount of the Bonds as to which that participant or participants has or have given that direction. DTC can only act on behalf of its direct participants. Your ability to pledge Bonds, and to take other actions, may be limited because you will not possess a physical certificate that represents your Bonds.

If the global bond certificate representing Bonds is held by DTC, conveyance of notices and other communications by the trustee to the beneficial owners, and vice versa, will occur via DTC. The trustee will communicate directly with DTC. DTC will then communicate to direct participants. The direct participants will communicate with the indirect participants, if any. Then, direct participants and indirect participants will communicate to beneficial owners. Such communications will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

If the global bond certificate representing your Bonds is held by Phoenix American, conveyance of notices and other communications by the trustee to the beneficial owners, and vice versa, will occur via Phoenix American. The trustee will communicate directly with Phoenix American, which will communicate directly with the beneficial owners.

The Trustee

UMB Bank has agreed to be the trustee under the Indenture. The Indenture contains certain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any claim as security or otherwise. The trustee will be permitted to engage in other transactions with us and our affiliates.

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The Indenture provides that in case an event of default specified in the Indenture shall occur and not be cured, the trustee will be required, in the exercise of its power, to use the degree of care of a reasonable person in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Bondholder, unless the Bondholder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.

Resignation or Removal of the Trustee.

The trustee may resign at any time or may be removed by the holders of a majority of the principal amount of then-outstanding Bonds. In addition, upon the occurrence of contingencies relating generally to the insolvency of the trustee, we may remove the trustee, or a court of competent jurisdiction may remove the trustee, upon petition of a holder of certificates. However, no resignation or removal of the trustee may become effective until a successor trustee has been appointed.

We are offering the Bonds pursuant to an exemption to the Trust Indenture Act of 1939, or the Trust Indenture Act. As a result, investors in the Bonds will not be afforded the benefits and protections of the Trust Indenture Act. However, in certain circumstances, the Indenture makes reference to the substantive provisions of the Trust Indenture Act.

Registrar and Paying Agent

We have designated UMB Bank, N.A. as paying agent in respect of Bonds purchased through a participant in DTC and deposited with a nominee holder, either DTC or its nominee Cede & Co., and Phoenix American Financial Services, Inc. a California corporation, as paying agent in respect of Bonds registered to it as record holder. UMB Bank, N.A. will also act as trustee under the Indenture and registrar for the Bonds. As such, UMB Bank, N.A. will make payments on the Bonds to DTC and Phoenix American to Bondholders who are direct purchasers. The Bonds will be issued in book-entry form only, evidenced by global certificates, as such, payments are being made to DTC, its nominee or to Phoenix American.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

As of the date of this offering circular, we have not yet commenced active operations. Offering proceeds will be applied to invest in the Loans, and the payment or reimbursement of selling commissions and other fees, expenses and uses as described throughout this offering circular. We will experience a relative increase in liquidity as we receive additional proceeds from the sale of Bonds and a relative decrease in liquidity as we spend net offering proceeds in connection with the acquisition and operation of our assets.

Further, we have not entered into any arrangements creating a reasonable probability that we will own a specific Loan or other asset. The number of Loans and other assets that we will acquire will depend upon the number of Bonds sold and the resulting amount of the net proceeds available for investment in Loans.

We intend to make reserve allocations as necessary to (i) aid our objective of preserving capital for our investors by supporting the maintenance and viability of assets we acquire in the future and (ii) meet the necessary covenants of the Bonds. If reserves and any other available income become insufficient to meet our covenants and cover our operating expenses and liabilities, it may be necessary to obtain additional funds by borrowing, restructuring property loans or liquidating our investment in one or more assets. There is no assurance that such funds will be available, or if available, that the terms will be acceptable to us. If necessary, we can use the proceeds of this offering to meet our obligation. Additionally, our ability to borrow additional funds will be limited by the restrictions placed on our and our subsidiaries’ borrowing activities by our Indenture.

Results of Operations

Having not commenced active operations, we have not acquired any property loans or other assets, our management is not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting our targeted assets, the residential real estate industry and real estate generally, which may be reasonably anticipated to have a material impact on the capital resources and the revenue or income to be derived from the operation of our assets.

Liquidity and Capital Resources

We are offering and selling to the public in this offering up to $55,000,000 of Bonds. This offering consists of up to $44,000,000 of Class A Bonds and up to $11,000,000 of Class B Bonds. Our principal demands for cash will be for the origination of Loans to Developer or its SPEs for acquisition of: (A) land and the development of single-family homes and condominiums, multi-family residential communities, and commercial or mixed-use facilities to be marketed for sale; and (B) the acquisition of single-family homes; existing multi-family properties and/or existing commercial properties for their redevelopment and sale. We will provide this financing through multiple Loans to the Developer or its wholly-owned SPE subsidiaries formed to hold title to the subject real estate and project being financed. We anticipate that the real estate projects will be primarily located in Texas, although we may also provide financing to properties located anywhere in the continental United States. In addition, we will use offering proceeds for the payment of certain operating and administrative expenses we incur, and all continuing service obligations (if any), including our debt service on the Bonds. As we are dependent on the capital raised in this offering to conduct our business, our investment activity over the next twelve (12) months will be dictated by the capital raised in this offering.

We anticipate that adequate cash will be generated from operations to fund our operating and administrative expenses, and all continuing debt service obligations, including the debt service obligations of the Bonds. However, our ability to finance our operations is subject to some uncertainties. Our ability to liquidate our assets is partially dependent upon the state of real estate. In general, we intend to pay debt service from cash flow obtained from operations. If cash flow from operations is insufficient then we may exercise the option to partially leverage the assets to increase liquidity. If we have not generated sufficient cash flow from our operations and other sources, such as from borrowings, we may use funds out of our offering proceeds. Moreover, our Manager may change this policy, in its sole discretion, at any time to facilitate meeting its cash flow obligations. See “Description of Bonds - Certain Covenants” in this offering circular for more information.

The Indenture will prohibit indebtedness incurred by us, directly or indirectly (including the debt of our subsidiaries). For purposes of complying with the limitation on indebtedness described above, the following will not be considered indebtedness: (i) any principal owed on the Bonds and (ii) any indebtedness on any real property we may acquire through foreclosure on any Loan.

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GENERAL INFORMATION AS TO OUR COMPANY

Our Company

MCI Income Fund VII, LLC, a Delaware limited liability company was formed on August 26, 2022. Our sole member is MCI Holdings, LLC, a Delaware limited liability company. See the “Organizational Chart” below for a further breakdown of beneficial ownership. Our principal executive offices are located at 2101 Cedar Springs Road, Suite 700, Dallas, Texas 75201, and our telephone number is (888) 418-3730. For more information on our Sponsor or Manager, its website is www.MCIinvest.com. The information on, or otherwise accessible through, our Sponsor’s website does not constitute a part of this offering circular.

Summary of the Company’s Limited Liability Company Agreement (“LLC Agreement”)

The Company is governed by the LLC Agreement, dated August 26, 2022. The following summarizes some of the key provisions of the LLC Agreement. This summary is qualified in its entirety by the LLC Agreement itself, which is included as an exhibit attached hereto.

Classes of Ownership

The limited liability company interests in the Company consist of a class of common limited liability company interests held by Members. The LLC Agreement authorizes the Company to issue 100 common limited liability company interests.

Management; Voting Rights

The LLC Agreement vests exclusive authority over the business and affairs of the Company in our Manager, Megatel Capital Investment, LLC. Except as otherwise set forth in the LLC Agreement, the Manager shall have full and complete authority, power and discretion to manage and control the business, affairs and all property of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company’s business. No Member (with the exception of the Manager, in the event the Manager becomes a Member) shall have the authority or power to act for, or on behalf of, the Company, to do any act that would be binding on the Company, or to incur any expenditure on behalf of the Company. No non-Manager shall have the right to vote on or consent to any action by the Company or the Manager. The LLC Agreement authorizes the Manager to appoint officers of the Company from time to time and give them such duties and responsibilities as the Manager shall determine.

Distributions

The Manager shall cause the Company to distribute, at least monthly, 100% of the Company’s distributable cash (as such term is defined in the LLC Agreement) to the members in proportion to each member’s membership interest in the Company. The Manager shall have sole discretion to determine the amounts available as distributable cash, which shall be net of, among other items, reserves and expenses.

Amendments

No amendment to the LLC Agreement shall be adopted without the consent of the members constituting a majority of the membership interests then outstanding for any action that would (A) modify or adversely affect the limited liability of any member, as defined in the LLC Agreement; (B) approve the issuance of any equity securities that are pari passu or senior to the membership interests; (C) otherwise materially affect the amount or timing of distributions to which any member would be entitled to receive pursuant to this Agreement (which in no event shall be interpreted to include occurrences of dilution as a result of the issuance of additional membership interests of any class by the Manager pursuant to this Agreement), or (D) otherwise materially and adversely change or alter the rights of any membership interest.

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Organizational Chart

Zach Ipour Aaron Ipour ZI Investments, LLC AI Investments, LLC ZI Revocable Trust AI Revocable Trust MCI Development 1, LLC (“Developer”) ZICM, LP AIAM, LP Privately Placed Debt Funds Property & Development SPEs 1 2 3 4 5 6 7 Megatel Homes, LLC Megatel LBL, LLC Megatel Holdings, LLC Oxbridge Custom Homes, LLC Megatel Homes III, LLC MCI Holdings, LLC MCI Capital Investment, LLC MCI Income Fund VII, LLC (“Company”) Manager Owner

1 – ZI Revocable Trust and AI Revocable Trust have Zach Ipour and Aaron Ipour as their respective trustees and beneficiaries. ZI Revocable Trust owns 100% of the equity of ZI Investments, LLC and ZICM, LP. AI Revocable Trust owns 100% of the equity of AI Investments, LLC and AIAM, LP.

2 – Numerous special purpose entities formed to hold specific properties, or develop specific neighborhoods, are owned 50/50 by ZICM, LP and AIAM, LP, or, alternatively, ZI Investments, LLC and AI Investments, LLC. Megatel Homes, LLC, and Oxbridge Homes, LLC, are home building companies owned 50/50 by AI Investments, LLC and ZI Investments, LLC. Megatel Homes III, LLC is a land purchasing entity which assigns title to the respective properties to the special purpose entities previously referenced and is owned 50/50 by AIAM, LP and ZICM, LP.

3 – MCI Holdings, LLC and MCI Capital Investment, LLC, are owned 50/50 between Zach Ipour and Aaron Ipour personally.

4 – Multiple entities have been formed that provide financing to various controlled entities pursuant to a Master Credit Agreement by and among each of these fund entities, Megatel Holdings, LLC, Megatel Homes, LLC, and any specific property special purpose entities obtaining financing from these funds for acquisition or development. The Company and the Developer are NOT parties to this agreement, and the Company does NOT provide financing to these entities.

5 – The Company provides debt financing only to the Developer and/or its wholly-owned special purpose entities. The Developer may contract with Megatel Homes, LLC or Oxbridge Homes, LLC for construction, development, marketing and sales services related to the Developer’s projects. However, the Developer has not entered into any prospective contracts with these entities, nor does it intend to exclusively contract with them. While it is likely, in our view, that the Developer would be more apt to contract with affiliates where the Developer has actual knowledge of the quality of their services and capabilities, we understand that the Developer intends to competitively bid such services. If a third party would be more cost-effective, and the Developer believes the services can be provided to the same standards as an affiliate by such third party, we would anticipate, although we would have no control over the decision, that the Developer would enter contracts with that unrelated third party over an affiliate of Megatel Capital Investment, LLC.

6 – Megatel Holdings, LLC is owned 50/50 as between ZICM, LP and AIAM, LP. A number of entities formed to hold real estate and develop raw land are wholly-owned by Megatel Holdings, LLC. Megatel LBL, LLC is a home builder wholly-owned by Megatel Holdings, LLC.

7 – MCI Development, LLC, is owned 50/50 between ZI Investments, LLC, and AI Investments, LLC.

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BUSINESS PLAN

We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in Loans to SPEs of Developer for the acquisition and development of residential real estate. Loans will finance the acquisition by SPEs of Developer of (A) parcels of real property (including but not limited to raw/unentitled land and/or finished lots) (i) for development into single-family residential lots, (ii) for the construction of single-family homes to be marketed and sold to homebuyers, (iii) for the construction of condominiums to be marketed and sold to homebuyers, (iv) for the development and/or construction of multi-family residential communities, and (v) for the development and/or construction of storage facilities, retail, and/or other commercial real estate assets, or mixed-use properties; (B) existing single-family homes to be redeveloped, renovated, and/or repositioned for marketing and sale; (C) existing multi-family properties to be redeveloped, renovated, and/or repositioned for marketing and sale; (D) existing commercial properties to be redeveloped, renovated, and/or repositioned for marketing and sale.

Loan Policies and Procedures

We will make Loans to SPEs of Developer and underwrite the Loans in accordance with our Loan Policies and Procedures, which are described herein and attached as an exhibit to this offering circular. The Loan Policies and Procedures may be amended by the Manager in its sole and absolute discretion.

Underwriting Procedures; Lending Criteria

When an SPE of Developer is seeking to borrow funds from us, the Borrower will be responsible for preparing the respective loan application packet, including supporting documents such as a budget and appraisal, and an authorized representative of Borrower will certify that the Borrower is compliant with the terms of the Loan Policies and Procedures. The loan application will then be provided to our Manager for review and approval.

Our lending criteria for Loans to SPEs of Developer include the following requirements:

•	Each Loan is issued on a per-project basis.
•	Properties associated with Loans (whether residential or commercial in nature) will be located in the continental United States.
•	The proposed Loan amount must be reasonably supported by the budget and appraisal.
•	The aggregate amount of all Loans then outstanding, inclusive of the Loan that is subject to approval, must not exceed 90% appraised portfolio value (based upon the ‘as built, highest and best use’ valuations). See “Loan Amounts; Leverage” above for more information.
•	The documented purpose of the Loan must be indicated on the loan application.
•	Additional information, such as title reports, zoning reports, geotechnical reports, and evidence of entitlements for a particular project or other documentation, as may be reasonably required by us, may also be requested as part of our diligence review for the Loan.

Each potential Loan to an SPE of Developer, if conforming to the foregoing lending criteria requirements, will be approved by the Manager.

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Once approved, we will engage the title company of our choice to prepare for closing. At or prior to closing, we will require Borrower to execute a promissory note, deed of trust, and for Loans involving real property to be developed, redeveloped, and/or constructed, a construction loan agreement. At closing, we will fund the requested loan in accordance with the closing instructions. For Loans that include funds that will be used for development, redevelopment, and/or construction efforts, we will provide subsequent draws based on the construction loan agreement and subsequently received requests and approvals. Please see the Loan Policies and Procedures attached as an exhibit to this offering circular for additional information.

Loan Collateral

The Loans typically will be secured by a Deed of Trust similar in form attached as an exhibit to the Loan Policies and Procedures attached as an exhibit to this offering circular. In the event of an acquisition conducted through the acquisition of ownership interests in an SPE holding title to underlying real estate, the Borrower will be required to enter into a collateral pledge of membership interests in the respective SPE to us, similar in form attached as an exhibit to the Loan Policies and Procedures attached as an exhibit to this offering circular. Loans may also include the purchase and assignment of a lien held by another lender.

The Loans can either in be first-priority lien position or subordinated to lien positions of other creditors. We anticipate that Loans made for the purpose of purchasing lots (which are often purchased in groups based on a lot takedown schedule with the developer) and constructing single-family homes thereon, will generally be secured by a first priority lien. We anticipate that Loans made for the purpose of purchasing raw land and the subsequent subdivision developments to generally be secured by a subordinate lien to a third-party bank lender. If we decided to lend on a multi-family or other commercial asset, we also anticipate that these Loans would likely be secured by a subordinate lien to a third-party bank lender. To the extent that our Loans are secured by a collateral pledge of the membership interests in an SPE, our security interest therein will be constructively subordinated to any lien interest in title to the applicable the real estate held by a creditor.

We anticipate that Developer will have a limited guaranty on any principal outstanding on any Loan to an SPE. These limited guaranties from the Developer will not include interest on the Loans, nor will the Loans be cross collateralized amongst the assets of the various SPEs or any other entity.

Notwithstanding the foregoing, we have broad discretion over the use of proceeds from this offering, and we will make Loans based on opportunities presented and prevailing market conditions, in our sole discretion. See “Risk Factors – Risks Related to Our Corporate Structure.”

Loan Amounts; Leverage

The proposed amount of each Loan will be set forth in the loan application and reasonably supported by the budget for the project and appraisal. The budget shall include the purchase price and other land and lot costs and estimates for material supplies; fees to third parties; other acquisition, development, and/or construction costs; and must include a reserve for interest, taxes, homeowners’ association fees, and closing costs (including title insurance). Appraisals will be by a third-party appraiser and based on an “as built, highest and best use” valuation of the underlying real estate investment.

There will be no limit on the percentage of the loan in relation to the appraised ‘as built, highest and best use’ value, commonly referred to as “LTV,” however, we intend to issue Loans in such amounts as requested and supported by the budget and/or appraisal subject to the 90% aggregate portfolio threshold described below.

The Borrower will use Loan proceeds to carry out all aspects of the acquisition of such assets, including, but not limited to, placement of earnest money deposits to be applied to the purchase of assets. In connection with the placement of earnest money deposits, Borrower’s right to receive a refund of earnest money deposits may be subordinate to pre-existing third party liens. Borrower’s inability to secure the refund of the earnest money deposits in the event that an acquisition does not close may in turn negatively affect Borrower’s ability to repay our Loans.

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The aggregate amount of all Loans to SPEs of Developer outstanding at any time (factoring for any Loans then being underwritten), on a portfolio basis, shall not exceed an aggregate of 90% of appraised values of the assets underlying the Loans (based upon the ‘as built, highest and best use’ valuations). The Developer will have a limited guaranty on any principal outstanding on any Loan to an SPE. These limited guaranties from the Developer will not include interest on the Loans. The foregoing notwithstanding, Loans to SPEs of the Developer will NOT be cross-collateralized. Nevertheless, we believe this to be an important feature in helping to insure repayment of Loans, since the interest reserves associated with these Loans are intended to be fully funded at closing from Loan proceeds. Further, the threshold will act as a “quality-control” on the selection of projects for which the Developer seeks funding.

We intend to issue Loans on a revolving basis; once a Loan is paid off, the funds may be reissued to other Loans. We are not limited by the number of Loans we may issue at any given time so long as investor capital is adequate for funding purposes. The Company does not intend to borrow funds from other sources to make Loans.

Repayment Terms; Loan Maturity

The Loans will generally be interest-only loans with interest paid currently. The Loans will generally be pre-payable at any time without premium or penalty. Each Loan will mature on June 30th of the fourth year following the year each Note was issued, provided however, that Borrower has the right to request two additional three-year term extensions of the relevant Loan, on or after the Loan maturity date, and we may grant such extension pursuant to the terms of the Loan Policies and Procedures. On the date of maturity, all principal and accrued and outstanding interest will become due and payable.

Notwithstanding the maturity date, upon the sale of property to a third-party buyer, the respective Loan shall be repaid in full as a condition to the release of the lien or other security. Loans are expected to be issued on a rolling-basis, so that once a Loan is repaid, those funds may be reissued in another Loan. Additionally, Borrower may pay principal and/or interest on the outstanding principal balance of the relevant Note without prepayment fee or penalty.

Borrower may request that any Loan outstanding as of its respective maturity date be extended, and we reserve the right to grant such extension request for up to two additional three-year terms. Borrower may also request new Loans even after the maturity date of the Loans and we reserve the right to approve such Loans. In either instance, such approval or grant will be subject to the Company’s ability to meet current and reasonable estimated liabilities, including Bond interest payments and obligations related to approved redemption requests.

Interest Rates; Interest Reserve

We will set the terms of the Loans, including the interest rates. We will seek to set interest rates that reflect the market interest rates for Loans of the same or similar type and purpose, while supporting our obligations, including the obligations under the Bonds provided that such interest rates shall be no less than 7% and no more than 11% per annum.

An interest reserve intended to cover debt service payments under the Loan shall be included in the budget for each development and/or construction project and will be funded from the proceeds of the applicable Loan, as needed. The Loans may be subordinate to third party and/or affiliated lender loans The required interest reserve for any particular Loan will be calculated by us, and generally based upon the amount of interest to accrue on monthly basis multiplied by the anticipated length of the Loan to remain outstanding. For purposes of the interest reserve calculation, the anticipated life of the Loan will be determined based upon the projected time to develop, construct, and sell a given project to a third-party buyer. While the maturity of the Loans will generally be approximately four years with certain rights of extension, we anticipate the average life-span of a Loan used for a single-family home to be less than 24 months after issuance. For Loans that are made to Borrower for multi-family or other commercial purposes, if any, the average life-spans for such Loans are more difficult to discern, as the nature of their size and scope may vary significantly, but we anticipate that any Loan made for such purpose would likely remain outstanding for three years or more. Notwithstanding the foregoing, the interest reserve for any particular loan may vary from the timeframes noted above, as determined in our discretion.

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Defaults and Remedies

Upon the occurrence of an Event of Default, as defined below, we shall have the immediate right, at our sole discretion and without notice, to: (i) declare the entire unpaid balance of the indebtedness then due at once immediately due and payable; (ii) foreclose any liens and security interests securing payment hereof; (iii) refuse to make any Loan or extension of a Loan to Borrower, even if we had previously agreed to make such Loan; and (iv) exercise any of our other rights, powers, recourses and remedies under the note or deed of trust. All such rights (A) shall be cumulative and concurrent; (B) may be pursued separately, singly, successively or concurrently against Borrower or others obligated for the repayment of the indebtedness or any part hereof, or against any one or more of them, or against all or any portion of Loan collateral, at our sole discretion; (C) may be exercised as often as occasion therefor shall arise, it being agreed by Borrower that the exercise, discontinuance of the exercise of or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse; and (D) are intended to be, and shall be, nonexclusive. All our rights and remedies shall extend to any period after the initiation of foreclosure proceedings, judicial or otherwise, with respect to all or any portion of the Loan collateral. No delay on our part in exercising any power or right shall operate as a waiver of such power or right nor shall any single or partial exercise of any power or right further preclude exercise of that power or right.

An Event of Default shall mean Borrower’s failure, refusal, or neglect to pay and satisfy, in full and in the applicable method and manner required, any required payment of principal or interest under a Loan within ninety days (90) days after the same shall become due and payable but has not been paid, whether at the stipulated due date thereof, at a date fixed for payment or at maturity, by acceleration or otherwise.

Description of Developer

We will invest substantially all of the proceeds from this offering available for investment, after the payment of fees and expenses, in the financing of the acquisition and/or development of real estate in the continental United States by

MCI Development 1, LLC (“Developer”). Developer was formed as a Wyoming limited liability company on August 26, 2022, and is governed by a Limited Liability Company Agreement, dated August 26, 2022. Developer was formed for the acquisition of: (A) parcels of real property (including but not limited to raw/unentitled land and/or finished lots) (i) for development into single-family residential lots, (ii) for the construction of single-family homes to be marketed and sold to homebuyers, (iii) for the construction of condominiums to be marketed and sold to homebuyers, and (iv) for the development and/or construction of multi-family residential communities, (v) for the development and/or construction of storage facilities, retail, and/or other commercial real estate assets, or mixed-use properties; (B) the acquisition of existing single-family homes to be redeveloped, renovated, and/or repositioned for marketing and sale; (C) the acquisition of existing multi-family properties to be redeveloped, renovated, and/or repositioned for marketing and sale, and/or (D) the acquisition of existing commercial properties to be redeveloped, renovated, and/or repositioned for marketing and sale.

As of the date of this offering circular, Developer has no operating history. Developer is anticipated to acquire and develop land and property through debt financing from the Company and third-party lenders, as well as capital contributions from the Developer’s members, pursuant to the capital call provisions of its limited liability company agreement. Construction, development, marketing and sales services associated with projects undertaken by the Developer will be provided by contracted vendors, pursuant to contractual arrangements agreed to at the time such services are engaged. The Developer may contract with affiliates of Megatel Capital Investment, LLC for construction, development, marketing and sales services related to its projects. However, the Developer has not entered into any prospective contracts, nor does it intend to exclusively contract, with such affiliates. While it is likely, in our view, that the Developer would be more apt to contract with affiliates where the Developer has actual knowledge of the quality of their services and capabilities, we understand that the Developer intends to competitively bid such services. If a third party would be more cost-effective, and the Developer believes the services can be provided to the same standards as an affiliate by such third party, we would anticipate, although we would have no control over the decision, that the Developer would enter contracts with that unrelated third party over an affiliate of Megatel Capital Investment, LLC.

The Developer is owned equally by AI Investments, LLC and ZI Investments, LLC, each of which is owned by a respective revocable trust. Pursuant to the operating agreement of Developer, AI Investments, LLC and ZI Investments, LLC have each agreed to contribute capital to the Developer in an amount to be called by the Developer as required for working capital purposes and to fund the acquisition and/or development of real estate assets, such as those for which we will provide financing. Should one of the Developer’s members fail to make any capital contributions or other payments required under the Developer’s operating agreement, such member will be deemed as being in default, and non-defaulting members may elect to enforce one or more provisions. These provisions (i) the non-defaulting Member may cause the Developer to borrow the due and unpaid amount for or on behalf of the defaulting member, in which case the interest and all other expenses incurred in connection with such borrowing shall be paid by the defaulting member; (ii) until such time as the unpaid contribution or payment and accrued interest thereon shall have been paid the non-defaulting member may elect to withhold any or all distributions to be made to such defaulting member and recover any such unpaid contribution or payment and accrued interest thereon by setoff against any such distributions so withheld; and (iii) the non-defaulting member may deny the defaulting Member the right to participate in any vote or consent of the members. See “Risk Factors – Risks Related to Conflicts of Interest.”

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In the future, we may pursue in connection with a potential initial public offering by Megatel, or another entity formed for such purpose, a merger, or Merger Event, with or into Developer or Megatel, in which Bondholders may elect to receive shares of in the public issuance and/or cash. Although we reserve the right to pursue such a merger or liquidity event, we have no obligation to do so, and there can be no assurance that we will complete a liquidity event within the term of the Bonds or at all. If we do not consummate a liquidity event, Bondholders may have to hold their Bonds until final maturity, subject to Redemption.

Competitive Advantages Associated with the Developer

We will make Loans to the Developer and its SPEs for acquisition, construction, development, redevelopment, and/or repositioning activities. We believe this presents the Developer’s members with a compelling investment proposition based on their collective competitive advantages, established reputation, and successful business practices.

Geographic Focus

We intend to target locations that have recognizable trends for positive migration patterns and increased job growth. Our principals have been building homes in Texas and Oklahoma with Megatel for more than ten years.

Established History of Home Building and Home Sales

Our principals’ hands-on management approach and intimate knowledge of all areas of Megatel’s operations, for both land development and home building, has established Megatel as one of the largest private residential homebuilders in Dallas. In addition, construction teams and builders are trained to work diligently to create the most effective and efficient architectural designs in order to produce maximum home values. In order to measure sales reception and maximize home prices, sales teams are trained to closely monitor competition within each market they are assigned.

Building and Selling Homes Outside of the Competitive Box

Competitive edge is gained by ensuring that homes, both inventory and build-to-suit homes contain more features than those offered by competitors. Typical production home builders are up-grade dependent, meaning that significant margins are made through such upgrades. A Megatel-brand home base price includes the upgrades, such as wood or tile flooring. If a Megatel-brand home customer wishes to have a home built to suit, any additional upgrade costs are merely passed through to the buyer. In addition, Megatel-brand model homes are not furnished, thus saving costs over and above competitors.

Proactive Management Approach

Our principals and executive team maintain a proactive management style, which involves anticipating situations that might lead to issues and planning ahead to prevent potential problems. This style of management includes managing the building and sales activities through active communication and strategically monitoring operations at the various communities, neighborhoods, and areas in which it operates its business.

Strategic Financial Management

At a fundamental level, financial management concerns managing an organization’s assets, liabilities, revenues, profitability and cash flow. Our executive team takes strategic financial management a step further by ensuring we remain on track to meet short-term and long-term goals. Our financial management activities involve defining our finances, from land acquisition to development to home building, to objectives to identify capital sources, analyze sales results and make decisions on construction materials, to tracking the variances between actual and budgeted results and identifying the reasons for any variance all along the timeline.

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Market Opportunity

Based on research and findings of the current real estate and economic trends, the Developer believes that there will be continual growth into the foreseeable future for buyer demand of quality homes within its targeted acquisition and development areas of Texas and Oklahoma. Therefore, our Company and the Developer are preparing to respond to the increased demand and will therefore increase home building and land development activities in its growth markets. We will also continue to explore with Developer expansion into commercial asset opportunities, particularly in the multi-family sector.

In Zillow’s 2021 Consumer Housing Trends Report, Millennials were identified as the largest share of homebuyers at 37 percent. A Trulia study showed that while many Millennials plan to purchase a home, they face significant obstacles such as the burden of student debt, rising home values, and insufficient savings, all of which have delayed these plans for many.

Trends Driving Single-Family and Multi-Family Construction

The Developer anticipates the combination of population growth, migration patterns, demographic trends, new employment opportunities, and job growth will continue to drive the growing demand for housing, whether home purchases or rental properties, in our key markets. Local economic conditions and changes in industry conditions will also have an impact on real estate trends. Key trends and drivers include the following:

•	Unemployment / Employment Levels;
•	Job Growth and New Employment Opportunities;
•	Growth in the Formation of New Businesses;
•	Demographic Trends: Population Increases and Decreases;
•	Migration Patterns;
•	Increased Demand for Quality of Life by Community Residents;
•	Buyer (“investor”) sentiment;
•	Light Rail and Infrastructure Development and Expansion — Ease of Transportation Access; and
•	Transportation Costs for Automobiles, including Parking and Commuting Expenses.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the Bonds, but does not purport to be a complete analysis of all potential tax consequences. The discussion is based upon the Code, current, temporary and proposed U.S. Treasury regulations issued under the Code, or collectively the Treasury Regulations, the legislative history of the Code, IRS rulings, pronouncements, interpretations and practices, and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a Bondholder. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such Bondholder’s particular circumstances or to Bondholders subject to special rules, including, without limitation:

•	a broker-dealer or a dealer in securities or currencies;
•	an S corporation;
•	a bank, thrift or other financial institution;
•	a regulated investment company or a real estate investment trust;
•	an insurance company;
•	a tax-exempt organization;
•	a person subject to the alternative minimum tax provisions of the Code;
•	a person holding the Bonds as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;
•	a partnership or other pass-through entity;
•	a person deemed to sell the Bonds under the constructive sale provisions of the Code;
•	a U.S. person whose “functional currency” is not the U.S. dollar; or
•	a U.S. expatriate or former long-term resident.

In addition, this discussion is limited to persons that purchase the Bonds in this offering for cash and that hold the Bonds as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address the effect of any applicable state, local, non-U.S. or other tax laws, including gift and estate tax laws.

As used herein, “U.S. Holder” means a beneficial owner of the Bonds that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the U.S.;
•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons that have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If an entity treated as a partnership for U.S. federal income tax purposes holds the Bonds, the tax treatment of an owner of the entity generally will depend upon the status of the particular owner and the activities of the entity. If you are an owner of an entity treated as a partnership for U.S. federal income tax purposes, you should consult your tax advisor regarding the tax consequences of the purchase, ownership and disposition of the Bonds.

We have not sought and will not seek any rulings from the IRS with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the purchase, ownership or disposition of the Bonds or that any such position would not be sustained.

THIS SUMMARY OF MATERIAL FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND DOES NOT CONSTITUTE TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE TAX CONSIDERATIONS DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS, POTENTIAL CHANGES IN APPLICABLE TAX LAWS AND THE APPLICATION OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, INCLUDING GIFT AND ESTATE TAX LAWS, AND ANY TAX TREATIES.

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U.S. Holders

Interest

A U.S. Holder generally will be required to recognize and include in gross income any stated interest as ordinary income at the time it is paid or accrued on the Bonds in accordance with such holder’s method of accounting for U.S. federal income tax purposes.

Sale or Other Taxable Disposition of the Bonds

A U.S. Holder will recognize gain or loss on the sale, exchange, redemption (including a partial redemption), retirement or other taxable disposition of a Bond equal to the difference between the sum of the cash and the fair market value of any property received in exchange therefore (less a portion allocable to any accrued and unpaid stated interest, which generally will be taxable as ordinary income if not previously included in such holder’s income) and the U.S. Holder’s adjusted tax basis in the Bond. A U.S. Holder’s adjusted tax basis in a Bond (or a portion thereof) generally will be the U.S. Holder’s cost therefore decreased by any payment on the Bond other than a payment of qualified stated interest. This gain or loss will generally constitute capital gain or loss. In the case of a non-corporate U.S. Holder, including an individual, if the Bond has been held for more than one year, such capital gain may be subject to reduced federal income tax rates. The deductibility of capital losses is subject to certain limitations.

Medicare Tax

Certain individuals, trusts and estates are subject to a Medicare tax of 3.8% on the lesser of (i) “net investment income,” or (ii) the excess of modified adjusted gross income over a threshold amount. Net investment income generally includes interest income and net gains from the disposition of Bonds, unless such interest payments or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). U.S. Holders are encouraged to consult with their tax advisors regarding the possible implications of the Medicare tax on their ownership and disposition of Bonds in light of their individual circumstances.

Information Reporting and Backup Withholding

A U.S. Holder may be subject to information reporting and backup withholding when such holder receives interest and principal payments on the Bonds or proceeds upon the sale or other disposition of such Bonds (including a redemption or retirement of the Bonds). Certain holders (including, among others, corporations and certain tax-exempt organizations) generally are not subject to information reporting or backup withholding. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and:

•	such holder fails to furnish its taxpayer identification number, or TIN, which, for an individual is ordinarily his or her social security number;
•	the IRS notifies the payor that such holder furnished an incorrect TIN;
•	in the case of interest payments such holder is notified by the IRS of a failure to properly report payments of interest or dividends;
•	in the case of interest payments, such holder fails to certify, under penalties of perjury, that such holder has furnished a correct TIN and that the IRS has not notified such holder that it is subject to backup withholding; or
•	such holder does not otherwise establish an exemption from backup withholding.

A U.S. Holder should consult its tax advisor regarding its qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder will be allowed as a credit against the holder’s U.S. federal income tax liability or may be refunded, provided the required information is furnished in a timely manner to the IRS.

Non-U.S. Holders are encouraged to consult their tax advisors.

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ERISA CONSIDERATIONS

The following is a summary of material considerations arising under ERISA and the prohibited transaction provisions of the Code that may be relevant to a prospective investor, including plans and arrangements subject to the fiduciary rules of ERISA and plans or entities that hold assets of such plans (“ERISA Plans”); plans and accounts that are not subject to ERISA but are subject to the prohibited transaction rules of Section 4975 of the Code, including IRAs, Keogh plans, and medical savings accounts (together with ERISA Plans, “Benefit Plans” or “Benefit Plan Investors”); and governmental plans, church plans, and foreign plans that are exempt from ERISA and the prohibited transaction provisions of the Code but that may be subject to state law or other requirements, which we refer to as Other Plans. This discussion does not address all the aspects of ERISA, the Code or other laws that may be applicable to a Benefit Plan or Other Plan, in light of their particular circumstances.

In considering whether to invest a portion of the assets of a Benefit Plan or Other Plan, fiduciaries should consider, among other things, whether the investment:

•	will be consistent with applicable fiduciary obligations;
•	will be in accordance with the documents and instruments covering the investments by such plan, including its investment policy;
•	in the case of an ERISA plan, will satisfy the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA, if applicable, and other provisions of the Code and ERISA;
•	will impair the liquidity of the Benefit Plan or Other Plan;
•	will result in unrelated business taxable income to the plan; and
•	will provide sufficient liquidity, as there may be only a limited or no market to sell or otherwise dispose of our Bonds.

ERISA and the corresponding provisions of the Code prohibit a wide range of transactions involving the assets of the Benefit Plan and persons who have specified relationships to the Benefit Plan, who are “parties in interest” within the meaning of ERISA and, “disqualified persons” within the meaning of the Code. Thus, a designated plan fiduciary of a Benefit Plan considering an investment in our shares should also consider whether the acquisition or the continued holding of our shares might constitute or give rise to a prohibited transaction. Fiduciaries of Other Plans should satisfy themselves that the investment is in accord with applicable law.

Section 3(42) of ERISA and regulations issued by the Department of Labor, or DOL, provide guidance on the definition of plan assets under ERISA. These regulations also apply under the Code for purposes of the prohibited transaction rules. Under the regulations, if a plan acquires an equity interest in an entity which is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act, the plan’s assets would include both the equity interest and an undivided interest in each of the entity’s underlying assets unless an exception from the plan asset regulations applies

We do not believe the DOL’s plan assets guidelines apply to our Bonds or our Company because our Bonds are debt securities and not equity interests in us.

If the underlying assets of our Company were treated by the Department of Labor as “plan assets,” the management of our Company would be treated as fiduciaries with respect to Benefit Plan Bondholders and the prohibited transaction restrictions of ERISA and the Code could apply to transactions involving our assets and transactions with “parties in interest” (as defined in ERISA) or “disqualified persons” (as defined in Section 4975 of the Code) with respect to Benefit Plan Bondholders. If the underlying assets of our Company were treated as “plan assets,” an investment in our Company also might constitute an improper delegation of fiduciary responsibility to our Company under ERISA and expose the ERISA Plan fiduciary to co-fiduciary liability under ERISA and might result in an impermissible commingling of plan assets with other property.

If a prohibited transaction were to occur, an excise tax equal to 15% of the amount involved would be imposed under the Code, with an additional 100% excise tax if the prohibited transaction is not “corrected.” Such taxes will be imposed on any disqualified person who participates in the prohibited transaction. In addition, our Manager, and possibly other fiduciaries of Benefit Plan Bondholders subject to ERISA who permitted such prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, could be required to restore to the plan any losses suffered by the ERISA Plan or any profits realized by these fiduciaries as a result of the transaction or beach. With respect to an IRA or similar account that invests in our Company, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status. In that event, the IRA or other account owner generally would be taxed on the fair market value of all the assets in the account as of the first day of the owner’s taxable year in which the prohibited transaction occurred.

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DESCRIPTION OF BONDS

This description sets forth certain terms of the Bonds that we are offering pursuant to this offering circular. We refer you to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used in this offering circular for which no definition is provided.

Because this section is a summary, it does not describe every aspect of the Bonds or the Indenture. We urge you to read the Indenture because that document and not this summary defines your rights as a Bondholders. Please review a copy of the Indenture. The Indenture is filed as an exhibit to the offering statement, of which this offering circular is a part, at www.sec.gov. You may also obtain a copy of the Indenture from us without charge. See “Where You Can Find More Information” for more information. You may also review the Indenture at the trustee’s corporate trust office at 928 Grand Blvd, 12th Floor, Kansas City, Missouri 64106.

Ranking

The Bonds will be our direct, senior secured obligations and will rank:

•	pari passu in right of payment with all our other senior secured indebtedness from time to time outstanding;
•	rank senior in right of payment to our future indebtedness, if any, from time to time outstanding that is expressly subordinated to the Bonds;
•	rank senior to all of our unsecured indebtedness to the extent of the value of the Bonds’ security interest in the collateral owned by us; and
•	structurally junior to all of the indebtedness of our subsidiaries.[2]

Interest

The Class A Bonds will bear interest at a rate equal to (i) 9.00% per year until the last day of the month that is 12 full months following the issuance date of the applicable series; and (ii) for each quarterly period after the initial 12-month period of the issuance of the applicable series, the Floating Rate; provided, however, that the interest rate determined for a given quarter shall not be less than 7.00%, nor exceed 9.00%.

The Class B Bonds will bear interest at a rate equal to (i) 9.50% per year until the last day of the month that is 12 full months following the issuance date of the applicable series; and (ii) for each quarterly period after the initial 12-month period of the issuance of the applicable series, the Floating Rate; provided, however, that the interest rate determined for a given quarter shall not be less than 7.50%, nor exceed 9.50%.

Interest will be payable to the record holders of the Bonds monthly in arrears on or before the 30th of each month, beginning on the first such date that corresponds to the first full month after the initial closing in the offering.

Interest will accrue and be paid on the basis of a 365-day year consisting of twelve 30-day months. Interest on each Bond will accrue and be cumulative from the end of the most recent interest period for which interest has been paid on such Bond, or if no interest has been paid, from the date of issuance.

Manner of Offering

The offering is being made on a best-efforts basis through our managing broker-dealer and selling group members. Neither our managing broker-dealer, nor any selling group member, will be required to purchase any of the Bonds.

____________

2 Our Company is a new entity and currently has no existing indebtedness. Additionally, under the Indenture, we are prohibited from incurring indebtedness, directly or indirectly (including the debt of our subsidiaries). For purposes of complying with the limitation on indebtedness described above, the following will not be considered indebtedness: (i) any principal owed on the Bonds and (ii) any indebtedness on any real property we may acquire through foreclosure on any Loan.

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Maturity and Renewal

The Class A Bonds and Class B Bonds will each be offered serially, over a maximum period of two years (subject to extension) starting from the date of qualification of the offering statement of which this offering circular is a part. Each series of Class A and Class B Bonds will initially mature on June 30th of the fourth year following the initial year of issuance of the applicable series of Bonds. Upon the initial maturity, and subject to the terms and conditions described in this offering circular, the Bonds will be automatically renewed at the same interest rate for two additional three-year terms, unless redeemed upon initial maturity at our or your election. If the Bondholder elects to not renew the Bonds during the Redemption Period or Renewed Redemption Period, subject to certain specified limits (see “Description of Bonds – Bondholder Redemption”), we will pay the principal remaining on the Bonds at a price equal to the then outstanding principal amount of the Bonds, plus any accrued but unpaid interest.

For any Bonds offered hereby that mature after the three-year anniversary of the commencement of this offering, we expect that the renewal of such Bonds may require us to file a new offering statement. In such a case, the new offering statement must be declared qualified before we will be able to renew your Bond. In this event, if the new offering statement has not yet been filed or become effective, we will extend your period to elect to be redeemed until ten days following the date of our notice to you that the new offering statement has become effective, which notice will include a new offering circular.

THE REQUIRED INTEREST PAYMENTS AND PRINCIPAL PAYMENT ARE NOT A GUARANTY OF ANY RETURN TO YOU NOR ARE THEY A GUARANTY OF THE RETURN OF YOUR INVESTED CAPITAL. While our Company is required to make interest payments and principal payment as described in the Indenture and above, we do not intend to establish a sinking fund to fund such payments. Therefore, our ability to honor these obligations will be subject to our ability to generate sufficient cash flow or procure additional financing in order to fund those payments. If we cannot generate sufficient cash flow or procure additional financing to honor these obligations, we may be forced to sell some or all of our Company’s assets to fund the payments, or we may not be able to fund the payments in their entirety or at all. If we cannot fund the above payments, Bondholders will have claims against us with respect to such violation.

Bondholder Redemption

Redemption During Redemption Period or Renewed Redemption Period. Bonds may be redeemed, in whole, but not in part, at the option of the Bondholder, by providing written notice of redemption to the Company at the Company’s principal place of business and to the Bond Registrar, as provided in the Indenture, during (i) the Redemption Period; or (ii) the Renewed Redemption Period. Notices must be given in conformity with the Indenture and postmarked no earlier than June 9 and no later than June 30 of the respective redemption period to be deemed timely received. Interest will accrue on any Bond redeemed hereunder until the actual date of redemption of such Bond. Any redemption made within the Redemption Period or Renewed Redemption Period at the option of the Bondholder will occur without penalty at a price equal to the then outstanding principal amount of the Bonds, plus any accrued but unpaid interest.

All Bonds to be redeemed at option of the Bondholder during the Redemption Period or Renewed Redemption Period will be redeemed by the Company on a “first come, first served” basis over ten (10) equal installments of 10% of the outstanding principal amount of the Bonds pursuant to such requests each calendar quarter until requests are fully honored. To the extent that the quarterly limit would result in a partial payment to a Bondholder in a given quarter, all payments to that Bondholder will be held until the next applicable quarter’s payment date. Payments will be made on or before the 30th day of the month immediately following the end of the applicable quarter. The foregoing notwithstanding, in the event that the Company has not realized gross income from operations in sufficient amounts to recoup those amounts from principal used to pay certain fees of offering the Bonds (specifically, any managing broker-dealer fees, servicing fee, Selling Commissions, and O&O Fee) by the date in which a redemption request may be made, the Company may adjust the quarterly payment cap to 5% of the outstanding principal amount of the Bonds, paid over 20 calendar quarters. If the Company realizes sufficient gross income during the period in which redemption payments are being made, the payment schedule will revert back to the quarterly payment cap of 10% of aggregate amount owed pursuant to redemption requests and a schedule of 10 calendar quarters, with any remaining amounts paid in the final payment. The quarterly redemption threshold (whether 10% or 5%, as the case may be) will be calculated based on the outstanding principal amount of Bonds as of the offering termination. Redemption thresholds for any and all succeeding quarters will continue to be based on the outstanding principal amount of Bonds as of the offering termination until no Bonds remained issued and outstanding. See “Risk Factors – Risks Related to the Bonds and Offering.”

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For illustrative purposes only, if the Company sells $45,000,000 during the term of the offering, the Company will make redemptions of up to $4,500,000 per quarter for up to 10 quarters (assuming sufficient gross income to allow for a quarterly payment cap of 10%) until all redemptions are made. In this scenario, if investors make redemption requests within the Redemption Period for an aggregate of $13,000,000, up to $4,500,000 will be redeemed in the first quarter, up to $4,500,000 will be redeemed in the second quarter, and the remaining $4,000,000 will be redeemed in the third quarter. If the Company sells $55,000,000 during the term of the offering, the Company will make redemptions of up to $5,500,000 per quarter for up to 10 quarters. In this scenario, if investors make redemption requests within the Redemption Period for all $55,000,000 of Bonds outstanding, up to $5,500,000 will be redeemed in each quarter, over the course of 10 quarters, until all Bonds are fully redeemed. Bondholders will be fully redeemed of their outstanding Bonds at the time of their redemption. Notwithstanding the foregoing, if the last investor in the queue for a given quarter would cause the Company to redeem more than the allotted 10% in that particular quarter, the investor must wait until the next quarter for his Bonds to be redeemed (except for purposes of the 10th quarter, when all redeeming Bonds remaining in the queue will be made).

Investors will be placed in the redemption queue in the order such requests are received. In the case multiple redemption requests are simultaneously submitted by a financial advisor, investors will be placed in the queue in the order provided to the Company by the financial advisor. In the case redemption requests are received directly by the Company with identical postmark dates or timestamps, the Manager will use its discretion for which order to place the investors in the queue. Once placed in the queue, investors will maintain their place in the queue until redemption.

Redemption Outside of Redemption Period or Renewed Redemption Period. At any time outside the Redemption Period or Renewed Redemption Period, the Bondholder may request to redeem the Bonds, in whole, but not in part, at the Bondholder’s option, at the then outstanding principal amount of the Bonds to be redeemed, subject to an 11% discount, plus any accrued but unpaid interest, by providing written notice of redemption to the Company at the Company’s principal place of business and to the Bond Registrar, as provided in the Indenture. Notices must be given in conformity with the Indenture. The Manager, at its sole and absolute discretion, may accept a Bondholder’s request to redeem outside the Redemption Period or Renewed Redemption Period.

Bond redemptions made outside of the Redemption Period or Renewed Redemption Period will be subject to an aggregate limit of 5.0% of the outstanding principal amount of the Bonds as of the offering termination. Such redemption requests will be considered on a quarterly basis, and if approved, payments will be made on or before the 30th day of the month immediately following the end of the quarter after the quarter in which the request was made. See “Risk Factors – Risks Related to the Bonds and Offering.”

For illustrative purposes only, if the Company approves $100,000 in redemption requests outside the Redemption Period or Renewed Redemption Period at the end of the first quarter of 2023, the Company will make the approved redemption payments on or before the 30th day of the month immediately following the second quarter of 2023.

Additional terms to effect redemption of the bonds are specified in the Indenture and Form of Bond, attached hereto as exhibits.

Redemption Upon Death or Disability

Within 60 days of the death or total permanent disability of a Bondholder who is a natural person, the estate of such Bondholder, such Bondholder, or legal representative of such Bondholder may request that we repurchase, in whole but not in part, the Bonds held or beneficially held by such Bondholder (including Bonds of such Bondholder held or beneficially held in his or her individual retirement accounts), as the case may be, by delivering to the Company a redemption request in conformity with the Indenture. Any such request shall specify the particular event giving rise to the right of the holder or beneficial holder to have his or her Bonds redeemed and include evidence thereof (such as a copy of a death certificate). If a Bond held jointly by natural persons who are legally married, then such request may be made by (i) the surviving Bondholder upon the death of the spouse, or (ii) the disabled Bondholder (or a legal representative) upon total permanent disability of the spouse. A holder or beneficial holder that is not an individual natural person does not have the right to request redemption upon death or disability. In the event a Bond is held together by two or more natural persons that are not legally married, neither of these persons shall have the right to request that the Company repurchase such Bond unless each Bondholder has been affected by such an event.

Upon receipt of redemption request in the event of death or total permanent disability of a Bondholder, we will designate a date for the redemption of such Bonds and notify the Trustee of such redemption date, which date shall not be later than after 120 days we receive facts or certifications establishing to the reasonable satisfaction of the Company supporting the right to be redeemed. or total permanent disability, on the designated date, we will redeem such Bonds at the then outstanding principal amount of the Bonds to be redeemed, subject to an 11% discount, plus any accrued but unpaid interest up to but not including the date on which the Bonds are redeemed.

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The Company shall pay the paying agent, as designated below, for payment to the holder, or the estate of the holder, in accordance with the terms of the Bond being repurchased, and the paying agent shall pay out the redemption price upon the surrender of the Bond to the Trustee. No interest shall accrue on a Bond to be redeemed under this Section for any period of time on or after the Redemption Date for such Bond, provided that the Company has timely tendered the redemption price to the paying agent.

All Bonds to be redeemed upon death or disability will be subject to an aggregate limit of 5.0% of the outstanding principal amount of the Bonds as of the offering termination. The limit applies only to redemption upon death or disability and is a separate limit from the which applies only to redemption at the option of the Bondholder outside the Redemption Period or Renewed Redemption Period. Requests under either method of redemption only count towards their own respective aggregate limits.

Optional Redemption

The Bonds may be redeemed, in whole or in part at the Company’s option at no penalty within 18 months of the maturity date during the initial term. If the Bonds are renewed for any additional three-year term, the Company may redeem the Bonds at any time during such renewal period. Any such redemption will occur without penalty at a price equal to the then outstanding principal amount of the Bonds, plus any accrued but unpaid interest. If we elect to redeem Bonds at our option, we will give notice of redemption to the trustee not less than 120 days before the redemption date, together with such documentation and records as shall enable the trustee to select the Bonds to be redeemed.

Merger, Consolidation or Sale

We may consolidate or merge with or into any other corporation, and we may sell, lease or convey all or substantially all of our assets to any corporation, provided that the successor entity, if other than us:

•	is organized and existing under the laws of the United States of America or any United States, or U.S., state or the District of Columbia; and
•	assumes all of our obligations to perform and observe all of our obligations under the Bonds and the Indenture;

and provided further that no event of default under the Indenture shall have occurred and be continuing.

Except as described below under “- Certain Covenants — Offer to Repurchase Upon a Change of Control Repurchase Event,” the Indenture does not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership. In addition, the Indenture does not contain any provision which would protect the Bondholders against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

Certain Covenants

Offer to Repurchase Upon a Change of Control Repurchase Event

“Change of Control Repurchase Event” means (A) the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of the membership units entitling that person to exercise more than 50% of the total voting power of all the membership units entitled to vote in meetings of our Company (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and (B) following the closing of any transaction referred to in subsection (A), neither we nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange, or the NYSE, the NYSE Amex Equities, or the NYSE Amex, or the Nasdaq Stock Market, or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or the Nasdaq Stock Market. Transactions such as asset sales, mergers or acquisitions of the Company by an affiliate of the Company, or sales of a minority of membership units entitled to vote are among the types of transactions which do not constitute a Change of Control/Repurchase Event.

If a Change of Control Repurchase Event occurs, unless we have exercised our option to redeem the Bonds as described above “Description of Bonds – Optional Redemption,” we must offer to repurchase the Bonds at a price that is equal to all accrued and unpaid interest, to but not including the date on which the Bonds are redeemed, plus (i) 1.015 times the then outstanding principal amount of the Bonds if such Bonds are at least two years, but no more than three years, from maturity; (ii) 1.01 times the then outstanding principal amount of the Bonds if such Bonds are at least one years, but no more than two years, from maturity; or (iii) the then outstanding principal amount of the Bonds if such Bonds are no more than one year from maturity.

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Debt Limit

The Indenture will prohibit indebtedness incurred by us, directly or indirectly (including the debt of our subsidiaries). For purposes of complying with the limitation on indebtedness described above, the following will not be considered indebtedness: (i) any principal owed on the Bonds and (ii) any indebtedness on any real property we may acquire through foreclosure on any Loan.

Reports

We will furnish the following reports to each Bondholder:

Reporting Requirements under Tier II of Regulation A. After launching this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: an annual report with the SEC on Form 1 - K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; and a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

Annual Reports. As soon as practicable, but in no event later than one hundred twenty (120) days after the close of our fiscal year, ending December 31st, our Manager will cause to be mailed or made available, by any reasonable means, to each Bondholder as of a date selected by our Manager, an annual report containing financial statements of our Company for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, Company equity and cash flows, with such statements having been audited by an accountant selected by our Manager.

Our Manager shall be deemed to have made a report available to each Bondholder as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval (EDGAR) system and such report is publicly available on such system or (ii) made such report available on any website maintained by our Company and available for viewing by the Bondholders.

Payment of Taxes and Other Claims

We will pay or discharge or cause to be paid or discharged, before the same shall become delinquent: (i) all taxes, assessments and governmental charges levied or imposed upon us or upon our income, profits or assets; and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property; provided, however, that we will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings or for which we have set apart and maintain an adequate reserve.

Prior to this offering, there has been no public market for the Bonds. We may apply for quotation of the Bonds on an alternative trading system or over the counter market beginning after the final closing of this offering. However, even if the Bonds are listed or quoted, no assurance can be given as to (1) the likelihood that an active market for the Bonds will develop, (2) the liquidity of any such market, (3) the ability of Bondholders to sell the Bonds or (4) the prices that Bondholders may obtain for any of the Bonds. No prediction can be made as to the effect, if any, that future sales of the Bonds, or the availability of the Bonds for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of the Bonds, or the perception that such sales could occur, may adversely affect prevailing market prices of the Bonds. See “Risk Factors — Risks Related to the Bonds and the Offering.”

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Event of Default

The following are events of default under the Indenture with respect to the Bonds:

•	default in the payment of any interest on the Bonds when due and payable, which continues for 90 days, a cure period;
•	default in the payment of any principal of or premium on the Bonds when due, which continues for 60 days, a cure period;
•	default in the performance of any other obligation or covenant contained in the Indenture or in this offering circular for the benefit of the Bonds, which continues for 120 days after written notice, a cure period;
•	specified events in bankruptcy, insolvency or reorganization of us; and
•	any final and non-appealable judgment or order for the payment of money in excess of $25,000,000 singly, or in the aggregate for all such final judgments or orders against us is rendered against us and is not paid or discharged.

Book-entry and other indirect Bondholders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or rescind an acceleration of maturity.

Annually, within 120 days following December 31st while the Bonds are outstanding, we will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the Indenture, or else specifying any event of default and the nature and status thereof. We will also deliver to the trustee a written notification of any uncured event of default within 30 days after we become aware of such uncured event of default.

Remedies if an Event of Default Occurs

Subject to any respective cure period, if an event of default occurs and is continuing, the trustee or the Bondholders of not less than a majority in aggregate principal amount of the Bonds may declare the principal thereof, premium, if any, and all unpaid interest thereon to be due and payable immediately. In such event, the trustee will have the right to step into our position in any of the Loans. If we are able to foreclose on any of the Loans that are in default under their terms, we may be forced to sell any real property held by us or any subsidiary of ours. We will be required to contribute the proceeds of any such sale to the repayment of the Bonds. With respect to subsidiaries for which we do not have the unilateral right to sell their assets (for example, if we acquire a property in a joint venture), the trustee has the right to force us to sell our equity in such subsidiary in order to repay the Bonds.

At any time after the trustee or the Bondholders have accelerated the repayment of the principal, premium, if any, and all unpaid interest on the Bonds, but before the trustee has obtained a judgment or decree for payment of money due, the Bondholders of a majority in aggregate principal amount of outstanding Bonds may rescind and annul that acceleration and its consequences, provided that all payments and/or deliveries due, other than those due as a result of acceleration, have been made and all events of default have been remedied or waived.

The Bondholders of a majority in principal amount of the outstanding Bonds may waive any default with respect to that series, except a default:

•	in the payment of any amounts due and payable or deliverable under the Bonds; or
•	in an obligation contained in, or a provision of, the Indenture which cannot be modified under the terms of the Indenture without the consent of each Bondholder.

The Bondholders of a majority in principal amount of the outstanding Bonds may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Bonds, provided that (i) such direction is not in conflict with any rule of law or the Indenture, (ii) the trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction and (iii) the trustee need not take any action that might involve it in personal liability or be unduly prejudicial to the Bondholders not joining therein. Subject to the provisions of the Indenture relating to the duties of the trustee, before proceeding to exercise any right or power under the Indenture at the direction of the Bondholders, the trustee is entitled to receive from those Bondholders security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which it might incur in complying with any direction.

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A Bondholder will have the right to institute a proceeding with respect to the Indenture or for any remedy under the Indenture, if:

•	that Bondholder previously gives to the trustee written notice of a continuing event of default in excess of any cure period;
•	the Bondholders of not less than a majority in principal amount of the outstanding bonds have made written request;
•	such Bondholder or Bondholders have offered to indemnify the trustee against the costs, expenses and liabilities incurred in connection with such request;
•	the trustee has not received from the Bondholders of a majority in principal amount of the outstanding Bonds a direction inconsistent with the request (it being understood and intended that no one or more of such Bondholders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other of such Bondholders, or to obtain or to seek to obtain priority or preference over any other of such Bondholders or to enforce any rights under the Indenture, except in the manner herein provided and for equal and ratable benefit of all Bondholders); and
•	the trustee fails to institute the proceeding within 60 days.

However, the Bondholder has the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Bond on the respective due dates (or any redemption date, subject to certain discounts) and to institute suit for the enforcement of any such payment and such rights shall not be impaired without the consent of such Bondholder.

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LEGAL PROCEEDINGS

There are currently no legal proceedings involving our Company.

63

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners (5% or more)

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership Acquirable	Percent of Class
LLC Interests	Zach Ipour*	N/A	50.00%
LLC Interests	Aaron Ipour*	N/A	50.00%
LLC Interests	All Executives and Managers*	N/A	100.00%

*Each beneficial owner’s address is 2101 Cedar Springs Road, Suite 700, Dallas, Texas 75201. The beneficial owners are the sole beneficiaries of revocable trusts which ultimately own the sole member of our Company. See “General Information as to Our Company – Organizational Chart.”

Zach Ipour and Aaron Ipour are the sole members of the common member of the Company.

64

EXECUTIVE OFFICERS

The following table sets forth information on our executive officers of our Manager. Consequently, we do not have our own separate board of managers or executive officers.

Name	Age	Position with our Company	Manager/Officer Since
Zach Ipour	45	Co-Founder and Co-President	Nov 2020
Aaron Ipour	52	Co-Founder and Co-President	Nov 2020
Richard Wygle	60	Chief Financial Officer*	Nov 2020

Executive Officers and Managers

Set forth below is biographical information for our Sponsor’s executive officers.

Aaron Ipour, also known as Arash Afzalipour, is the co-founder and co-president of Megatel, a full-service developer and builder of single-family homes in Texas and Oklahoma. In 2006, Mr. Ipour co-founded Megatel with his brother, Zach Ipour. From its initial formation through 2007, Megatel concentrated on remodeling and selling existing homes; and after successfully renovating and selling approximately seven homes, Megatel transitioned into building single-family homes. Since 2007, Mr. Ipour and his brother have grown Megatel into a well-known and recognized builder of quality single-family homes. Mr. Ipour is actively responsible for Megatel’s corporate operations, which includes maintaining the Company’s production and institutional relationships, as well as managing all financial aspects of Megatel and its affiliates. Mr. Ipour was also instrumental in the development of Megatel’s luxury custom home brand, Oxbridge, which has been prominently featured in both the Dallas area “D” Magazine, and Luxe Interiors + Design Magazine. In addition to his role with Megatel, Mr. Ipour has been co-president of MCI Mortgage, Inc. (f/k/a RCM Mortgage, Inc.), a residential mortgage company and an affiliate of Megatel since 2013. Aaron Ipour was born in 1972 and he holds a master’s degree in Industrial Management with a Minor in Productivity and Efficiency Management.

Zach Ipour, also known as Armin Afzalipour, is the co-founder and co-president of Megatel, a full-service developer and builder of single-family homes in Texas and Oklahoma. In 2006, Mr. Ipour co-founded Megatel with his brother, Aaron Ipour. From its initial formation through 2007, Megatel concentrated on remodeling and selling existing homes; and after successfully renovating and selling approximately seven homes, Megatel transitioned into building single-family homes. Since 2007, Mr. Ipour and his brother have grown Megatel into a well-known and recognized builder of quality single family homes. Mr. Ipour is actively responsible for the organization’s field operations, including the sales and building divisions. Mr. Ipour is also instrumental in the growth of Megatel’s land acquisition, and development division. In addition to his role with Megatel, Mr. Ipour has been co-president of MCI Mortgage, Inc. (f/k/a RCM Mortgage, Inc.), a residential mortgage company and an affiliate of Megatel since 2013. Zach Ipour was born in 1979 and he holds a bachelor’s degree in Software Engineering with a minor in Computer Programming.

Richard Wygle is the Chief Financial Officer for our Company as well as Megatel/MCI. In this capacity, Mr. Wygle oversees the accounting functions for these companies. Previously, Mr. Wygle served as the Chief Financial Officer for Servitas/Collegiate Companies, a national student housing developer/builder/property management company as the Chief Financial Officer. During his tenure, he managed the accounting function along with human resources and property management. Mr. Wygle brings over 20 years of accounting experience to Megatel/MCI. The majority of that has been spent in Real Estate. In these rolls, he was responsible for GAAP reporting to outside investors, making sure policy and procedures were being followed and for helping maintain banking relationships. Mr. Wygle graduated from West Texas A&M University with a bachelor’s degree in Accounting. He is a Certified Public Accountant and a Certified Management Accountant.

Family Relationships

Aaron Ipour and Zach Ipour are brothers.

65

Legal Proceedings

During the past five years, none of the persons identified above have been involved in any bankruptcy or insolvency proceeding or convicted in a criminal proceeding, excluding traffic violations and other minor offenses.

Track Record of Our Sponsor

The information presented in this section represents the historical experience of private real estate lending programs sponsored by the Sponsor, which will serve as our manager. The Sponsor has not sponsored any public real estate programs in the past.

The primary investment objective of the funds listed below included lending capital to Megatel Homes, LLC, a Texas limited liability company; Megatel Holdings, LLC, a Texas limited liability company; and Megatel Homes III, LLC, a Texas limited liability company, and any wholly-owned subsidiaries of such entities and affiliates (collectively, “Megatel”). Each one of the funds listed below is party to its own Master Credit Facility among the respective program and Megatel. Under each Master Credit Facility, Megatel borrows money from the respective fund for the acquisition of real property and development, re-development and/or construction of residential, commercial, and mixed-use properties. Each loan Megatel obtains under the respective Master Credit Facility for a development project is governed by that project’s own separate construction loan agreement and promissory note. The terms of each of these loan documents, including the interest rate, principal, and maturity of the loans, vary among each Master Credit Facility and each individual loan under those Master Credit Facilities. As part of each Master Credit Facility, Megatel has also entered Guaranty Agreements to guarantee the performance of all obligations of Megatel under each Master Credit Facility.

There have been no adverse business developments related to the funds noted below, and no payments to the funds pursuant to loans made have been missed.

Megatel Capital Investment, LLC has sponsored five closed programs: MCI Secured Income Fund, LLC (“MCI SIF”), MCI Preferred Equity Fund, LLC (“MCI PEF”), MCI Preferred Income Fund II, LLC (“MCI PIF II”), MCI Preferred Income Fund IV, LLC (“MCI PIF IV”) and MCI Preferred Income Fund V-A, LLC (“MCI PIF V-A”). Megatel Capital Investment, LLC has one active Regulation D private placement equity offerings: MCI Preferred Income Fund VI, LLC (“MCI PIF VI”).

MCI SIF

MCI SIF commenced an offering of up to $50 million of secured promissory notes pursuant to a private placement memorandum on April 17, 2015. The final closing in MCI SIF’s offering occurred on April 13, 2017, with approximately $8.9 million of notes being sold. To the extent any MCI SIF investors have exercised their option for redemption, all such requests have been fulfilled.

MCI SIF incurred approximately $1 million of issuance costs from the offering, of which approximately $625,000 was incurred as commissions for the offering issuances. MCI SIF paid organization fees to Megatel Capital Investment, LLC, as manager, which were calculated at 2.00% of the gross proceeds of the sale of all bonds. Approximately $178,500 of organization fees were earned by the manager. Net proceeds to MCI SIF after debt issuance costs, organization and offering costs were approximately $7.9 million. No other fees were payable to the manager other than reimbursement for operating expenses of the fund. MCI SIF held approximately $39.5 million of gross mortgage loans over its life. This consisted of 239 mortgage loans, each with an interest rate of 12%.

66

MCI PEF

MCI PEF commenced an offering of up to $100 million of preferred equity membership interests pursuant to a private placement memorandum on January 12, 2016. The final closing in MCI PEF’s offering occurred on February 9, 2018, with approximately all $100 million of preferred interests being sold. To the extent any MCI PEF investors have exercised their option for redemption, all such requests have been fulfilled.

MCI PEF incurred approximately $12 million of issuance costs from the offering, of which approximately $7 million was incurred as commissions for the offering issuances. MCI PEF paid organization fees to Megatel Capital Investment, LLC, as manager, which were calculated at 2.00% of the gross proceeds of the sale of all equity bonds. $2 million of organization fees were earned by the manager. Net proceeds to MCI PEF after debt issuance costs, organization and offering costs were approximately $88 million. No other fees were payable to the manager other than reimbursement for operating expenses of the fund. MCI PEF held $54.8 million of gross mortgage loans as of June 30, 2024. This consisted of 21 mortgage loans, each with an interest rate of 13%.

MCI PIF II

MCI PIF II commenced an offering of up to $200 million of preferred equity membership interests pursuant to a private placement memorandum on October 2, 2017. The final closing in MCI PIF II’s offering occurred on October 7, 2020, with approximately all $200 million of preferred interests being sold. To the extent any MCI PIF II investors have exercised their option for redemption, all such requests have been fulfilled.

MCI PIF II incurred approximately $24 million of issuance costs from the offering, of which approximately $14 million were incurred as commissions for the offering issuances. MCI PIF II paid organization fees to Megatel Capital Investment, LLC, as manager, which were calculated at 2.00% of the gross proceeds of the sale of all offerings. $4,000,000 of organization fees were earned by the manager. No other fees were payable to the manager other than reimbursement for operating expenses of the fund. Net proceeds to MCI PIF II after debt issuance costs, organization and offering costs were approximately $176 million. MCI PIF II held $163.4 million of gross mortgage loans as of June 30, 2024. This consisted of 31 mortgage loans, each with an interest rate of 12%.

MCI PIF IV

MCI PIF IV commenced an offering of up to $500 million of preferred equity membership interests pursuant to a private placement memorandum on August 1, 2019. The final closing in MCI PIF IV’s offering occurred on October 1, 2023 with approximately $175.3 million of preferred interests being sold. To the extent any MCI PIF IV investors have exercised their option for redemption, all such requests have been fulfilled.

MCI PIF IV incurred approximately $21 million of issuance costs from the offering, of which approximately $12.3 million were incurred as commissions for the offering issuances. MCI PIF IV paid organization fees to Megatel Capital Investment, LLC, as manager, which were calculated at 2.00% of the gross proceeds of the sale of all offerings. $3,500,000 of organization fees were earned by the manager. No other fees were payable to the manager other than reimbursement for operating expenses of the fund. Net proceeds to MCI PIF IV after debt issuance costs, organization and offering costs were approximately $154.3 million. MCI PIF IV held $156 million of gross mortgage loans receivable as of June 30, 2024. This consisted of 49 mortgage loans, each with an interest rate of 11%.

MCI PIF V-A

MCI PIF V-A commenced an offering of up to $50 million of preferred equity membership interests pursuant to a private placement memorandum on September 1, 2022. The final closing in MCI PIF V-A’s offering occurred on December 29, 2023 with approximately $4.2 million of preferred interests being sold.

MCI PIF V-A incurred approximately $504,000 of issuance costs from the offering, of which approximately $420,000 were incurred as commissions for the offering issuances. MCI PIF V-A paid organization fees to Megatel Capital Investment, LLC, as manager, which were calculated at 2.00% of the gross proceeds of the sale of all offerings. $84,000 of organization fees were earned by the manager. No other fees were payable to the manager other than reimbursement for operating expenses of the fund. Net proceeds to MCI PIF V-A after debt issuance costs, organization and offering costs were approximately $3,696,000. MCI PIF V-A held $3.8 million of gross mortgage loans receivable as of June 30, 2024. This consisted of 25 mortgage loans, with a weighted average interest rate of 11%.

67

MCI PIF VI

MCI PIF VI commenced an offering of up to $500 million of preferred equity membership interests pursuant to a private placement memorandum on December 1, 2021. The offering for MCI PIF VI is ongoing. As of June 30, 2024, MCI PIF VI issued approximately $81.9 million of preferred equity membership interests. MCI PIF VI had incurred approximately $9,828,000 of issuance costs from the offering, of which approximately $8,190,000 was incurred as commissions for the offering issuances.

MCI PIF VI is managed by Megatel Capital Investment, LLC, an affiliate of our Sponsor. MCI PIF VI pays organization fees to the manager which are calculated as 2.00% of the gross proceeds of the sale of all bonds. Through June 30, 2024, approximately $1,638,000 of organization fees had been earned by the manager. No other fees are paid to the manager. As of June 30, 2024, net proceeds to MCI PIF VI after issuance costs, organization and offering costs were approximately $72.1 million. MCI PIF VI held approximately $64.8 million of gross mortgage loans receivable as of June 30, 2024. This consisted of 166 mortgage loans with a weighted average interest rate of 11%.

Delaware Statutory Trust Offerings

In addition to the prior programs described above, our Sponsor’s affiliate has also sponsored three offerings of beneficial interests in Delaware statutory trusts. The structure and purpose of each DST offering is fundamentally different from the prior programs described above, as the DSTs are not raising funds for the purpose of lending to Megatel affiliates for the purpose of development of real estate. Rather, Megatel contributed real estate to each of these DSTs, and beneficial interests in the DSTs are offered to investors until such DSTs are fully syndicated. In the aggregate, the DSTs are offering a total of $90 million of DST beneficial interests, and as of June 30, 2024, the DSTs issued approximately $81,844,000 of DST beneficial interests.

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EXECUTIVE COMPENSATION

Our Company does not have executives. It is operated by our Manager. We will not reimburse our Manager for any portion of the salaries and benefits to be paid to its executive officers named in “Executive Officers and Managers;” provided that, we may reimburse our Manager for expenses incurred by its executive officers while acting on behalf of our Company (such as travel or entertainment expenses). See “Compensation of Our Manager and Its Affiliates” for a list of fees payable to Manager or its affiliates.

69

COMPENSATION OF OUR MANAGER AND THEIR AFFILIATES

The following is a description of compensation we may pay to our Manager or Developer, and each of their affiliates, or in connection with the proceeds of the offering. These compensation arrangements have been established by our Manager or Developer, and each of their affiliates, and are not the result of arm’s-length negotiations. Services for which our Company engages our Manager or Developer, and each of their affiliates, and which are not described below will be compensated at the market rate. Fees payable to our Manager or Developer and their affiliates in excess of the rate set forth in this section will require the affirmative consent of a majority of the Bonds. Our Manager or Developer, and each of their affiliates, may elect to waive or defer certain of these fees in its sole discretion. This table assumes that the maximum offering amount of $55,000,000 ($44,000,000 Class A Bonds, $11,000,000 Class B Bonds) in the aggregate is raised.

Form of Compensation	Description	Estimated Amount of Compensation

Offering and Organization Stage:

O&O Fee:	Our Manager will receive the O&O Fee equal to 2.00% of gross proceeds. The Manager will pay our actual organization and offering expenses out of the O&O Fee and will be entitled to retain as compensation the excess, if any, of the O&O fee over actual organization and offering expenses. To the extent organizational and offering expenses exceed 2.00% of the gross proceeds raised in the offering, our Manager will pay such amounts without reimbursement from us.	$1,100,000

Operating Stage:

Accountable Expense Reimbursements	Our Manager will be entitled to receive an accountable expense reimbursement for documented expenses of our Manager and its affiliates incurred on behalf of our Company that are reasonably necessary for the performance by our Manager of its duties and functions. The accountable expense reimbursement will be reimbursed monthly to our Manager.	Indeterminable at this time.

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LIMITATIONS ON LIABILITY

Our Manager and executive officers, if any are appointed by our Manager, will owe fiduciary duties to our Company and our members in the manner prescribed in the Delaware Limited Liability Company Act and applicable case law. Neither our Manager nor any executive officer will owe fiduciary duties to our Bondholders. Our Manager is required to act in good faith and in a manner that it determines to be in our best interests. However, nothing in our operating agreement precludes our Manager or executive officers or any affiliate of our Manager or any of their respective officers, directors, employees, members or trustees from acting, as a director, officer or employee of any corporation, a trustee of any trust, an executor or administrator of any estate, a member of any company or an administrative official of any other business entity, or from receiving any compensation or participating in any profits in connection with any of the foregoing, and neither our Company nor any member shall have any right to participate in any manner in any profits or income earned or derived by our Manager or any affiliate thereof or any of their respective officers, directors, employees, members or trustees, from or in connection with the conduct of any such other business venture or activity. Our Manager, its executive officers, any affiliate of any of them, or any shareholder, officer, director, employee, partner, member or any person or entity owning an interest therein, may engage in or possess an interest in any other business or venture of any nature or description, provided that such activities do not compete with the business of our Company or otherwise breach their agreements with our Company; and no member or other person or entity shall have any interest in such other business or venture by reason of its interest in our Company.

Our Manager or executive officers have no liability to our Company or to any member for any claims, costs, expenses, damages, or losses suffered by our Company which arise out of any action or inaction of any manager or executive officer if such manager or executive officer meets the following standards: (i) such manager or executive officer, in good faith, reasonably determined that such course of conduct or omission was in, or not opposed to, the best interests of our Company, and (ii) such course of conduct did not constitute fraud, willful misconduct or gross negligence or any breach of fiduciary duty to our Company or its members. These exculpation provisions in our operating agreement are intended to protect our Manager and executive officers from liability when exercising their business judgment regarding transactions we may enter into.

Insofar as the foregoing provisions permit indemnification or exculpation of our Manager, executive officers or other persons controlling us from liability arising under the Securities Act, we have been informed that in the opinion of the SEC this indemnification and exculpation is against public policy as expressed in the Securities Act and is therefore unenforceable.

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INDEPENDENT AUDITORS

The financial statements of our Company comprise of the balance sheet and the related statements of operations, members’ equity, and cash flows as of and for the years ending December 31, 2022 and 2023 and unaudited interim financial statements as of June 30, 2024 as compared to June 30, 2023, and June 30, 2024 as compared to December 31, 2023. The financial statements of the Developer comprise of the balance sheet and the related statements of operations, members’ equity, and cash flows as of and for the years ending December 31, 2022 and 2023 and unaudited interim financial statements as of June 30, 2024 as compared to June 30, 2023, and June 30, 2024 as compared to December 31, 2023. The audited financial statements included in this offering circular and the related notes to those financial statements, have been audited by Lane Gorman Trubitt, LLC, an independent public accounting firm, as stated in their report appearing elsewhere herein.

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LEGAL MATTERS

Certain legal matters in connection with this offering, including the validity of the Bonds, have been passed upon for us by Whiteford, Taylor & Preston, LLP.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

Our Manager maintains a website, www.MCIInvest.com, which contains additional information concerning us, our Manager and our Sponsor. We will file annual, semi-annual and special reports, and other information, as applicable, with the SEC. You may read and copy any document filed with the SEC at the SEC’s public company reference room at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains a web site that contains reports, informational statements, and other information regarding issuers that file electronically with the SEC (http://www.sec.gov).

Our Company has filed an offering statement of which this offering circular is a part with the SEC under the Securities Act. The offering statement contains additional information about us. You may inspect the offering statement without charge at the office of the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549, and you may obtain copies from the SEC at prescribed rates.

This offering circular does not contain all of the information included in the offering statement. We have omitted certain parts of the offering statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the offering statement, which may be found at the SEC’s website at http://www.sec.gov. Statements contained in this offering circular and any accompanying supplement about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. Please refer to the actual exhibit for a more complete description of the matters involved.

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INDEX TO FINANCIAL STATEMENTS

MCI INCOME FUND VII, LLC

JUNE 30, 2023 AND JUNE 30, 2024

MCI DEVELOPMENT 1, LLC

JUNE 30, 2023 AND JUNE 30, 2024

MCI INCOME FUND VII, LLC

DECEMBER 30, 2023 AND JUNE 30, 2024

MCI DEVELOPMENT 1, LLC

DECEMBER 30, 2023 AND JUNE 30, 2024

F-1

MCI INCOME FUND VII, LLC

DECEMBER 31, 2023 AND 2022

MCI DEVELOPMENT 1, LLC

DECEMBER 31, 2023 AND 2022

F-2

MCI Income Fund VII, LLC

Balance Sheet

	June 30, 2023	June 30, 2024
Assets
Total assets	$–	$–

Liabilities and Members’ Capital
Total liabilities	$–	$–

Total members’ capital	$–	$–
Total liabilities and members’ capital	$–	$–

The accompanying notes are an integral part of these financial statements.

F-3

MCI Income Fund VII, LLC

Statement of Operations and Changes in Members’ Capital

	Quarter Ended June, 2023	Quarter Ended June 30, 2024
Revenue
Total revenue	$–	$–

Expenses
Total expenses	$–	$–

Net income (loss)	$–	$–

Members’ capital, Beginning of Period	$–	$–

Members’ capital, End of Period	$–	$–

The accompanying notes are an integral part of these financial statements.

F-4

MCI Income Fund VII, LLC

Statement of Cash Flows

	Quarter Ended June 30, 2023	Quarter Ended June 30, 2024
Cash flows from operating activities
Net income (loss)	$–	$–

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities	$–	$–

Net cash provided by (used in) operating activities	$–	$–

Cash flows from financing activities
Net cash provided by (used in) financing activities	$–	$–

Cash flows from investing activities
Net cash provided by (used in) investing activities	$–	$–

Net change in cash and cash equivalents
Cash and cash equivalents	$–	$–

Cash and cash equivalents, end of period	$–	$–

The accompanying notes are an integral part of these financial statements.

F-5

MCI Income Fund VII, LLC

NOTES TO FINANCIAL STATEMENTS

1.	NATURE OF BUSINESS

MCI Income Fund VII, LLC (the Company), is a Delaware limited liability company formed to originate loans collateralized by residential and commercial real estate in the United States of America. The Company’s plan is to originate, acquire, and manage residential and commercial real estate loans and securities. Megatel Capital Investment, LLC is the Manager of the Company. The Company is headquartered in Dallas, Texas.

The Company was formed on August 29, 2022 and has not commenced operations. The Company anticipates raising a maximum of $75 million of capital in the form of bonds pursuant to an exemption from registration under the amendments to Regulation A (“Regulation A+”) of the Jumpstart Our Business Startups Act of 2020 (the “JOBS act”), which amended section 3(b) of the Securities Act of 1933. The Company’s term is indefinite as of June 30, 2024.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

Member Liability

A member is not personally liable or bound for the expenses, liabilities or obligations of the Company beyond the amount of such member’s capital contributions as defined in the company agreement. No member shall be obligated to provide additional capital contributions outside the “original capital contribution” made upon admission to the Company or to make a loan to the Company.

Cash

The Company considers all highly liquid investments with an original maturity of three months or less when purchased, to be cash. The Company maintains cash balances in financial institution transactional accounts in Texas, which at times may exceed insured limits. The Company is exposed to credit risk due to current market conditions but has not experienced any loss in such accounts and does not anticipate any loss as a result of such credit risk.

Notes Receivable and Allowance for Losses

Notes receivable are stated at unpaid principal balances. Interest on the notes receivable is recognized over the term of the note and is calculated using the simple-interest method on principal amounts outstanding.

Notes receivable are charged-off to expense when they are deemed uncollectible. Management’s periodic evaluation of uncollectible notes receivable is based on past loss experience, known and other risks inherent in the portfolio, specific impaired notes receivable, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral, and current economic conditions.

The Company considers a note uncollectible when based on current information or factors, it is probable that the Company will not collect the principal and interest payments according to the note agreement. Management considers many factors in determining whether a note is impaired, such as payment history and value of collateral. As of June 30, 2024, no notes receivable have been issued or determined to be uncollectible by the Company.

Bonds Payable

The Company issued bonds will be held as a liability upon the effective date of closing. The bond interest will be expensed on an accrual basis.

F-6

MCI Income Fund VII, LLC

NOTES TO FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

Revenue is derived from interest income earned on notes receivable from related parties. Interest income is recognized on the accrual basis of accounting, based on the terms of the note receivable agreement. As of June 30, 2024, the Company has not issued any notes receivable due from related parties and has not recognized any interest income.

Expense Recognition

Operating and other related expense are recorded on an accrual basis as incurred.

Income Taxes

The Company has elected to be taxed as a partnership. In lieu of corporation income taxes, the members of the Company are responsible for their pro-rata share of The Company’s taxable income.

The Company evaluates tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met. Management has evaluated the Company’s tax positions and concluded that the Company has taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance. The Company recognizes accrued interest and penalties associated with uncertain tax positions as part of the income tax provision. No interest and penalties have been accrued as of June 30, 2024.

Use of Estimates

In preparing the Company’s financial statements, management is required to make estimates and assumptions that affect the collectability of the notes receivable – related parties and the accrued interest on the notes payable, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. It is at least reasonably possible that the estimates will change materially in the near term.

Allocation of Net Income and Loss

The operating agreement provides detailed provisions regarding the allocation of net income and losses among the members of the Company. Generally, items of income and expense are allocated among members in proportion to their applicable membership interest. Members of the Company should refer to the operating agreement for a complete description of the membership provisions.

3.	BONDS PAYABLE

After the close of the initial bond issuance and first full quarter of operations, the Company anticipates making monthly interest payments to the A and B bondholders at a rate of 7.00% - 9% and 7.50% - 9.5% per annum, respectively. The bonds will be secured by the underlying liens form the loans made to related parties.

F-7

MCI Income Fund VII, LLC

NOTES TO FINANCIAL STATEMENTS

3.	BONDS PAYABLE (CONTINUED)

The bonds will mature on June 30th of the fourth year following the initial year of issuance of the applicable series of bonds. The bonds will automatically renew at the same interest rate for two additional three-year terms, unless redeemed upon maturity at the Company’s or bondholder’s election

The bonds will be redeemable beginning June 30, 2029, at a rate of 10.00% per quarter unless the load from issuing the bonds has not been fully recovered, then the bonds will redeem at 5.00% per quarter.

As of June 30, 2024, the Company has not issued any bonds.

4.	MEMBERS’ EQUITY

The operations of the Company are governed by the Company agreement. The common member of the Company is MCI Holdings, LLC. The common member of the Company is responsible for all management and decisions of the Company. No members will be liable for additional calls in excess of the original commitment.

5.	COMMITMENTS AND CONTINGENCIES

The managing member has incurred and will continue to incur organizational and offering expenses which are reimbursable from the Company, at 2% of total gross proceeds from the bond offerings. Organizational and offering costs include all costs and expenses to be paid by the Company in connection with the formation of the Company and the offering, including the Company’s legal, accounting, printing, mailing and filing fees, charges of our escrow agent, reimbursement of our dealer manager and participating broker-dealers for due diligence expenses, and other costs in connection with administrative oversight of the offering and the marketing process. The organizational and offering costs are not represented on the Company’s financial statements due to these being contingent upon a successful completion of the bond offerings. The Company will begin to accrue organizational and offering expenses when proceeds from the offering are received. The Company will expense organization costs when incurred. As of June 30, 2024, there have been approximately $35,000 of organizational costs incurred by the managing member.

The Company has provided general indemnifications to the Managing Member, any affiliate of the managing member and any person acting on behalf of the managing member or that affiliate when they act, in good faith, in the best interest of the Company. The Company is unable to develop an estimate of the maximum potential amount of future payments that could potentially result from any hypothetical future claim but expects the risk of having to make any payments under these general business indemnifications to be remote.

6.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through June 30, 2024, which is the date the financial statements were available to be issued.

F-8

MCI Development 1, LLC

Balance Sheet

	June 30, 2023	June 30, 2024
Assets
Total assets	$–	$–

Liabilities and Members’ Capital
Total liabilities	$–	$–

Total members’ capital	$–	$–
Total liabilities and members’ capital	$–	$–

The accompanying notes are an integral part of these financial statements.

F-9

MCI Development 1, LLC

Statement of Operations and Changes in Members’ Capital

	Quarter Ended June 30, 2023	Quarter Ended June 30, 2024
Revenue
Total revenue	$–	$–

Expenses
Total expenses	$–	$–

Net income (loss)	$–	$–

Members’ capital, Beginning of Period	$–	$–

Members’ capital, End of Period	$–	$–

The accompanying notes are an integral part of these financial statements.

F-10

MCI Development 1, LLC

Statement of Cash Flows

	Quarter Ended June 30, 2023	Quarter Ended June 30, 2024
Cash flows from operating activities
Net income (loss)	$–	$–

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities	$–	$–

Net cash provided by (used in) operating activities	$–	$–

Cash flows from financing activities
Net cash provided by (used in) financing activities	$–	$–

Cash flows from investing activities
Net cash provided by (used in) investing activities	$–	$–

Net change in cash and cash equivalents
Cash and cash equivalents	$–	$–

Cash and cash equivalents, end of period	$–	$–

The accompanying notes are an integral part of these financial statements.

F-11

MCI Development 1, LLC

NOTES TO FINANCIAL STATEMENTS

1.	NATURE OF BUSINESS

MCI Development 1, LLC (the Company), is a Wyoming limited liability company formed for the acquisition of: (A) parcels of real property (including but not limited to raw/unentitled land and/or finished lots) (i) for development into single-family residential lots, (ii) for the construction of single-family homes to be marketed and sold to homebuyers, (iii) for the construction of condominiums to be marketed and sold to homebuyers, and (iv) for the development and/or construction of multi-family residential communities, (v) for the development and/or construction of storage facilities, retail, and/or other commercial real estate assets, or mixed-use properties; (B) the acquisition of existing single-family homes to be redeveloped, renovated, and/or repositioned for marketing and sale; (C) the acquisition of existing multi- family properties to be redeveloped, renovated, and/or repositioned for marketing and sale, and/or (D) the acquisition of existing commercial properties to be redeveloped, renovated, and/or repositioned for marketing and sale.

The Company was formed on August 26, 2022, and has not commenced operations.

The Company’s operational activity will be derived from the sale of land and property which has been acquired, developed and constructed through debt financing from MCI Income Fund VII, LLC, third party lenders, as well as capital contributions from the Company’s members, pursuant to the capital call provisions of its limited liability company agreement. Construction, development, marketing and sales services associated with projects undertaken by the Company will be provided by contracted vendors, which may be affiliates of Megatel Capital Investment, LLC or third parties, pursuant to contractual arrangements agreed to at the time such services are engaged.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

Member Liability

A member is not personally liable or bound for the expenses, liabilities or obligations of the Company beyond the amount of such member’s capital contributions as defined in the company agreement. No member shall be obligated to provide additional capital contributions outside the “original capital contribution” made upon admission to the Company or to make a loan to the Company.

Cash

The Company considers all highly liquid investments with an original maturity of three months or less when purchased, to be cash. The Company maintains cash balances in financial institution transactional accounts in Texas, which at times may exceed insured limits. The Company is exposed to credit risk due to current market conditions but has not experienced any loss in such accounts and does not anticipate any loss as a result of such credit risk.

Inventory

Inventory is stated at the lower of cost and net realizable value. Net realizable value is equal to the estimated sales price of the property in the ordinary course of business, less reasonably predictable costs of completion. Inventory includes the costs of lot acquisition and construction costs, capitalized interest, real estate taxes and direct overhead costs incurred during the development and construction of the property. As of June 30, 2024, the Company had no costs capitalized for the purchase of development/construction of the properties held in inventory.

F-12

MCI Development 1, LLC

NOTES TO FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

Revenue and associated profits from the sales of the properties are recognized at the time of the closing of a sale, when title to and possession of the property are transferred to the purchaser. The Company’s performance obligation to deliver the agreed-upon property, is generally satisfied in less than one year from the original contract date.

For the period ending June 30, 2024 and the period of August 26, 2022 (inception) through June 30, 2023, there were no sales or associated profits generated from the sale of properties by the Company.

Expense Recognition

All costs incurred during the development and construction of the property are capitalized and recorded as inventory and recognized as cost of sales upon closing of the property. Costs incurred after the properties are completed are charged to selling, general and administrative (“SG&A”) as incurred. Operating and other related expense are expensed as incurred.

For the period ended June 30, 2024, and the period of August 26, 2022 (inception) through June 30, 2023, the Company did not have any sales of properties charged to cost of sales, did not incur any SG&A costs for completed properties, or incur any operating or other related expenses.

Income Taxes

The Company has elected to be taxed as a partnership. In lieu of corporation income taxes, the members of the Company are responsible for their pro-rata share of The Company’s taxable income.

The Company evaluates tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met. Management has evaluated the Company’s tax positions and concluded that the Company has taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance. The Company recognizes accrued interest and penalties associated with uncertain tax positions as part of the income tax provision. No interest and penalties have been accrued as of June 30, 2024.

Use of Estimates

In preparing the Company’s financial statements, management is required to make estimates and assumptions that affect the amounts in the financial statements and accompanying notes. Actual results could differ from these estimates. It is at least reasonably possible that the estimates will change materially in the near term.

As of June 30, 2024, the Company does not have any notes payable.

3.	MEMBERS’ EQUITY

The operations of the Company are governed by the Company agreement. No members will be liable for additional calls in excess of the original commitment.

F-13

MCI Development 1, LLC

NOTES TO FINANCIAL STATEMENTS

3.	MEMBERS’ EQUITY (CONTINUED)

The operating agreement provides detailed provisions regarding the allocation of net income and losses among the members of the Company. Generally, items of income and expense are allocated among members in proportion to their applicable membership interests. Members of the Company should refer to the operating agreement for a complete description of the membership provisions.

4.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through June 30, 2024, which is the date the financial statements were available to be issued.

F-14

MCI Income Fund VII, LLC

Balance Sheet

	December 31, 2023	June 30, 2024
Assets
Total assets	$–	$–

Liabilities and Members’ Capital
Total liabilities	$–	$–

Total members’ capital	$–	$–
Total liabilities and members’ capital	$–	$–

The accompanying notes are an integral part of these financial statements.

F-15

MCI Income Fund VII, LLC

Statement of Operations and Changes in Members’ Capital

	Year Ended December 31, 2023	Quarter Ended June 30, 2024
Revenue
Total revenue	$–	$–

Expenses
Total expenses	$–	$–

Net income (loss)	$–	$–

Members’ capital, Beginning of Period	$–	$–

Members’ capital, End of Period	$–	$–

The accompanying notes are an integral part of these financial statements.

F-16

MCI Income Fund VII, LLC

Statement of Cash Flows

	Year Ended December 31, 2023	Quarter Ended June 30, 2024
Cash flows from operating activities
Net income (loss)	$–	$–

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities	$–	$–

Net cash provided by (used in) operating activities	$–	$–

Cash flows from financing activities
Net cash provided by (used in) financing activities	$–	$–

Cash flows from investing activities
Net cash provided by (used in) investing activities	$–	$–

Net change in cash and cash equivalents
Cash and cash equivalents	$–	$–

Cash and cash equivalents, end of period	$–	$–

The accompanying notes are an integral part of these financial statements.

F-17

MCI Income Fund VII, LLC

NOTES TO FINANCIAL STATEMENTS

1.	NATURE OF BUSINESS

MCI Income Fund VII, LLC (the Company), is a Delaware limited liability company formed to originate loans collateralized by residential and commercial real estate in the United States of America. The Company’s plan is to originate, acquire, and manage residential and commercial real estate loans and securities. Megatel Capital Investment, LLC is the Manager of the Company. The Company is headquartered in Dallas, Texas.

The Company was formed on August 29, 2022 and has not commenced operations. The Company anticipates raising a maximum of $75 million of capital in the form of bonds pursuant to an exemption from registration under the amendments to Regulation A (“Regulation A+”) of the Jumpstart Our Business Startups Act of 2020 (the “JOBS act”), which amended section 3(b) of the Securities Act of 1933. The Company’s term is indefinite as of June 30, 2024.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

Member Liability

A member is not personally liable or bound for the expenses, liabilities or obligations of the Company beyond the amount of such member’s capital contributions as defined in the company agreement. No member shall be obligated to provide additional capital contributions outside the “original capital contribution” made upon admission to the Company or to make a loan to the Company.

Cash

The Company considers all highly liquid investments with an original maturity of three months or less when purchased, to be cash. The Company maintains cash balances in financial institution transactional accounts in Texas, which at times may exceed insured limits. The Company is exposed to credit risk due to current market conditions but has not experienced any loss in such accounts and does not anticipate any loss as a result of such credit risk.

Notes Receivable and Allowance for Losses

Notes receivable are stated at unpaid principal balances. Interest on the notes receivable is recognized over the term of the note and is calculated using the simple-interest method on principal amounts outstanding.

Notes receivable are charged-off to expense when they are deemed uncollectible. Management’s periodic evaluation of uncollectible notes receivable is based on past loss experience, known and other risks inherent in the portfolio, specific impaired notes receivable, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral, and current economic conditions.

The Company considers a note uncollectible when based on current information or factors, it is probable that the Company will not collect the principal and interest payments according to the note agreement. Management considers many factors in determining whether a note is impaired, such as payment history and value of collateral. As of June 30, 2024, no notes receivable have been issued or determined to be uncollectible by the Company.

Bonds Payable

The Company issued bonds will be held as a liability upon the effective date of closing. The bond interest will be expensed on an accrual basis.

F-18

MCI Income Fund VII, LLC

NOTES TO FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

Revenue is derived from interest income earned on notes receivable from related parties. Interest income is recognized on the accrual basis of accounting, based on the terms of the note receivable agreement. As of June 30, 2024, the Company has not issued any notes receivable due from related parties and has not recognized any interest income.

Expense Recognition

Operating and other related expense are recorded on an accrual basis as incurred.

Income Taxes

The Company has elected to be taxed as a partnership. In lieu of corporation income taxes, the members of the Company are responsible for their pro-rata share of The Company’s taxable income.

The Company evaluates tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met. Management has evaluated the Company’s tax positions and concluded that the Company has taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance. The Company recognizes accrued interest and penalties associated with uncertain tax positions as part of the income tax provision. No interest and penalties have been accrued as of June 30, 2024.

Use of Estimates

In preparing the Company’s financial statements, management is required to make estimates and assumptions that affect the collectability of the notes receivable – related parties and the accrued interest on the notes payable, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. It is at least reasonably possible that the estimates will change materially in the near term.

Allocation of Net Income and Loss

The operating agreement provides detailed provisions regarding the allocation of net income and losses among the members of the Company. Generally, items of income and expense are allocated among members in proportion to their applicable membership interest. Members of the Company should refer to the operating agreement for a complete description of the membership provisions.

3.	BONDS PAYABLE

After the close of the initial bond issuance and first full quarter of operations, the Company anticipates making monthly interest payments to the A and B bondholders at a rate of 7.00% - 9% and 7.50% - 9.5% per annum, respectively. The bonds will be secured by the underlying liens form the loans made to related parties.

F-19

MCI Income Fund VII, LLC

NOTES TO FINANCIAL STATEMENTS

3.	BONDS PAYABLE (CONTINUED)

The bonds will mature on June 30th of the fourth year following the initial year of issuance of the applicable series of bonds. The bonds will automatically renew at the same interest rate for two additional three-year terms, unless redeemed upon maturity at the Company’s or bondholder’s election

The bonds will be redeemable beginning June 30, 2029, at a rate of 10.00% per quarter unless the load from issuing the bonds has not been fully recovered, then the bonds will redeem at 5.00% per quarter.

As of June 30, 2024, the Company has not issued any bonds.

4.	MEMBERS’ EQUITY

The operations of the Company are governed by the Company agreement. The common member of the Company is MCI Holdings, LLC. The common member of the Company is responsible for all management and decisions of the Company. No members will be liable for additional calls in excess of the original commitment.

5.	COMMITMENTS AND CONTINGENCIES

The managing member has incurred and will continue to incur organizational and offering expenses which are reimbursable from the Company, at 2% of total gross proceeds from the bond offerings. Organizational and offering costs include all costs and expenses to be paid by the Company in connection with the formation of the Company and the offering, including the Company’s legal, accounting, printing, mailing and filing fees, charges of our escrow agent, reimbursement of our dealer manager and participating broker-dealers for due diligence expenses, and other costs in connection with administrative oversight of the offering and the marketing process. The organizational and offering costs are not represented on the Company’s financial statements due to these being contingent upon a successful completion of the bond offerings. The Company will begin to accrue organizational and offering expenses when proceeds from the offering are received. The Company will expense organization costs when incurred. As of June 30, 2024, there have been approximately $35,000 of organizational costs incurred by the managing member.

The Company has provided general indemnifications to the Managing Member, any affiliate of the managing member and any person acting on behalf of the managing member or that affiliate when they act, in good faith, in the best interest of the Company. The Company is unable to develop an estimate of the maximum potential amount of future payments that could potentially result from any hypothetical future claim but expects the risk of having to make any payments under these general business indemnifications to be remote.

6.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through June 30, 2024, which is the date the financial statements were available to be issued.

F-20

MCI Development 1, LLC

Balance Sheet

	December 31, 2023	June 30, 2024
Assets
Total assets	$–	$–

Liabilities and Members’ Capital
Total liabilities	$–	$–

Total members’ capital	$–	$–
Total liabilities and members’ capital	$–	$–

The accompanying notes are an integral part of these financial statements.

F-21

MCI Development 1, LLC

Statement of Operations and Changes in Members’ Capital

	Year Ended December 31, 2023	Quarter Ended June 30, 2024
Revenue
Total revenue	$–	$–

Expenses
Total expenses	$–	$–

Net income (loss)	$–	$–

Members’ capital, Beginning of Period	$–	$–

Members’ capital, End of Period	$–	$–

The accompanying notes are an integral part of these financial statements.

F-22

MCI Development 1, LLC

Statement of Cash Flows

	Year Ended December 31, 2023	Quarter Ended June 30, 2024
Cash flows from operating activities
Net income (loss)	$–	$–

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities	$–	$–

Net cash provided by (used in) operating activities	$–	$–

Cash flows from financing activities
Net cash provided by (used in) financing activities	$–	$–

Cash flows from investing activities
Net cash provided by (used in) investing activities	$–	$–

Net change in cash and cash equivalents
Cash and cash equivalents	$–	$–

Cash and cash equivalents, end of period	$–	$–

The accompanying notes are an integral part of these financial statements.

F-23

MCI Development 1, LLC

NOTES TO FINANCIAL STATEMENTS

1.	NATURE OF BUSINESS

MCI Development 1, LLC (the Company), is a Wyoming limited liability company formed for the acquisition of: (A) parcels of real property (including but not limited to raw/unentitled land and/or finished lots) (i) for development into single-family residential lots, (ii) for the construction of single-family homes to be marketed and sold to homebuyers, (iii) for the construction of condominiums to be marketed and sold to homebuyers, and (iv) for the development and/or construction of multi-family residential communities, (v) for the development and/or construction of storage facilities, retail, and/or other commercial real estate assets, or mixed-use properties; (B) the acquisition of existing single-family homes to be redeveloped, renovated, and/or repositioned for marketing and sale; (C) the acquisition of existing multi- family properties to be redeveloped, renovated, and/or repositioned for marketing and sale, and/or (D) the acquisition of existing commercial properties to be redeveloped, renovated, and/or repositioned for marketing and sale.

The Company was formed on August 26, 2022, and has not commenced operations.

The Company’s operational activity will be derived from the sale of land and property which has been acquired, developed and constructed through debt financing from MCI Income Fund VII, LLC, third party lenders, as well as capital contributions from the Company’s members, pursuant to the capital call provisions of its limited liability company agreement. Construction, development, marketing and sales services associated with projects undertaken by the Company will be provided by contracted vendors, which may be affiliates of Megatel Capital Investment, LLC or third parties, pursuant to contractual arrangements agreed to at the time such services are engaged.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

Member Liability

A member is not personally liable or bound for the expenses, liabilities or obligations of the Company beyond the amount of such member’s capital contributions as defined in the company agreement. No member shall be obligated to provide additional capital contributions outside the “original capital contribution” made upon admission to the Company or to make a loan to the Company.

Cash

The Company considers all highly liquid investments with an original maturity of three months or less when purchased, to be cash. The Company maintains cash balances in financial institution transactional accounts in Texas, which at times may exceed insured limits. The Company is exposed to credit risk due to current market conditions but has not experienced any loss in such accounts and does not anticipate any loss as a result of such credit risk.

Inventory

Inventory is stated at the lower of cost and net realizable value. Net realizable value is equal to the estimated sales price of the property in the ordinary course of business, less reasonably predictable costs of completion. Inventory includes the costs of lot acquisition and construction costs, capitalized interest, real estate taxes and direct overhead costs incurred during the development and construction of the property. As of June 30, 2024, the Company had no costs capitalized for the purchase of development/construction of the properties held in inventory.

F-24

MCI Development 1, LLC

NOTES TO FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

Revenue and associated profits from the sales of the properties are recognized at the time of the closing of a sale, when title to and possession of the property are transferred to the purchaser. The Company’s performance obligation to deliver the agreed-upon property, is generally satisfied in less than one year from the original contract date.

For the period ending June 30, 2024 and the period of August 26, 2022 (inception) through June 30, 2023, there were no sales or associated profits generated from the sale of properties by the Company.

Expense Recognition

All costs incurred during the development and construction of the property are capitalized and recorded as inventory and recognized as cost of sales upon closing of the property. Costs incurred after the properties are completed are charged to selling, general and administrative (“SG&A”) as incurred. Operating and other related expense are expensed as incurred.

For the period ended June 30, 2024, and the period of August 26, 2022 (inception) through June 30, 2023, the Company did not have any sales of properties charged to cost of sales, did not incur any SG&A costs for completed properties, or incur any operating or other related expenses.

Income Taxes

The Company has elected to be taxed as a partnership. In lieu of corporation income taxes, the members of the Company are responsible for their pro-rata share of The Company’s taxable income.

The Company evaluates tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met. Management has evaluated the Company’s tax positions and concluded that the Company has taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance. The Company recognizes accrued interest and penalties associated with uncertain tax positions as part of the income tax provision. No interest and penalties have been accrued as of June 30, 2024.

Use of Estimates

In preparing the Company’s financial statements, management is required to make estimates and assumptions that affect the amounts in the financial statements and accompanying notes. Actual results could differ from these estimates. It is at least reasonably possible that the estimates will change materially in the near term.

As of June 30, 2024, the Company does not have any notes payable.

3.	MEMBERS’ EQUITY

The operations of the Company are governed by the Company agreement. No members will be liable for additional calls in excess of the original commitment.

F-25

MCI Development 1, LLC

NOTES TO FINANCIAL STATEMENTS

5.	MEMBERS’ EQUITY (CONTINUED)

The operating agreement provides detailed provisions regarding the allocation of net income and losses among the members of the Company. Generally, items of income and expense are allocated among members in proportion to their applicable membership interests. Members of the Company should refer to the operating agreement for a complete description of the membership provisions.

6.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through June 30, 2024, which is the date the financial statements were available to be issued.

F-26

Independent Auditors’ Report

To the Members

MCI Income Fund VII, LLC

Report on the Financial Statements

We have audited the accompanying financial statements of MCI Income Fund VII, LLC (the “Company”), which comprise the balance sheets as of December 31, 2023 and 2022, and the related statements of operations and changes in members’ capital and cash flows for the year then ended, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MCI Income Fund VII, LLC as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of MCI Income Fund VII, LLC and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about MCI Income Fund VII, LLC’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

F-27

Auditors’ Responsibilities for the Audit of the Financial Statements (Continued)

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of MCI Income Fund VII, LLC’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about MCI Income Fund VII, LLC’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Dallas, Texas

April 18, 2024

F-28

MCI Income Fund VII, LLC

Balance Sheet

	December 31, 2022	December 31, 2023
Assets
Total assets	$–	$–

Liabilities and Members’ Capital
Total liabilities	$–	$–

Total members’ capital	–	–
Total liabilities and members’ capital	$–	$–

The accompanying notes are an integral part of these financial statements.

F-29

MCI Income Fund VII, LLC

Statement of Operations and Changes in Members’ Capital

	Year Ended December 31, 2022	Year Ended December 31, 2023
Revenue
Total revenue	$–	$–

Expenses
Total expenses	–	–

Net income (loss)	$–	$–

Members’ capital, Beginning of Period	$–	$–

Members’ capital, End of Period	$–	$–

The accompanying notes are an integral part of these financial statements.

F-30

MCI Income Fund VII, LLC

Statement of Cash Flows

	Year Ended December 31, 2022	Year Ended December 31, 2023
Cash flows from operating activities
Net income (loss)	$–	$–

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities

Net cash provided by (used in) operating activities	$–	–

Cash flows from financing activities
Net cash provided by (used in) financing activities	$–	–

Cash flows from investing activities
Net cash provided by (used in) investing activities	$–	–

Net change in cash and cash equivalents
Cash and cash equivalents, beginning of year	–	–

Cash and cash equivalents, end of year	$–	$–

The accompanying notes are an integral part of these financial statements.

F-31

MCI Income Fund VII, LLC

NOTES TO FINANCIAL STATEMENTS

1.	NATURE OF BUSINESS

MCI Income Fund VII, LLC (the Company), is a Delaware limited liability company formed to originate loans collateralized by residential and commercial real estate in the United States of America. The Company’s plan is to originate, acquire, and manage residential and commercial real estate loans and securities. Megatel Capital Investments, LLC is the Manager of the Company. The Company is headquartered in Dallas, Texas.

The Company was formed on August 26, 2022 and has not commenced operations. The Company anticipates raising a maximum of $75 million of capital in the form of bonds pursuant to an exemption from registration under the amendments to Regulation A (“Regulation A”) of the Jumpstart Our Business Startups Act of 2020 (the “JOBS act”), which amended section 3(b) of the Securities Act of 1933. The Company’s term is indefinite as of December 31, 2023.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

Member Liability

A member is not personally liable or bound for the expenses, liabilities or obligations of the Company beyond the amount of such member’s capital contributions as defined in the company agreement. No member shall be obligated to provide additional capital contributions outside the “original capital contribution” made upon admission to the Company or to make a loan to the Company.

Cash

The Company considers all highly liquid investments with an original maturity of three months or less when purchased, to be cash. The Company maintains cash balances in financial institution transactional accounts in Texas, which at times may exceed insured limits. The Company is exposed to credit risk due to current market conditions but has not experienced any loss in such accounts and does not anticipate any loss as a result of such credit risk.

Notes Receivable and Allowance for Losses

Notes receivable are stated at unpaid principal balances. Interest on the notes receivable is recognized over the term of the note and is calculated using the simple-interest method on principal amounts outstanding.

Notes receivable are charged-off to expense when they are deemed uncollectible. Management’s periodic evaluation of uncollectible notes receivable is based on past loss experience, known and other risks inherent in the portfolio, specific impaired notes receivable, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral, and current economic conditions.

The Company considers a note uncollectible when based on current information or factors, it is probable that the Company will not collect the principal and interest payments according to the note agreement. Management considers many factors in determining whether a note is impaired, such as payment history and value of collateral. As of December 31, 2023, no notes receivable have been issued or determined to be uncollectible by the Company.

Bonds Payable

The Company issued bonds will be held as a liability upon the effective date of closing. The bond interest will be expensed on an accrual basis.

F-32

MCI Income Fund VII, LLC

NOTES TO FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition

Revenue is derived from interest income earned on notes receivable from related parties. Interest income is recognized on the accrual basis of accounting, based on the terms of the note receivable agreement. As of December 31, 2023, the Company has not issued any notes receivable due from related parties and has not recognized any interest income.

Expense Recognition

Operating and other related expense are recorded on an accrual basis as incurred.

Income Taxes

The Company has elected to be taxed as a partnership. In lieu of corporation income taxes, the members of the Company are responsible for their pro-rata share of The Company’s taxable income.

The Company evaluates tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met. Management has evaluated the Company’s tax positions and concluded that the Company has taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance. The Company recognizes accrued interest and penalties associated with uncertain tax positions as part of the income tax provision. No interest and penalties have been accrued as of December 31, 2023.

Use of Estimates

In preparing the Company’s financial statements, management is required to make estimates and assumptions that affect the collectability of the notes receivable – related parties and the accrued interest on the notes payable, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. It is at least reasonably possible that the estimates will change materially in the near term.

Allocation of Net Income and Loss

The operating agreement provides detailed provisions regarding the allocation of net income and losses among the members of the Company. Generally, items of income and expense are allocated among members in proportion to their applicable membership interest. Members of the Company should refer to the operating agreement for a complete description of the membership provisions.

3.	BONDS PAYABLE

After the close of the initial bond issuance and first full quarter of operations, the Company anticipates making monthly interest payments to the A and B bondholders at a rate of 7.00% - 9.00% and 7.50% - 9.50% per annum, respectively. The bonds will be secured by the underlying liens form the loans made to related parties.

The bonds will mature on June 30th of the fourth year following the initial year of issuance of the applicable series of bonds. The bonds will automatically renew at the same interest rate for two additional three-year terms, unless redeemed upon maturity at the Company’s or bondholder’s election.

F-33

MCI Income Fund VII, LLC

NOTES TO FINANCIAL STATEMENTS

3.	BONDS PAYABLE (Continued)

The bonds will be redeemable beginning July 1, 2025 at a rate of 10.0% per quarter unless the load from issuing the bonds has not been fully recovered, then the bonds will redeem at 5% per quarter.

As of December 31, 2023, the Company has not issued any bonds.

4.	MEMBERS’ EQUITY

The operations of the Company are governed by the Company agreement. The common member of the Company is MCI Holdings, LLC. The common member of the Company is responsible for all management and decisions of the Company. No members will be liable for additional calls in excess of the original commitment.

5.	COMMITMENTS AND CONTINGENCIES

The managing member has incurred and will continue to incur organizational and offering expenses which are reimbursable from the Company, at 2% of total gross proceeds from the bond offerings. Organizational and offering costs include all costs and expenses to be paid by the Company in connection with the formation of the Company and the offering, including the Company’s legal, accounting, printing, mailing and filing fees, charges of our escrow agent, reimbursement of our dealer manager and participating broker-dealers for due diligence expenses, and other costs in connection with administrative oversight of the offering and the marketing process. The organizational and offering costs are not represented on the Company’s financial statements due to these being contingent upon a successful completion of the bond offerings. The Company will begin to accrue organizational and offering expenses when proceeds from the offering are received. The Company will expense organization costs when incurred. As of December 31, 2023, there have been approximately $35,000 of organizational costs incurred by the managing member.

The Company has provided general indemnifications to the Managing Member, any affiliate of the managing member and any person acting on behalf of the managing member or that affiliate when they act, in good faith, in the best interest of the Company. The Company is unable to develop an estimate of the maximum potential amount of future payments that could potentially result from any hypothetical future claim but expects the risk of having to make any payments under these general business indemnifications to be remote.

6.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through April 18, 2024, which is the date the financial statements were available to be issued.

F-34

Independent Auditors’ Report

To the Members

MCI Development 1, LLC

Report on the Financial Statements

We have audited the accompanying financial statements of MCI Development 1, LLC (the “Company”), which comprise the balance sheets as of December 31, 2023 and 2022, and the related statements of operations and changes in members’ capital and cash flows for the year ended December 31, 2023 and for the period of August 26, 2022 (Inception) through December 31, 2022, and the related notes to the financial statements.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MCI Development 1, LLC as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of MCI Development 1, LLC and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about MCI Development 1, LLC’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

F-35

Auditors’ Responsibilities for the Audit of the Financial Statements (Continued)

In performing an audit in accordance with generally accepted auditing standards, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of MCI Development 1, LLC’s internal control. Accordingly, no such opinion is expressed.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about MCI Development 1, LLC’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Dallas, Texas

May 24, 2024

F-36

MCI Development I, LLC

Balance Sheet

	December 31, 2022	December 31, 2023
Assets
Total assets	$–	$–

Liabilities and Members’ Capital
Total liabilities	$–	$–

Total members’ capital	–	–
Total liabilities and members’ capital	$–	$–

The accompanying notes are an integral part of these financial statements.

F-37

MCI Development 1, LLC

Statement of Operations and Changes in Members’ Capital

	For the period August 26, 2022 (Inception) through December 31, 2022	Year Ended December 31, 2023

Revenue
Total revenue	$–	$–

Expenses
Total expenses	–	–

Net income (loss)	$–	$–

Members’ capital, Beginning of Period	$–	$–

Members’ capital, End of Period	$–	$–

The accompanying notes are an integral part of these financial statements.

F-38

MCI Development 1, LLC

Statement of Cash Flows

	For the period August 26, 2022 (Inception) through December 31, 2022	Year Ended December 31, 2023

Cash flows from operating activities
Net income (loss)	$–	$–

Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities	–	–

Net cash provided by (used in) operating activities	–	–

Cash flows from financing activities
Net cash provided by (used in) financing activities	–	–

Cash flows from investing activities
Net cash provided by (used in) investing activities	–	–

Net change in cash and cash equivalents
Cash and cash equivalents, Beginning of year	–	–

Cash and cash equivalents, end of year	$–	$–

The accompanying notes are an integral part of these financial statements.

F-39

MCI Development 1, LLC

NOTES TO FINANCIAL STATEMENTS

1.	NATURE OF BUSINESS

MCI Development 1, LLC (the Company), is a Wyoming limited liability company formed for the acquisition of: (A) parcels of real property (including but not limited to raw/unentitled land and/or finished lots) (i) for development into single-family residential lots, (ii) for the construction of single-family homes to be marketed and sold to homebuyers, (iii) for the construction of condominiums to be marketed and sold to homebuyers, and (iv) for the development and/or construction of multi-family residential communities, (v) for the development and/or construction of storage facilities, retail, and/or other commercial real estate assets, or mixed-use properties; (B) the acquisition of existing single-family homes to be redeveloped, renovated, and/or repositioned for marketing and sale; (C) the acquisition of existing multi- family properties to be redeveloped, renovated, and/or repositioned for marketing and sale, and/or (D) the acquisition of existing commercial properties to be redeveloped, renovated, and/or repositioned for marketing and sale.

The Company was formed on August 26, 2022, and has not commenced operations.

The Company’s operational activity will be derived from the sale of land and property which has been acquired developed and constructed through debt financing from MCI Income Fund VII, LLC, third party lenders, as well as capital contributions from the Company’s members, pursuant to the capital call provisions of its limited liability company agreement. Construction, development, marketing and sales services associated with projects undertaken by the Company will be provided by contracted vendors, which may be affiliates of Megatel Capital Investments, LLC or third parties, pursuant to contractual arrangements agreed to at the time such services are engaged.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

Member Liability

A member is not personally liable or bound for the expenses, liabilities or obligations of the Company beyond the amount of such member’s capital contributions as defined in the company agreement. No member shall be obligated to provide additional capital contributions outside the “original capital contribution” made upon admission to the Company or to make a loan to the Company.

Cash

The Company considers all highly liquid investments with an original maturity of three months or less when purchased, to be cash. The Company maintains cash balances in financial institution transactional accounts in Texas, which at times may exceed insured limits. The Company is exposed to credit risk due to current market conditions but has not experienced any loss in such accounts and does not anticipate any loss as a result of such credit risk.

Inventory

Inventory is stated at the lower of cost and net realizable value. Net realizable value is equal to the estimated sales price of the property in the ordinary course of business, less reasonably predictable costs of completion. Inventory includes the costs of lot acquisition and construction costs, capitalized interest, real estate taxes and direct overhead costs incurred during the development and construction of the property. As of December 31, 2023 and 2022, the Company had no costs capitalized for the purchase of development/construction of the properties held in inventory.

F-40

MCI Development 1, LLC

NOTES TO FINANCIAL STATEMENTS

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

Revenue and associated profits from the sales of the properties are recognized at the time of the closing of a sale, when title to and possession of the property are transferred to the purchaser. The Company’s performance obligation to deliver the agreed-upon property, is generally satisfied in less than one year from the original contract date.

For the year ended December 31, 2023 and the period of August 26, 2022 (inception) through December 31, 2022, there were no sales or associated profits generated from the sale of properties by the Company.

Expense Recognition

All costs incurred during the development and construction of the property are capitalized and recorded as inventory and recognized as cost of sales upon closing of the property. Costs incurred after the properties are completed are charged to selling, general and administrative (“SG&A”) as incurred. Operating and other related expense are expensed as incurred.

For the year ended December 31, 2023 and the period of August 26, 2022 (inception) through December 31, 2022, the Company did not have any sales of properties charged to cost of sales, did not incur any SG&A costs for completed properties, or incur any operating or other related expenses.

Income Taxes

The Company has elected to be taxed as a partnership. In lieu of corporation income taxes, the members of the Company are responsible for their pro-rata share of The Company’s taxable income.

The Company evaluates tax positions taken or expected to be taken in the course of preparing the Company’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met. Management has evaluated the Company’s tax positions and concluded that the Company has taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance. The Company recognizes accrued interest and penalties associated with uncertain tax positions as part of the income tax provision. No interest and penalties have been accrued as of December 31, 2023.

Use of Estimates

In preparing the Company’s financial statements, management is required to make estimates and assumptions that affect the amounts in the financial statements and accompanying notes. Actual results could differ from these estimates. It is at least reasonably possible that the estimates will change materially in the near term.

F-41

MCI Development 1, LLC

NOTES TO FINANCIAL STATEMENTS

3.	MEMBERS’ EQUITY

The operations of the Company are governed by the Company agreement. Company. No members will be liable for additional calls in excess of the original commitment.

The operating agreement provides detailed provisions regarding the allocation of net income and losses among the members of the Company. Generally, items of income and expense are allocated among members in proportion to their applicable membership interests. Members of the Company should refer to the operating agreement for a complete description of the membership provisions.

4.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through May 24, 2024, which is the date the financial statements were available to be issued.

F-42

PART III - EXHIBITS

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

(1)(a)	Managing Broker-Dealer Agreement by and between Primus Financial Services, LLC and MCI Income Fund VII, LLC *

(2)(a)	Certificate of Formation of MCI Income Fund VII, LLC *

(2)(b)	Limited Liability Company Agreement of MCI Income Fund VII, LLC *

(3)(a)	Form of Indenture *

(3)(b)	Form of Class A Bond, as amended

(3)(c)	Form of Class B Bond, as amended

(3)(d)	Pledge and Security Agreement *

(3)(e)	Form of Promissory Note *

(3)(f)	First Amendment to Indenture

(4)	Subscription Agreement

(11)(a)	Consent of Lane Gorman Trubitt, LLC, MCI Development 1, LLC - dated June 28, 2024 *

(11)(b)	Consent of Lane Gorman Trubitt, LLC, MCI Income Fund VII, LLC - dated June 28, 2024 *

(12)	Opinion of Whiteford, Taylor & Preston, LLP regarding legality of the Bonds *

(99)	MCI Income VII, LLC Loan Policies and Procedures *

__________________________

*	Previously filed.

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas on September 26, 2024.

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	MCI HOLDINGS, LLC
Its: Sole Member

	By:	/s/ Arash Afzalipour
Name: Arash Afzalipour
Its: Co-President

	By:	/s/ Armin Afzalipour
Name: Armin Afzalipour
Its: Co-President

By: /s/ Armin Afzalipour

Name: Armin Afzalipour

Its: Co-President

(Principal Executive Officer)

By: /s/ Richard Wygle

Name: Richard Wygle

Its: Chief Financial Officer

(Principal Financial Officer and Principal Accounting Officer)

III-2